As filed with the Securities and Exchange Commission on February 26, 1998


                                                      Registration No. 333-43999

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to


                                    FORM S-2
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                          -----------------------------

                       BOSTON RESTAURANT ASSOCIATES, INC.
             (Exact Name Of Registrant As Specified In Its Charter)

            Delaware                           5812                    61-1162263
(State or Other Jurisdiction Of    (Primary Standard Industrial    (I.R.S. Employer
Incorporation Or Organization)    Classification Code Number)    Identification Number)

                             999 Broadway, Suite 400
                                Saugus, MA 01906
                                 (781) 231-7575
                    ----------------------------------------
          (Address, Including Zip Code, And Telephone Number, Including
             Area Code, Of Registrant's Principal Executive Offices)

                              George R. Chapdelaine
                      President and Chief Executive Officer
                             999 Broadway, Suite 400
                                Saugus, MA 01906
                                 (781) 231-7575
                    ----------------------------------------
            (Name, Address, Including Zip Code, And Telephone Number,
                   Including Area Code, Of Agent For Service)

                                 With Copies to:
                             David H. Murphree, Esq.
                         Brown, Rudnick, Freed & Gesmer
                              One Financial Center
                           Boston, Massachusetts 02111
                               Tel: (617) 856-8200

                    ----------------------------------------


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



================================================================================

                                2,006,277 Shares

                       BOSTON RESTAURANT ASSOCIATES, INC.

                                  Common Stock


     Boston Restaurant Associates, Inc., a Delaware corporation ("BRAI" or the "Company"), is distributing to the holders of record of the Company's outstanding Common Stock, par value $.01 per share ("Common Stock"), at the close of business on February 18, 1998 (the "Record Date") non-transferable subscription rights (the "Rights") to subscribe for and purchase an aggregate of up to 2,006,277 additional shares of its Common Stock (the "Shares") at a subscription price of $1.00 per share (the "Subscription Price").

     Each holder of record of Common Stock on the Record Date will receive .4 Rights for each share of Common Stock held (or one Right for every 2.5 shares of Common Stock). The Rights will be evidenced by non-transferable certificates and will expire at 5:00 p.m., Eastern Standard Time, on March 20, 1998, unless extended for up to five days. No fractional Rights will be distributed, or cash in lieu paid, by BRAI. The number of Rights distributed by BRAI to each record holder will be rounded down to the nearest whole number.


     Each of the Shares purchasable upon exercise of the Rights is identical to the shares of the Common Stock of BRAI currently trading on the Nasdaq SmallCap Market under the symbol "BRAI". On February 25, 1998, the closing price per share of the Common Stock as reported on the NASDAQ SmallCap Market was $1.625.

     To the extent that Rights are not exercised, the Company will offer any remaining Shares first to certain employees and second to stockholders who have indicated a desire to exercise the Oversubscription Privilege. See "The Offering
- Employee Subscription Privilege" and "- Oversubscription Privilege." The offering of the Shares both to existing stockholders through the issuance of the Rights and to employees is referred to herein as the "Offering." A subscription to purchase Shares in the Offering is irrevocable.



          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 7.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
         COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.


-------------------------------------------------------------------------------
                                     Underwriting Discounts
                   Price to Public      and Commissions      Proceeds to BRAI(1)
Per Share          $1.00                     $0              $1.00
Total Minimum(2)   $1,247,106                $0              $1,247,106
Total Maximum      $2,006,277                $0              $2,006,277
-------------------------------------------------------------------------------

(1)  Before deducting estimated expenses of $200,000 payable by the Company.
(2) No subscriptions will be accepted from any investor unless a minimum of 1,247,106 Shares (the "Minimum Amount") are sold. However, each of the members of the Board of Directors has on the date of this Prospectus exercised his or her entire Basic Subscription Privilege for a total of 777,106 Shares and three directors have exercised Oversubscription Privileges for an additional 470,000 Shares, for a total of 1,247,106.

                The date of this Prospectus is February 26, 1998

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, and at the Commission's regional offices at CitiCorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information filed by the Company can be inspected at the offices of the Boston Stock Exchange, Inc., One Boston Place, Boston, Massachusetts 02100 and at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding issuers such as the Company that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-2 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and to the schedules and exhibits filed therewith. Statements contained in this Prospectus as to the contents of certain documents are not necessarily complete, and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement, including the exhibits thereto, may be inspected without charge at the Commission's offices described above, and copies of all or any part thereof may be obtained from the Commission upon payment of certain fees prescribed by the Commission.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The following documents previously filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this
Prospectus:

     (i) the Company's Annual Report on Form 10-KSB for the year ended April 27, 1997;
     (ii) the Company's Proxy Statement as filed with the Commission on August 4, 1997;
     (iii) the Company's Quarterly Report on Form 10-QSB for the quarter ended October 26, 1997; and
     (iv) the Company's Quarterly Report on Form 10-QSB for the quarter ended July 27, 1997; as filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act").


          Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement of which it is a part to the extent that a statement contained herein modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, in its unmodified form, to constitute a part of this Prospectus.

              "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES
                          LITIGATION REFORM ACT OF 1995
              ----------------------------------------------------

          Forward-looking statements in this Prospectus, including without limitation statements relating to the adequacy of the Company's resources, expansion plans and franchising opportunities, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation: potential quarterly fluctuations in the Company's operating results; seasonality of sales; competition; risks associated with expansion; the Company's reliance on key risks associated with expansion; the Company's reliance on key employees; risks generally associated with geographic concentration of the industry; risks associated with geographic concentration of the Company's restaurants; risks associated with serving alcoholic beverages; and other risks and uncertainties indicated from time-to-time in the Company's filings with the Securities and Exchange Commission.

================================================================================

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial data (including the financial statements and the notes thereto) appearing elsewhere in or incorporated by reference into this Prospectus.


The Company


     The Company owns and operates a chain of eight pizzerias under the name Pizzeria Regina(R), six in Massachusetts, one in New Jersey and one in Virginia. Founded in 1926, the original Pizzeria Regina has served its signature Neapolitan style, thin crust pizza, prepared in gas-fired brick ovens, for more than 70 years. The Company believes that the Pizzeria Regina pizza and brand name are local symbols of superior and distinctive pizza. See "Business."

     During the next 36 months, the Company plans to open up to 10 additional Pizzeria Regina food court kiosks in high volume suburban retail malls, including both Company owned and franchised pizzerias. The Company believes that mall owners are changing their strategies and retrofitting malls to emphasize food courts that feature premium quality, fast service menu items. As a result, the Company believes that food court kiosks in these malls represent an attractive vehicle for increasing distribution of its premium brick oven pizza. The Company recently entered into two leases for new food court sites. In addition, the Company is actively seeking franchisees and has filed a Uniform Franchise Offering Circular in certain states. See "Business."


     The Company's executive offices are located at 999 Broadway, Saugus, MA 01906, telephone: (781) 231-7575.

The Offering


The Rights Offering                     BRAI is distributing to holders of
                                        record of Common Stock at the close of
                                        business on February 18, 1998 (the
                                        "Record Date") non-transferable
                                        subscription rights (the "Rights") to
                                        subscribe for and purchase additional
                                        shares of BRAI. Each holder of BRAI
                                        Common Stock will receive .4
                                        non-transferable Rights for each share
                                        of BRAI Common Stock held of record on
                                        the Record Date, rounded down to the
                                        nearest whole Right (the "Rights
                                        Offering"). Up to an aggregate maximum
                                        of 2,006,277 Rights will be distributed
                                        pursuant to the Rights Offering. Each
                                        Right will be exercisable for one share
                                        of BRAI Common Stock. An aggregate of
                                        2,006,277 shares of BRAI Common Stock
                                        has been reserved for issuance upon
                                        exercise of the Rights. See "The
                                        Offering."

Record Date                             February 18, 1998.

Expiration Date                         The Rights will expire at 5:00 p.m. EST
                                        on March 20, 1998, or on such later date as the Company may determine, up to March 25, 1998. See "The
                                        Offering-Expiration Date."


Basic Subscription
Privilege                               Rights holders are entitled to purchase
                                        one share of BRAI Common Stock for each
                                        Right held (the "Basic Subscription
                                        Privilege"). See "The Offering - Basic
                                        Subscription Privilege."



Oversubscription
Privilege                               Each holder of Rights who elects to
                                        exercise his Basic Subscription
                                        Privilege may also subscribe for any
                                        number of additional Shares not
                                        subscribed for through the Basic
                                        Subscription Privilege and the Employee
                                        Subscription Privilege described below
                                        ("Excess Shares"). If the Excess Shares
                                        are not sufficient to satisfy all
                                        subscriptions pursuant to the
                                        Oversubscription Privilege, the Excess
                                        Shares will be allocated among those
                                        exercising the Oversubscription
                                        Privilege in proportion to the number of shares each has purchased pursuant to the Basic
                                        Subscription Privilege and the Employee
                                        Subscription Privilege. See "The
                                        Offering - Oversubscription Privilege."


Employee Subscription
Privilege                               Persons who were non-director employees
                                        of the Company both on January 1, 1997
                                        and on the Record Date shall be offered
                                        the first opportunity to purchase Shares not purchased through the exercise of the Basic Subscription Privilege, up to an aggregate of 100,000 shares (the
                                        "Employee Subscription Privilege"). See
                                        "The Offering - Employee Subscription
                                        Privilege."


Minimum Amount and
Director Subscriptions                  The Minimum Amount which must be raised
                                        in this Offering before any
                                        subscriptions may be accepted is
                                        $1,247,106 (the "Minimum Amount"). If
                                        the Minimum Amount is not subscribed for by the Expiration Date, all subscription monies will be promptly refunded to subscribers without interest or deduction. However, the directors have on the date of this Prospectus executed subscriptions for a number of Shares equal to the Minimum Amount. See "The
                                        Offering - Minimum Amount and Director
                                        Subscriptions."



Subscription Price                      The purchase price for all Shares
                                        purchased, whether pursuant to the Basic
                                        Subscription Privilege, the
                                        Oversubscription Privilege, the Employee
                                        Subscription Privilege or the Directors'
                                        Commitment, will be $1.00 in cash per
                                        share (the "Subscription Price"). See
                                        "The Offering - The Rights Offering."

Common Stock Outstand-
ing After Offering                      7,021,970 shares, exclusive of shares
                                        issuable upon exercise of stock
                                        warrants, stock options or conversion of convertible securities outstanding as of the Record Date, assuming all Shares offered hereby are sold. See "Dilution."

Transferability
of Rights                               The Rights are not transferable, except
                                        by operation of law in the event of
                                        death or dissolution of the Record Date
                                        holder. See "The Offering - The Rights
                                        Offering."


Procedure for Exercise                  Basic Subscription Privileges and
                                        Oversubscription Privileges may be
                                        exercised by properly completing a
                                        Subscription Certificate evidencing the
                                        Rights (a "Subscription Certificate")
                                        and forwarding the Subscription
                                        Certificate, together with payment of
                                        the Subscription Price for each Share
                                        subscribed for pursuant to the Basic
                                        Subscription Privilege and
                                        Oversubscription Privilege, to the
                                        Subscription Agent on or prior to the
                                        Expiration Date. If the mail is used to
                                        forward Subscription Certificates, it is recommended that insured, registered mail be used. Alternatively, the
                                        Guaranteed Delivery Procedures as
                                        described in "The Offering - Exercise of
                                        Rights" may be used. Once a holder of
                                        Rights has exercised the Basic
                                        Subscription Privilege or the
                                        Oversubscription Privilege, that
                                        exercise may not be revoked. See "The
                                        Offering - No Revocation."

Procedure for Foreign
 Stockholders                           Subscription Certificates will not be
                                        mailed to holders of BRAI Common Stock
                                        whose addresses are outside the United
                                        States or who have an APO or FPO
                                        address, but will be held by the
                                        Subscription Agent for their account. To exercise the Rights represented thereby, such holders must notify the
                                        Subscription Agent by completing an
                                        International Holder Subscription Form,
                                        which will be delivered to such holders
                                        in lieu of a Subscription Certificate,
                                        and sending it by mail or telecopy to
                                        the Subscription Agent. See "The
                                        Offering - Foreign and Certain Other
                                        Stockholders."

Persons Holding
Through Others                          Persons holding BRAI Common Stock and
                                        receiving the Rights distributable with
                                        respect thereto through a broker,
                                        dealer, commercial bank, trust company
                                        or other nominee, as well as persons
                                        holding stock certificates personally
                                        who would prefer to have such
                                        institutions effect transactions
                                        relating to the Rights on their behalf,
                                        should contact the appropriate
                                        institution or nominee and request it to effect the transactions for them. See
                                        "The Offering - Exercise of Rights."


Issuance of Certificates                Certificates representing BRAI Common
                                        Stock purchased pursuant to the Offering will be delivered to subscribers as soon as practicable after the eighth business day following the Expiration Date. See
                                        "The Offering - Exercise of Rights."

Use of Proceeds                         General corporate purposes, repayment of
                                        indebtedness and opening of additional
                                        locations See "Use of Proceeds."


Subscription Agent                      American Stock Transfer & Trust Company.


================================================================================

                                  RISK FACTORS

     An investment in the shares being offered hereby involves a high degree of risk. Accordingly, prospective investors should consider carefully the following risk factors, in addition to the other information in this Prospectus, in evaluating an investment in the shares offered hereby.


Risks Related to Planned Expansion

     The Company intends to open additional Pizzeria Regina food court or in-line restaurants. During the next 36 months the Company plans to open up to 10 additional food court kiosks in high volume retail malls, including both Company owned and franchised pizzerias. The Company's ability to open additional Company restaurants and acquire franchises will depend upon a number of factors such as identifying satisfactory sites, negotiating satisfactory leases, securing requisite governmental permits and approvals, adequate supervision of construction, and recruiting and training management personnel, some of which are beyond the control of the Company. There can be no assurance that the Company will be able to open any of its planned new restaurants within budget or on a timely basis, if at all, or that any of the new restaurants will operate profitably. If the Company is unable to expand as planned, it may reduce the Company's ability to increase profitability. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operation" in the Company's Form 10-KSB.

Possible Need of Additional Funding; Effect of Undersubscription


      The Company believes that its anticipated cash flow from operations, together with the proceeds of this Offering, if it is fully subscribed, will be sufficient to fund its working capital needs and expansion plans for at least the 12 months following the date of this Prospectus. However, there can be no assurance that this will be the case. Changes in the Company's business or its business plan could affect its capital requirements. Moreover, there can be no assurance that the Company will have sufficient revenues after the end of that 12 month period to continue to fund its expansion plans and other operating requirements. If only the Minimum Amount is raised, the Company would have sufficient funds for working capital, but the Company's expansion plans would be adversely affected. In the event the Company requires additional financing, there can be no assurance that the Company would be able to obtain financing on favorable terms, if at all, and in the event that the Company requires additional financing, failure to do so could have a material adverse effect on the Company's business. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" in the Company's Form 10-KSB.



Risks of Restaurant Industry

     The Company's future performance will be subject to a number of factors that affect the restaurant industry generally, including (i) the highly competitive nature of the restaurant industry, (ii) general and local economic conditions, (iii) changes in tastes and eating and drinking habits, (iv) changes in tax laws that affect the deductibility of business related meals, (v) changes in food costs due to shortages, inflation or other causes, (vi) population and traffic patterns, (vii) demographic trends, (viii) general employment and wage and benefit levels in the restaurant industry, which may be affected by changes in federal and local minimum wage requirements or by federally or locally mandated health insurance, and (ix) the number of people willing to work at or near the minimum wage. See "Business - Competition" in the Company's Form 10-KSB.


Risks of Franchising

     Franchising operations present numerous risks, and the Company faces vigorous competition from other similar type restaurant chains in attracting and retaining suitable franchisees. The Company is subject to regulation by the Federal Trade Commission and must comply with certain state laws that govern the offering, sale, and termination of franchises and the refusal to renew franchises. The Company has limited experience in franchising restaurants. Franchisees' failure to maintain the Company's high standards could adversely affect customer attitudes towards the Company's restaurants. Granting exclusive territory agreements may also limit future expansion opportunities for Company-owned restaurants. Franchise developers or franchisees may leave the franchise system at the end of the term of their development or franchise agreements or may attempt to terminate their agreements before the end of their terms, thereby reducing royalty revenues. Further, while franchising permits the Company to increase the geographic coverage of its restaurant system without substantial investments of capital, it also means that the Company may not have direct operational control over the Company's franchised restaurants. The Company has recently entered into an international agreement with a company controlled by a Company director to develop area franchises outside the Americas, anticipated to be principally Europe, the Far East and Pacific Rim. Under that agreement, the Company is obligated to pay a monthly management fee of $7,000 which may be deferred until the Company's franchising subsidiary achieves positive cash flow but all deferred amounts would be payable after achievement of positive cash flow. See "Business - Franchising."


Competition

     The restaurant business is highly competitive. Price, restaurant location, food quality, service and attractiveness of facilities are important aspects of competition, and the competitive environment is often affected by factors beyond the Company's or a particular restaurant's control, including changes in the public's tastes and eating and drinking habits, population and traffic patterns and local economic conditions. The Company's restaurants compete with a wide variety of restaurants ranging from national and regional restaurant chains (some of which have substantially greater financial resources than the Company) to locally-owned restaurants. There is also active competition for liquor licenses in certain markets and for advantageous commercial real estate sites suitable for restaurants. The Pizzeria Regina restaurants compete with other fast-service, high volume food providers on the basis of price, value, relationship, location, and speed of service. The Polcari's North End restaurant competes with other casual, full service restaurants primarily on the basis of menu selection, quality, price, service, ambiance and location. See "Business - Competition" in the Company's Form 10-KSB.

Dependence on Key Executive Officers

     The future success of the Company will depend in large part on the continued services of its President, George R. Chapdelaine, as well as on the Company's ability to attract and retain other qualified senior management personnel. The Company has retained the services of Mr. Chapdelaine through April 1999 pursuant to an employment agreement. The Company also has and intends to maintain key man life insurance in the amount of $2,000,000 on the life of Mr. Chapdelaine. See "Management" in the Company's Form 10-KSB.

Possibility of Nasdaq Delisting


     The Company's Common Stock currently is quoted on the Nasdaq SmallCap Market. The continued quotation of the Company's Common Stock will be conditioned upon the Company continuing to meet certain asset, capitalization or income tests and stock price tests established by The Nasdaq Stock Market, Inc. ("Nasdaq"). To maintain eligibility for continued quotation on the Nasdaq SmallCap Market, the Company would be required to maintain a bid price of at least $1.00 per share plus (i) net tangible assets in excess of $2.0 million, or
(ii) a market capitalization of at least $35.0 million or (iii) annual net income of $500,000. Although prior to this Offering the Company does not meet the net tangible assets test which became effective on February 23, 1998, if more than $1,666,000 is sold in this Offering, upon completion of the Offering the Company believes that it will meet that and the other tests set forth by Nasdaq. If the Company fails to raise at least $1,666,000 in this Offering or fails any of the other applicable tests, the Common Stock may be delisted from quotation on such system. The effects of delisting include the limited release of the market prices of the Company's securities and limited news coverage of the Company. Delisting may restrict investors' interest in the Common Stock and materially and adversely affect the trading market and prices for the Common Stock and the Company's ability to issue additional securities or to secure additional financing.


Geographic Concentration

     A total of seven of the Company's nine existing restaurants are located in Eastern Massachusetts, and one of the next two of the Company's restaurants is scheduled to open in Eastern Massachusetts. As a result, the Company's results of operations may be materially affected by changes in the Massachusetts economy. See "Business - General" and "- Expansion and Development Strategy."

Government Regulation


     Each of the Company's restaurants is subject to state and local laws and regulations governing health, sanitation and safety and the sale of alcoholic beverages. The selection of new restaurant sites is affected by federal, state and local laws and regulations regarding environmental matters, zoning and land use and the sale of alcoholic beverages. Varied requirements (particularly at the local level) may result in increases in the cost and time required for opening new restaurants, as well as increases in the cost of operating restaurants. Difficulties in obtaining necessary licenses or permits could cause delays in or cancellations of new restaurant openings. The failure to receive or retain, or a delay in obtaining, a food or liquor license in a particular location could adversely affect or cause the Company to terminate its operations at that location and could adversely affect the Company's business. The Company has not experienced any material violations or citations, and the Company has not experienced delays of more than thirty days in obtaining such licenses. See "Business - Government Regulation" in the Company's Form 10-KSB.


Dram Shop Liability

     The Company is subject to "dram shop" statutes, which generally provide that an individual injured by an intoxicated person has the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. The Company currently maintains dram shop insurance. There can be no assurance that dram shop insurance will continue to be available to the Company at commercially reasonable prices, if at all, or that such insurance, if maintained, will be sufficient to cover any claims against the Company for dram shop liability for which it may be held liable. See "Business - Government Regulation" in the Company's Form 10-KSB.

Control by Management

     Prior to this offering, the Company's executive officers, directors and their affiliates and members of their immediate families control the vote of approximately 38.5% of the outstanding shares of the Common Stock, of which 25.2% are held jointly by George R. Chapdelaine and John P. Polcari, Jr. as the Voting Trustees under an Amended and Restated Voting Trust Agreement dated April 28, 1994 (the "Voting Trust Agreement"). Those stockholders are able to control or exert substantial influence over actions requiring stockholder approval, including elections of the Company's directors, amendments to the Certificate of Incorporation, mergers, sales of assets or other business acquisitions or dispositions. The Voting Trust will remain in existence until April 29, 2004 unless earlier terminated by all of the beneficiaries of the Voting Trust. See "Security Ownership of Certain Beneficial Owners and Management" in the Company's August 7, 1997 Proxy Statement.

Volatility of Stock Price

     The Company's Common Stock is traded on the Nasdaq SmallCap Market and, compared to many other publicly traded companies, the Company is relatively small and has a relatively small average trading volume. Quarterly operating results of the Company or other restaurant companies, changes in general conditions in the economy, the restaurant industry, or the financial markets, or other developments affecting the Company, its competitors or the financial markets, could cause the market price of the Common Stock to fluctuate significantly. In addition, the stock market has recently experienced extreme price and volume fluctuations. These broad market fluctuations may adversely affect the market price of the Common Stock. See "Price Range of Common Stock."

Immediate Substantial Dilution

     Based upon the net tangible book value of the Company as of October 26, 1997, purchasers of the shares offered hereby will experience immediate substantial dilution of approximately 70% per share of Common Stock. See "Dilution."

                                 USE OF PROCEEDS



      The net proceeds to be received by the Company from the Offering, after deducting estimated offering expenses payable by the Company, are estimated to be approximately $1,047,000 if only the Minimum Amount is sold and $1,800,000 if the Maximum Amount is sold. The following table sets forth the estimated use of net proceeds if the Minimum Amount and the Maximum Amount of Shares are sold:

                                                                      Minimum           Maximum
                                                                      -------           -------
 Working capital and other general corporate purposes...........      $100,000          $100,000
 Repayment of certain indebtedness (1)..........................       500,000           500,000
 Opening of additional Pizzeria Regina locations................       447,000         1,200,000
                                                                    ----------        ----------
 Total..........................................................    $1,047,000        $1,800,000
                                                                    ==========        ==========

--------


(1) Convertible debentures bearing interest at variable rates of 10% through December 31, 1998, 12% through December 31, 1999, and 14% through December 31, 2011, payable semi-annually and convertible into the Company's Common Stock at a conversion rate of $1.25 per share. The debentures are due December 31, 2011. Proceeds of the debt have been used for the expansion of the Pizzeria Regina concept.

                                    DILUTION


      The net tangible book value of the Company as of October 26, 1997 is approximately $334,000, or $.07 per share. The net tangible book value per share is equal to the Company's total tangible assets less total liabilities, divided by the total number of shares of Common Stock outstanding. After giving effect to the Offering, and assuming the application of the estimated net proceeds (approximately $1,047,000 if the Minimum Amount is sold and $1,800,000 if the Maximum Amount is sold), the net tangible book value of the Company as of October 26, 1997 would be approximately $1,381,000 ($.22 per share) for the Minimum Amount, or $2,134,000 ($.30 per share) for the Maximum Amount. This represents an immediate increase in net tangible book value of $.15 per share and an immediate dilution of $.78 per share to persons purchasing Shares in this Offering assuming the Minimum Amount is sold and an immediate increase in net tangible book value of $.23 per share and an immediate dilution of $.70 per share to persons purchasing Shares in this Offering assuming the Maximum Amount is sold. The following table illustrates these transactions:





                                                          Minimum          Maximum
                                                          -------          -------
Subscription Price per share                                   $1.00           $1.00
     Net tangible book value per share as of
       October 26, 1997, before Offering                $.07              $.07
     Increase per share attributable to payments
       by persons purchasing in Offering                $.15              $.23
Net tangible book value per share as of
  October 26, 1997, after Offering                              $.22            $.30
                                                                ----            ----
Dilution per share, after Offering                              $.78            $.70
                                                                ====            ====



     The following tables summarize the number of shares of Common Stock purchased from the Company, the total consideration paid by existing shareholders and their predecessors and the total consideration to be paid by purchasers in this Offering:


                                               Minimum Amount Purchased
                                       Number  Percentage  Dollar    Percentage
                                      ------------------------------------------
Existing shares of BRAI Common Stock  5,015,693   80.1%   $9,112,215    88.0%
New stock issue (Minimum Amount)      1,247,106   19.9%   $1,247,106    12.0%
                                      ---------  ------  -----------   ------
                  Total               6,262,799  100.0%  $10,359,321   100.0%
                                      =========  ======  ===========   ======



                                               Maximum Amount Purchased
                                       Number  Percentage  Dollar    Percentage
                                      ------------------------------------------
Existing shares of BRAI Common Stock  5,015,693   71.4%   $9,112,215    82.0%
New stock issue (Maximum Amount)      2,006,277   28.6%   $2,006,277    18.0%
                                      ---------  ------  -----------   ------
                  Total               7,021,970  100.0%  $11,118,492   100.0%
                                      =========  ======  ===========   ======

                                  THE OFFERING

The Rights Offering

     The Company is distributing Rights to each holder of record of outstanding Common Stock on the Record Date. Stockholders will receive .40 Rights for each share of Common Stock held by them of record on the Record Date, rounded down to the nearest whole number. Each Right will entitle the holder to purchase one share of Boston Restaurant Associates, Inc. Common Stock at the Subscription Price of $1.00 per share. No fractional Rights or cash in lieu thereof will be issued or paid by the Company. These Rights are not transferable except by operation of law in the event of death or dissolution of the holder.


Expiration Date

     The Rights will expire at 5:00 P.M. Eastern Standard Time or March 20, 1998 unless the rights exercise period is extended by the Company for up to five additional days (as extended, the "Expiration Date"). After the Expiration Date, unexercised Rights will be null and void. The Company will not be obliged to honor any purported exercise of Rights received by the Subscription Agent after the Expiration Date, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below. Stockholders will be sent notice of any extension of the Expiration Date not later than four business days before the Expiration Date, and announcement of any extension will be made through a press release, a copy of which will be filed with the Securities and Exchange Commission under cover of Form 8-K.


Basic Subscription Privilege

     Each Right will entitle the holder thereof to receive, upon payment of the Subscription Price, one share of Boston Restaurant Associates, Inc. Common Stock (the "Basic Subscription Privilege"). Certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege will be delivered to subscribers as soon as practicable after the eighth business day following the Expiration Date.

Oversubscription Privilege

     Subject to the allocation described below, each Right also carries the right to subscribe for any number of the Excess Shares not subscribed for through the Basic Subscription Privilege and the Employee Subscription Privilege (the "Oversubscription Privilege"). If the Excess Shares are not sufficient to satisfy all subscription requests pursuant to the Oversubscription Privilege, the Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among those holders of Rights exercising the Oversubscription Privilege in proportion to the number of shares each beneficial holder exercising the Oversubscription Privilege has purchased pursuant to the Basic Subscription Privilege and the Employee Subscription Privilege; provided, however, that if that allocation results in any Rights holder being allocated a greater number of Excess Shares than such holder subscribed for pursuant to the exercise of the Oversubscription Privilege, then that holder will be allocated only such number of Excess Shares as he or she subscribed for, and the remaining Excess Shares will be allocated among all other holders exercising the Oversubscription Privilege. Only holders who exercise the Basic Subscription Privilege will be entitled to exercise the Oversubscription Privilege.

     Certificates representing shares of Common Stock purchased pursuant to the Oversubscription Privilege will be delivered to subscribers as soon as practicable after the eighth business day following the Expiration Date and after all prorations have been effected.


Minimum Amount and Director Subscriptions

      The Rights are being distributed and the Shares offered by the Company without the use of an underwriter or placement agent, except to a limited extent in Florida. See "--Current Prospectus and State Securities Law Restrictions" below. All subscriptions received will be placed in escrow with American Stock Transfer & Trust Company (the "Subscription Agent") until the Expiration Date and until the Subscription Agent completes any necessary allocations. See "--Exercise of Rights" below. If the Minimum Amount is not subscribed for by the Expiration Date, all subscription monies will be promptly refunded to subscribers without interest or deduction. However, the directors have on the date of this Prospectus executed subscriptions for a number of Shares equal to the Minimum Amount. Accordingly, absent a default on any of those subscriptions, the Company is assured of receiving the Minimum Amount.

Exercise of Rights


     Rights may be exercised by delivering to American Stock Transfer and Trust Company (the "Subscription Agent"), on or prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date, a properly completed and executed Subscription Certificate evidencing such Rights, with any required signatures guaranteed, together with payment in full of the Subscription Price for each Share subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege. A subscription to purchase Shares is irrevocable.


     Any bank, broker and other nominee holder of Rights who exercises the Basic Subscription Privilege and the Oversubscription Privilege on behalf of a beneficial owner of Rights will be required to certify to the Subscription Agent and the Company, in connection with the exercise of the Oversubscription Privilege, as to the aggregate number of Rights that have been exercised and the number of Shares that are being subscribed for pursuant to the Oversubscription Privilege by each beneficial owner of Rights on whose behalf that nominee holder is acting.




     The address to which the Subscription Certificates and payment of the Subscription Price should be delivered is:


                  American Stock Transfer & Trust Company
                  40 Wall Street
                  New York, New York  10005


     Normal Procedure. Payment must be made in full by either (a) a check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to American Stock Transfer and Trust Company, as Subscription Agent, or
(b) a wire transfer of funds to the account maintained by the Subscription Agent for such purpose at Chase Manhattan Bank, NA, 55 Water Street, New York, New York 10005, Account No. 610-093045. Any wire transfer of funds should clearly indicate the identity of the subscriber who is paying the Subscription Price by the wire transfer. The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U. S. bank or of any postal, telegraphic or express money order, or (iii) receipt of good funds in the Subscription Agent's account designated above. If paying by certified personal check, please note that the funds paid in that way may take up to five business days to clear. Accordingly, holders of Rights who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance to ensure that such payment is received and clears by the Expiration Date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds.

     Guaranteed Delivery Procedures. If a Rights holder wishes to exercise his or her Rights, but time will not permit the Subscription Certificate to reach the Subscription Agent on or prior to the Expiration Date, such Rights may nevertheless be exercised if all of the following conditions (the "Guaranteed Delivery Procedures") are met: (1) the holder has caused payment in full of the Subscription Price for each Share being subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege to be received (in the manner set forth above) by the Subscription Agent on or prior to the Expiration Date; (2) the Subscription Agent receives, on or prior to the Expiration Date, a guarantee notice (a "Notice of Guaranteed Delivery"), substantially in the form of Exhibit D to this Prospectus, from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. (the "NASD"), or from a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), stating the name of the exercising Rights holder, the number of Rights represented by the Subscription Certificate or Certificates held by such exercising Rights holder, the number of Shares being subscribed for pursuant to the Basic Subscription Privilege and the number of Shares, if any, being subscribed for pursuant to the Employee Subscription Privilege or the Oversubscription Privilege, and guaranteeing the delivery to the Subscription Agent of any Subscription Certificate evidencing such Rights within three New York Stock Exchange ("NYSE") trading days following the date of the Notice of Guaranteed Delivery; and (3) the properly completed Subscription Certificate evidencing the Rights being exercised, with any required signatures guaranteed, is in fact received by the Subscription Agent within three NYSE trading days following the date of the Notice of Guaranteed Delivery relating thereto. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Subscription Certificates at the address set forth above, or may be transmitted to the Subscription Agent by telegram or facsimile transmission (telecopy no. 718-234-5001). Additional copies of the form of Notice of Guaranteed Delivery are available upon request from the Subscription Agent at the address set forth above.


     Company Determinations Final. All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determinations will be final and binding. The Company reserves the right to waive any defect or irregularity in any subscription, or permit a defect or irregularity to be corrected, within such time as it may determine. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured. Neither the Company nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.


     Any questions or requests for assistance concerning the method of exercising Rights or requests for additional copies of this Prospectus or the Notice of Guaranteed Delivery should be directed to the Subscription Agent.



     Escrow Arrangements; Return of Funds. Funds received in payment of the Subscription Price for Shares subscribed for will be held in a segregated non-interest bearing account at the Subscription Agent pending completion of the Offering. Monies will be held in escrow until the Offering is completed or is cancelled. If the Minimum Amount is not subscribed for by the Expiration Date, or if the Offering is cancelled for any reason, monies will be returned to subscribers without interest or deduction promptly thereafter. If a Rights holder exercising the Oversubscription Privilege is allocated less than the number of shares of Common Stock for which the holder wished to subscribe pursuant to the Oversubscription Privilege, the excess funds paid by the holder will be returned without interest or deduction promptly after the Expiration Date.


     Miscellaneous. The instructions on the Subscription Certificates should be read carefully and followed in detail. DO NOT SEND SUBSCRIPTION CERTIFICATES TO THE COMPANY.

     Unless a Subscription Certificate (i) provides that the shares of Common Stock to be issued pursuant to the exercise of Rights represented thereby are to be delivered to the record holder of such Rights, or (ii) is submitted for the account of an Eligible Institution, the signature on a Subscription Certificate must be guaranteed by an Eligible Institution.

     THE METHOD OF DELIVERY OF SUBSCRIPTION CERTIFICATES AND PAYMENT OF THE SUBSCRIPTION PRICE TO THE SUBSCRIPTION AGENT WILL BE AT THE RISK OF THE RIGHTS HOLDERS, BUT IF SENT BY MAIL, IT IS RECOMMENDED THAT SUCH CERTIFICATES AND PAYMENTS BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND THAT A SUFFICIENT NUMBER OF DAYS BE ALLOWED TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT AND CLEARANCE OF PAYMENT PRIOR TO 5:00 P.M., EASTERN STANDARD TIME, ON THE EXPIRATION DATE. BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE UP TO FIVE BUSINESS DAYS TO CLEAR, YOU ARE STRONGLY URGED TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

Beneficial Owners; Street Name Holdings

     Holders who hold shares of Common Stock for the account of others, such as brokers, trustees, or depositories for securities, should notify the beneficial owners of shares as soon as possible to ascertain the beneficial owners' intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the record holder of such Rights should complete the Subscription Certificates and submit them to the Subscription Agent with the proper payment. In addition, beneficial owners of Common Stock or Rights held through such a holder should contact the holder and request the holder to effect transactions in accordance with the beneficial owner's instructions.

Foreign and Certain Other Stockholders

     Subscription Certificates will not be mailed to Holders whose addresses are outside the United States or who have an APO or FPO address, but will be held by the Subscription Agent for their account. To exercise Rights, such Holders must notify the Subscription Agent by completing an International Holder Subscription Form which will be delivered to such Holders in lieu of a Subscription Certificate, and sending it by mail or telecopy to the Subscription Agent at the address and telecopy number specified above.

No Revocation


     ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE OR THE OVERSUBSCRIPTION PRIVILEGE, OR AN EMPLOYEE HAS EXERCISED THE EMPLOYEE SUBSCRIPTION PRIVILEGE, THAT EXERCISE MAY NOT BE REVOKED.


Employee Subscription Privilege

     To the extent that less than all Shares are purchased under the Basic Subscription Privilege, up to 100,000 Shares will be offered to current employees of the Company, subject to the following conditions:

o The employee must have been employed by the Company on or before January 1, 1997 and be employed on the Record Date.

o    The employee must be 18 years of age or older.

o    The shares may be issued only to the employee.

     In addition, the two director employees of the Company (Messrs. George R. Chapdelaine and John J. Polcari, Jr.) will not be eligible to participate in the Employee Subscription Privilege.


     If the Shares not subscribed for through the Basic Subscription Privilege are not sufficient to satisfy all subscription requests by employees pursuant to the Employee Subscription Privilege, the Shares available will be allocated (subject to the elimination of fractional shares) among subscribing employees in proportion to the number of Shares requested by each. Certificates representing Shares purchased pursuant to the Employee Subscription Privilege will be delivered to subscribers as soon as practicable after the eighth business day following the Expiration Date and after all allocations have been effected.



Current Prospectus and State Securities Law Restrictions


     The holder of a Right may exercise the Right and an employee may purchase Shares under the Employee Subscription Privilege only if a current prospectus relating to the Shares is then in effect, and only if the Shares are qualified for sale under the securities laws of the state in which the holder resides, or are exempt from such qualifications. The Company believes that the sale of the Rights and Shares offered hereby will either be exempt from qualification or will be qualified in all states. However, any Shares purchased by California residents will be subject to restrictions on their resale under California state securities laws and may be resold by the holder only upon qualification or pursuant to an exemption from the California qualification requirements.

The Rights may be deprived of any value if a current prospectus covering the Common Stock issuable upon exercise of the Rights is not effective or if such shares are not qualified in the states in which holders of the Rights reside.

     The Company is distributing the Rights directly to stockholders without the use of an underwriter or broker, except in the State of Florida where Axiom Capital Management, Inc., a registered broker dealer with which a Company director, Mr. Roger Lipton, is associated, has agreed to act as broker as an accommodation to the Company for no consideration in order to comply with the requirements of state securities laws.


     In general, under Rule 144 as currently in effect, beginning 90 days after the date of this Prospectus, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner except an affiliate of the Company), would be entitled to sell within any three-month period a number of shares that does not exceed the greater of: (i) one percent of the number of shares of Common Stock then outstanding or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about the Company. Under Rule 144(k), a person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate of the Company), is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Federal Income Tax Consequences

     The following summary describes certain United States federal income tax considerations affecting holders of BRAI Common Stock receiving Rights in the Rights Offering. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, rulings, and decisions currently in effect. This summary does not discuss all aspects of federal taxation that may be relevant to a particular investor or to certain types of investors subject to special treatment under the federal tax laws (for example, banks, dealers in securities, life insurance companies, tax-exempt organizations, and foreign persons), nor does it discuss any aspect of state, local, or foreign tax laws. HOLDERS OF COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THEIR INDIVIDUAL TAX SITUATIONS AND THE TAX CONSEQUENCES OF THE RIGHTS OFFERING UNDER THE CODE AND UNDER ANY APPLICABLE STATE, LOCAL, OR FOREIGN TAX LAWS.

     Distribution of the Rights to Holders of BRAI Common Stock. A holder of BRAI Common Stock will not recognize taxable income for federal income tax purposes as a result of the issuance to such holder of the Rights in respect of those shares. Except as provided in the following sentence, the basis of such Rights will be zero. If either (i) the fair market value of the Rights on the date of distribution is 15% or more of the fair market value of the BRAI Common Stock in respect of which they are received on such date, or (ii) the stockholder elects, in the stockholder's federal income tax return for the taxable year in which the Rights are received, to allocate part of the basis of such Common Stock to the Rights, then the stockholder's basis in such BRAI Common Stock will be allocated between the Common Stock and the Rights in proportion to their respective fair market values on the date of distribution. The holding period of a stockholder with respect to Rights received as a distribution on the stockholder's Common Stock will include the stockholder's holding period for the Common Stock in respect of which the Rights were issued.

     The Company is required annually to notify the holders of Common Stock on Internal Revenue Service Form 1099 of the amount of all dividends paid to such holders during the prior year, including, for 1998, the fair market value of the Rights (if any) on the date of distribution. The Company will determine the fair market value of the Rights on that date.

     Exercise of Rights. A holder of Rights will not recognize gain or loss upon the exercise of the Rights. A holder of Rights who receives shares of Common Stock upon such exercise will acquire a tax basis in those shares equal to the sum of the price paid on exercise and the holder's tax basis in the Rights, if any. The holding period of Common Stock received on exercise of the Rights will begin with and include the date the Rights are exercised.

     Expiration of Rights. A holder of Rights who fails to exercise the Rights prior to the Expiration Date will be deemed to have sold such Rights on that date for no consideration. Accordingly, if such unexercised Rights were held as capital assets, the holder would recognize a capital loss equal to the amount of such holder's adjusted tax basis in the Rights. Such a capital loss will be a long-term capital loss or short-term capital loss, depending on the holding period of the Common Stock upon which the Rights were issued and the period during which the holder held the Rights before they expired.

     Employee Subscribers. Any employee of BRAI who purchases Common Stock pursuant to the Rights Offering (other than in his or her capacity as a shareholder) must include in gross income the excess of the fair market value of the Common Stock on the date of purchase over the amount paid for the Common Stock (the "compensation amount"). BRAI will be obligated to treat such compensation amount as wages paid to the employee and withhold federal income and employment taxes from the employee's wages on such compensation amount.

                           PRICE RANGE OF COMMON STOCK



     The Common Stock (NASDAQ "BRAI") is traded publicly and is quoted on the NASDAQ Small-Cap Market. On February 25, 1998, the last bid and asked prices of the Common Stock as reported on the NASDAQ SmallCap Market were $1.50 and $1.56875 per share, respectively.


     The table below represents the quarterly high and low bid and asked prices for the Common Stock for the period commencing April 28, 1996 and ending February 23, 1998. The prices listed in this table reflect quotations without adjustment for retail mark-up, markdown or commission, and may not represent actual transactions.


                            Market For Common Equity


                                               High      Low      High      Low
                                               Bid       Bid      Asked    Asked
Fiscal Year Ended April 27, 1997
First Quarter................................  $1.06    $0.56    $1.08    $1.00
Second Quarter...............................   1.00     0.60     1.04     0.62
Third Quarter................................   1.13     1.00     1.31     1.02
Fourth Quarter...............................   1.08     1.04     1.22     1.08


Fiscal Year Ended April 26, 1998

First Quarter................................  $1.31    $1.06    $1.44    $1.19
Second Quarter...............................   2.19     1.19     2.31     1.28
Third Quarter ...............................   1.75     1.38     1.94     1.38
Fourth Quarter through February 23, 1998.....   1.75     1.50     1.87     1.56

     As of February 23, 1998 there were approximately 312 holders of record of the Common Stock.



                                 DIVIDEND POLICY

     The Company has never paid cash dividends on its capital stock and does not anticipate paying any cash dividends in the foreseeable future. Rather, the Company intends to retain all of its future earnings to finance future growth.



                               RECENT DEVELOPMENTS

     BRAI has formed a wholly owned subsidiary ("BRAII") for the purpose of offering Pizzeria Regina franchise opportunities. In January 1998, the Company entered into an International Development Agreement with Regina International, Inc. ("Regina International"), a corporation controlled by Terrance Smith, a director of the Company, to develop and manage franchise territories outside the Americas. Under that agreement, Regina International agrees to use its best efforts to market and promote the Company's franchise system within its development territory in exchange for a monthly development fee and royalties. It is anticipated that these activities will be primarily in Europe, the Far East and the Pacific Rim. See "Risk Factors-Risks of Franchising" and "Business-Franchising."

     In connection with the sale of a restaurant to a non-affiliated third party by the Company's predecessor, the Company is a guarantor of the lease payments under the lease expiring in fiscal 2001. This non-affiliated third party is currently seeking re-organization under the bankruptcy code. See Note 9 to the Consolidated Financial Statements in the Company's Form 10-KSB for fiscal year ended April 27, 1997.

                                    BUSINESS

General

     The Company owns and operates a chain of eight pizzerias under the name Pizzeria Regina in Massachusetts, New Jersey and Virginia. Founded in 1926, the original Pizzeria Regina has served its signature Neapolitan style, thin crust pizza, prepared in gas-fired brick ovens, for more than 70 years. The Company believes that the Pizzeria Regina pizza and brand name are local symbols of superior and distinctive pizza. The Company's operating plan is to expand distribution of its premium brick oven pizza through food court kiosks serving primarily the lunch market.


     During the next 36 months, the Company plans to open up to ten additional Pizzeria Regina food court kiosks in high volume suburban retail malls, including both Company owned and franchised pizzerias. The Company believes that mall owners are changing their marketing strategies and retrofitting malls to emphasize food courts that feature premium quality, fast service menu items. As a result, the Company believes that food court kiosks in these malls represent an attractive vehicle for increasing distribution of its premium brick oven pizza into the lunch market. The Company recently entered into leases for two additional food court sites. The Company currently is seeking qualified franchisees.


The Pizzeria Regina Brick Oven Pizza

     The Company's signature product, its premium Neapolitan style, thin crust, brick oven pizza, features a proprietary dough and pizza sauce and whole-milk mozzarella cheese which the Company believes combine to produce a distinct flavor and superior pizza. These pizzas are offered with a wide variety of fresh vegetable and cured meat toppings. By baking its pizza in gas-fired brick ovens, at very high temperatures for short periods of time, the Company is able to produce a light, evenly cooked crust while preserving the flavor and moisture of the toppings. In addition, the speed of the baking process enables the Company to provide fast service and cater to high volume. The Company believes that the quality of its pizza resulting from its proprietary ingredients and baking process should enable it to appeal to both the lunch and dinner markets.

Existing Pizzeria Regina Operations

     The eight Pizzeria Regina restaurants currently owned and operated by the Company are fast service, high volume pizzerias that feature premium brick oven pizza and cater primarily to the lunchtime diner, with the exception of the original North End location which services both the lunch and diner markets. Of these eight restaurants, six are food court kiosks (self-service, take-out style emphasizing pizza slices with common area seating), and two are wait-service restaurants (full-service style emphasizing whole pizzas with in-restaurant seating). The Company operates one full service restaurant, Polcari's North End.

Expansion and Development Strategy

     The Company's operating plan is to expand the distribution of its Pizzeria Regina brick oven pizza. The Company intends to open additional Pizzeria Regina food court kiosks to appeal to quick dining lunch customers at suburban retail malls.

     The Company intends to open additional Pizzeria Regina food court kiosks primarily in retail malls. The food court kiosks, serving primarily pizza slices with multiple topping choices, operate side by side with other fast food vendors and cater primarily to lunchtime diners. Menu items are presented in a self-service, take-out style designed to allow customers to order, pay for and consume their food in a very short period of time. Customers who desire to sit down after purchasing their food may join customers of other food court vendors in one or more designated common areas within the mall. The focused menu, self-service, take-out style and common seating provide food court customers with a fast dining, low cost alternative relative to more traditional full service restaurants. The average per person food check at these locations including beverages (alcohol beverages are not served at food court locations), is currently approximately $4.25.

     Based on the Company's experience and articles from trade journals, the Company believes there is a growing trend at retail malls to retrofit and upgrade food courts to emphasize fast food as one of the emerging focal points of malls. The Company further believes that lunchtime diners who visit retail shopping malls seek high quality, quick service meals in a food court setting and that the premium quality of its brick oven pizza should position it to compete effectively and efficiently in food court locations.

     Although the Company believes that its expansion strategy is feasible, there can be no assurance that the Company will expand at the rate currently planned, that expansion will not be more costly than anticipated, or that current and future sites will operate profitably. The specific rate at which the Company is able to open new restaurants will be determined by many factors, some of which are beyond the control of the Company, including its success in identifying satisfactory sites, negotiating satisfactory leases, securing requisite governmental permits and approvals, obtaining adequate financing and recruiting and training management personnel. See "Risk Factors - Risk of Expansion."

Restaurant Operations

     The Company invests substantial time and effort in its training programs which focus on all aspects of restaurant operations, including kitchen, bar and dining room operations, food quality and preparation, alcoholic beverage service, liquor liability avoidance, customer service and employee relations. The Company holds regular meeting of its managers which cover new products, continuing training and other aspects of business management. Managers also attend seminars which are periodically conducted by Company personnel and outside experts on a broad range of topics.

     New employees are trained by experienced employees who have demonstrated their ability to implement the Company's commitment to provide high quality food and attentive service. The Company has developed manuals regarding its policies and procedures for restaurant operations. Senior management regularly visits Company restaurants and meets with the respective management teams to ensure compliance with the Company's strategies and standards of quality in all aspects of restaurant operation and personnel development.

     The Company seeks to attract and retain high caliber restaurant managers by providing them with an appropriate balance of autonomy and direction. Annual performance objectives and budgets for each restaurant are jointly determined by restaurant managers and senior management. To provide incentives, the Company has a cash bonus program tied to achievement of specified objectives.

     The staff for a typical Pizzeria Regina restaurant consists of one general manager, two managers and approximately 12 to 25 hourly employees. The staff for a typical Polcari's North End restaurant consists of one general manager, two managers, one working chef and approximately 40 to 60 hourly employees. Most of the Company's hourly employees are part-time personnel. The general manager of each restaurant is primarily responsible for the day-to-day operations of the entire restaurant and maintaining standards of quality and performance established by the Company.

     The Company believes centralized financial and management controls are fundamental to improving operating margins. These controls are maintained through the use of an automated data processing system and prescribed reporting procedures. Each restaurant has a point-of-sale system that captures restaurant operating information. The restaurants forward daily sales reports, vendor invoices, payroll information and other data to the Company's corporate headquarters. Company management utilizes this data to monitor central costs and sales mix and to prepare periodic financial management reports. This system is also used for budget analysis, planning and determining menu composition. Restaurant managers perform daily inventories of key supplies. All other supplies are inventoried weekly at the Pizzeria Regina restaurants and inventoried monthly at the Polcari's North End restaurant. Cash is controlled through deposits of sales proceeds in local operating accounts following each restaurant shift with respect to the Pizzeria Regina locations and following each business day with respect to Polcari's North End location. The balances in these accounts are wire transferred daily to the Company's principal operating account.

Purchasing and Commissary Operations

     The Company maintains a commissary from which food products such as pizza dough, bread dough and full line of desserts are produced for the Company's restaurants. These products require a high degree of consistency that would be more difficult to maintain at the individual restaurant locations. The Company believes that close, centralized monitoring of the dough preparation ensures a consistent premium product. All other food preparation is prepared on site at the restaurant level.


     The Company negotiates on a centralized basis directly with wholesale suppliers of high volume food ingredients such as cheese, tomato sauce and flour to ensure consistent quality and freshness of products across its restaurants and to obtain competitive pricing. The ingredients are then purchased by the Company's distributor at the negotiated price and redistributed to the Company's restaurants. All other food ingredients and beverage products are purchased according to Company specifications by the general manager of each restaurant. The Company is not materially dependent upon any of its suppliers.


Site Selection

     The Company considers the specific location of a restaurant to be critical to the restaurant's long term success and devotes significant time and resources to the investigation and evaluation of each prospective site. Local market demographics, population density, average household income levels and site characteristics such as visibility, accessibility and traffic volume are considered.

     Potential sites for the Pizzeria Regina restaurants are generally sought within high-traffic food courts or retail shopping malls located in metropolitan areas. The Company also considers existing local competition and, to the extent such information is available, the sales of other comparably priced restaurants opening in the area. The Company has a real estate consulting contract with Joseph Hopkins to identify and secure future sites.

Franchising


     BRAI has formed a wholly owned subsidiary ("BRAII") for the purpose of offering Pizzeria Regina franchise opportunities both domestically and internationally. BRAII has filed a Uniform Franchise Offering Circular in Connecticut, Florida, Kentucky and Pennsylvania, and is actively seeking franchisees with operational experience.

     In addition, the Company has recently entered into an International Development Agreement with Regina International, a corporation controlled by a Company director, to pursue and develop franchise territories outside the Americas, anticipated to be principally in Europe, the Far East and the Pacific Rim. Under that agreement, which has an initial term of 5 1/2 years, Regina International agrees to use its best efforts to market and promote the Company's franchise system within its development territory and to sell a minimum number of franchises during the initial term. The Company is obligated to pay Regina International a development fee of $7,000 per month for the 60 months of the agreement. This monthly fee accrues but is not payable until the month following the month in which BRAII's positive cash flow equals or exceeds $7,000 after payment of all accrued but unpaid direct costs and expenses incurred in connection with marketing and promotion of the Company's franchise system, and is payable thereafter only to the extent there continues to be positive cash flow. The Company will expense the monthly fee as incurred, regardless of when payment is required to be made. BRAII must pay Regina International a royalty of 40% of the excess of gross revenues from Regina International's activities over the expenses incurred by either BRAII or Regina International in the marketing and promotion of the Company's franchise system within the development area, with the royalty percentage subject to adjustment based upon the ratio of revenues to expenses. Either party has the right to seek renegotiation of the agreement upon 180 days written notice at the end of the term, and if they cannot reach agreement upon mutually agreeable terms, each has the right to buy out the balance of the agreement's term for a one-time buy out fee equal to the excess of the revenues of BRAII over the marketing and promotional expenses referred to above for the five year period preceding the buy out. The buy out fee is payable by the Company in cash or its common stock, subject to certain requirements. See "Risk Factors - Franchising" and "Recent Developments."


Seasonality

     The Company's restaurants are subject to seasonal fluctuations in sales volume. Sales at the Pizzeria Regina restaurants are typically higher in June through August and in November and December due to increased volume in shopping malls during the holiday and tourist seasons and school vacations.

Employees


     As of January 25, 1998, the Company had approximately 240 employees, of whom 14 were corporate and administrative personnel, 29 were field supervision or restaurant managers or management trainees, and the remainder were hourly restaurant personnel. Many of the Company's hourly employees work part-time. The Company believes that its relationships with its employees are good. None of the Company's employees are covered by a collective bargaining agreement.

Target Markets


     The Company's target market for the Pizzeria Regina restaurants is very broad, consisting of individuals and families who seek fast service and high-value-to-price meals during the lunch period. The target markets for the Polcari's North End restaurants are adults and families who seek high quality brick oven pizza and other moderately priced Italian dinner entrees in a comfortable environment. The Company believes that its focus on premium quality, service and value is the most effective approach to attracting customers.

     The Company anticipates that it will obtain greater name recognition due to the increase in distribution channels for its premium Pizzeria Regina brick oven pizza through the development of additional Pizzeria Regina food court kiosks.

Competition

     The restaurant industry is highly competitive with respect to location, menu selection and quality, prices, service and decor. The business is affected by changes in tastes and eating habits of the public and by changes in local, regional or national economic conditions, demographic trends and traffic patterns, factors affecting consumers' disposable income and spending habits and the types, number and location of competing restaurants. See "Risk Factors - Risks of Restaurant Industry."

     The Pizzeria Regina restaurants compete with other fast-service, high volume food providers on the basis of price, value, location, and speed of service. The Polcari's North End restaurant will compete with other casual, full service restaurants primarily on the basis of menu selection, quality, price, service, ambiance and location. Many competitors of the Company's restaurants are either locally owned or part of national or regional restaurant chains, many of which are well established and have substantially greater financial and other resources than the Company. The Company believes that it will be able to compete effectively in each of its markets. See "Risk Factors - Competition."

Trademarks

     The Company regards it service marks as having significant value and as being an important factor in the marketing of its products. Its most significant marks include "Pizzeria Regina", "Regina", its crown design logo, and "Polcari's". These marks, which appear in its advertisements, menus and elsewhere, are widely recognized in the Boston restaurant market.

     "Pizzeria Regina" and the crown design are a registered trademark of the Company. The Company has applied with the United States Patent and Trademark Office to register the crown design logo, the "Polcari's" logo, "Polcari's North End" and the "Regina" service marks.

Government Regulation


     The Company is subject to a variety of federal, state and local laws and regulations. Each of the Company's restaurants is subject to licensing and regulation by a number of government authorities, including alcoholic beverage control, health, safety, sanitation, building and fire agencies in the state or municipality in which the restaurant is located. Difficulties in obtaining or failure to obtain required licenses or approvals could delay or prevent the development of a new restaurant in a particular area. The Company has not experienced any material violations or citations, and the Company to date has not experienced delays of more than 30 days in obtaining such licenses. See "Risk Factors - Government Regulation."


     The Company is subject to "dram shop" statues, which generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. See "Risk Factors - Dram Shop Liability."

     The Company's restaurant operations are also subject to federal and state laws governing such matters as the proposed government mandated health insurance, over which the Company has no control. Significant numbers of the Company's service, food preparation and other personnel are paid at rates related to the federal minimum wage, and increases in the minimum wage could increase the Company's labor costs. The development and construction of additional restaurants will be subject to compliance with applicable zoning, land use and environmental laws and regulations. See "Risk Factors - Government Regulation."


Properties

     All the Company's existing restaurants are located in leased space, except for the North End Pizzeria Regina location, which is owned by the Company. All of the Company's leases provide for a minimum annual rent, and most call for additional rent based on sales volume at the particular location over a specified minimum level. Generally, these leases are net leases, which require the Company to pay the cost of insurance, taxes and a portion of the lessor's operating costs. Certain mall locations also require the Company to participate in upkeep of common areas and promotional activities.

     On December 31, 1997 the Company terminated a lease in Lexington, Massachusetts and transferred its liquor license with respect to a Bel Canto's Restaurant previously operated by the Company.

     The Company occupies approximately 3,200 square feet of executive office space at 999 Broadway, Saugus, Massachusetts, under a lease expiring on October 31, 2002. The Company also leases approximately 5,000 square feet of warehouse space located in Somerville, Massachusetts under a lease expiring on July 31, 2001 (including all extension options that may be exercised by the Company in its discretion) and approximately 2,741 square feet for its commissary located in Charlestown, Massachusetts under a lease expiring on August 14, 1998.

     The following table sets forth certain information with respect to the Company's restaurant properties:


           Lease         Approx. Sq. ft.  Seating Capacity  Expiration Date   Name/Type
           -----         ---------------  ----------------  ---------------   ---------
North End,                    4,300              67               N/A        Pizzeria Regina
Boston, MA                                                                     (wait-service)
(Company-owned)

Faneuil Hall Marketplace        750             N/A            12/31/00      Pizzeria Regina
Boston, MA (upstairs)                                                          (food court)

Faneuil Hall Marketplace      2,000              75            12/31/98      Pizzeria Regina
Boston, MA (downstairs)                                                        (wait-service)

Burlington Mall               1,018             N/A            11/30/05      Pizzeria Regina
Burlington, MA                                                                 (food court)

South Shore Plaza               700             N/A             2/28/06      Pizzeria Regina
Braintree, MA                                                                   (food court)

Polcari's North End          12,000             326            11/30/12      Polcari's North End
Saugus, MA                                                                     (Full-service restaurant)

Solomon Pond Mall             1,085             N/A             1/30/07      Pizzeria Regina
Marlborough, MA                                                                (food court)

Paramus Park                    696             N/A            11/30/09      Pizzeria Regina
Paramus, NJ                                                                    (food court)

Regency Square Mall             605             N/A            11/30/04      Pizzeria Regina
Richmond, VA                                                                   (food court)


Litigation

     The Company is not a party to any material pending legal proceeding.

                                  LEGAL MATTERS

     The validity of the Rights and the underlying shares of Common Stock offered hereby and certain other legal matters will be passed upon for the Company by Brown, Rudnick, Freed & Gesmer, Boston, Massachusetts.

                                     EXPERTS

     The financial statements incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

              BOSTON RESTAURANT ASSOCIATES, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (Unaudited)


                                                      Twenty-six Weeks Ended


                                                      Oct 26         Oct 27
                                                       1997           1996


Cash flows provided by operating activities           $309,014       $260,265
                                                      --------       --------

Cash flows from investing activities:
  Capital expenditures                               ($505,282)     ($675,738)
                                                      --------       --------
     Cash flows used for investing activites         ($505,282)     ($675,738)

Cash flows from financing activities:
  Repayments of long-term debt                       ($100,002)      ($87,601)
  Repayments of capital lease obligations             ($14,851)            $0
  Repayments of stockholder loans                      ($2,102)       ($1,991)
  Repayment of subordinated debentures                      $0       ($68,666)
  Proceeds from subordinated debentures               $218,750             $0
  Proceeds from long-term debt                              $0       $571,945
                                                      --------       --------
     Cash flows provided by financing activities      $101,795       $413,687
                                                      --------       --------
Increase (decrease) in cash and cash equivalents      ($94,473)       ($1,786)

Cash and cash equivalents at beginning of period      $726,054       $159,564
                                                      --------       --------
Cash and cash equivalents at end of period            $631,581       $157,778
                                                      ========       ========

              BOSTON RESTAURANT ASSOCIATES, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (unaudited)


                                 Thirteen Weeks Ended          Twenty-six Weeks Ended

                                   Oct 26         Oct 27         Oct 26       Oct 27
                                    1997           1996           1997         1996
                                   ------         ------         ------       ------
Sales                            $2,989,820     $3,013,279     $5,835,705   $5,812,130
Cost of food and beverage          $602,586       $691,563     $1,177,093   $1,350,978
Payroll                            $887,985       $929,774     $1,723,533   $1,787,576
Other operating expenses         $1,029,288     $1,048,854     $1,939,639   $1,910,248
General and administrative         $347,277       $263,624       $745,426     $588,038
                                 ----------     ----------     ----------   ----------
Income from operations             $122,684        $79,374       $250,014     $175,290

Other (income)                      ($1,594)         ($912)       ($2,521)     ($2,304)
Interest (income)                   ($5,902)            $0       ($15,001)          $0
Interest expense                    $77,503        $33,752       $149,027      $54,798
                                 ----------     ----------     ----------   ----------
Net Income                          $52,677        $46,534       $118,509     $122,796
                                 ==========     ==========     ==========   ==========
Income per share                      $0.01          $0.01          $0.02        $0.02
                                 ==========     ==========     ==========   ==========
Weighted average number of
common shares outstanding         5,015,693      5,015,293      5,015,693    5,015,293
                                 ==========     ==========     ==========   ==========

              BOSTON RESTAURANT ASSOCIATES, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (unaudited)


                                                  Oct 26         April 27
                                                   1997            1997

ASSETS
Current:
  Cash and cash equivalents                             $631,581       $726,054
Accounts receivable                                     $132,707        $69,729
Inventories                                             $214,996       $209,295
Prepaid expensees and other                              $39,559        $27,532
                                                      ----------     ----------
     Total current assets                             $1,018,843     $1,032,610

Net property and equipment                            $2,595,290     $2,656,328
Other assets                                          $1,286,833       $944,180
                                                      ----------     ----------
     Total assets                                     $4,900,966     $4,633,118
                                                      ==========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                      $401,934       $382,294
  Accrued liabilities                                   $634,264       $628,277
  Current maturities:
    Notes payable-stockholder                             $4,394         $4,261
    Long-term debt                                      $200,000       $200,000
    Obligations under capital leases                     $33,237        $30,850
                                                      ----------     ----------
     Total current liabilities                        $1,273,829     $1,245,682

Long-term obligations:
  Notes payable-stockholder, less
   current maturities                                   $123,576       $125,810
  Long-term debt, less current maturities               $524,998       $625,000
  Obligations under capital leases,
   less current maturities                              $121,612       $138,850
  Subordinated debentures                             $1,337,500     $1,118,750
  Deferred rent                                          $70,081        $67,024
                                                      ----------     ----------
     Total liabilities                                $3,451,596     $3,321,116

Stockholders' equity
  Common stock, $.01 par value, 25,000,000
  shares authorized, 5,105,693 shares issued             $50,157        $50,157
  Additional paid in capital                          $9,062,058     $9,043,199
  Accumulated deficit                                ($7,662,845)   ($7,781,354)
                                                      ----------     ----------
     Total stockholders' equity                       $1,449,370     $1,312,002

       Total liabilities and stockholders' equity     $4,900,966     $4,633,118
                                                      ==========     ==========

                                   EXHIBIT A
                                   ---------



                       BOSTON RESTAURANT ASSOCIATES, INC.
                  FORM 10-KSB FOR PERIOD ENDING APRIL 27, 1997

                                                                       Exhibit A


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                   FORM 10-KSB

(Mark One)
[x] Annual report under Section 13 or 15(d) of the Securities Exchange Act of 1934.
         For the fiscal year ended April 27, 1997. (No Fee required)

[ ] Transition report under Section 13 or 15(d) of the Securities Exchange Act of 1934(No fee required)

         For the transition period from ________ to ________.

                             Commission File Number
                                     0-18369

                       BOSTON RESTAURANT ASSOCIATES, INC.
                       ----------------------------------
           (Name of Small Business Issuer as Specified in its Charter)

             Delaware                                    61-1162263
             --------                                    ----------
             (State or Other                             (I.R.S. Employer
             Jurisdiction of                             Identification No.)
             Incorporation or
             Organization)

999 Broadway, Suite 400
Saugus, Massachusetts               (617)231-7575                       01906
--------------------                -------------                       -----
(Address of Principal               (Issuer's Telephone Number        (Zip Code)
Executive Offices)                  Including Area Code)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

                                                         Name of Each Exchange
Title of Each Class                                      on Which Registered
-------------------                                      -----------------------
Common stock, $.01 par value per share
Redeemable Common Stock Purchase Warrants            Boston Stock Exchange

         Securities registered under Section 12(g) of the Securities Exchange Act of 1934:

                     Common Stock, $.01 par value per share
                     --------------------------------------
                                (Title of Class)

                             Redeemable Common Stock
                                Purchase Warrants
                                -----------------
                                (Title of Class)

     Check whether the issuer: (1)filed all reports required to be filed by
Section 13 or 15(d) of the Exchange act during the past 12 months (or such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes x No _

     Check if disclosures of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendments to this Form 10-KSB. [ ]

     The issuer's revenues for its most recent fiscal year were $11,410,886.

     The aggregate market value of registrant's Common Stock, $.01 par value per share, held by non-affiliates of the registrant as of July 25, 1997 was $4,687,928 based upon the average closing bid and asked prices of such stock on that date as reported on the NASDAQ Small-Cap Market on that date. As of July 25, 1997 there were 5,015,693 shares of the registrant's Common Stock, $.01 par value per share outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

     Portions of the registrant's Proxy Statement involving the election of directors, which is expected to be filed within 120 days after the end of the registrant's fiscal year, are incorporated by reference in Part III of this Report.

PART I
------

ITEM 1.  BUSINESS
-----------------

General

     Boston Restaurant Associates, Inc. (the "Company") owns and operates a chain of eight pizzerias under the name Pizzeria Regina(R) and two full service restaurants in the Boston, Massachusetts metropolitan area. The Company's primary full service restaurant is based upon the Polcari's North End(TM) Italian/American, family style restaurant concept and is operated under the name Polcari's North EndTM. The Company's other full service restaurant is operated under the name Bel Canto(R).

     Founded in 1926, the original Pizzeria Regina restaurant has served its signature Neapolitan style, thin crust pizza, prepared in gas-fired brick ovens, for more than 65 years. The Company believes that the Pizzeria Regina pizza and brand name are local symbols of superior and distinctive pizza. These restaurants are fast service, high volume pizzerias that feature premium brick oven pizza. Of the eight Pizzeria Regina restaurants, five are food court kiosks (self-service, take-out style emphasizing pizza slices with common area seating), one is a self-service restaurant (food court style with broader menu selections including pasta and submarine sandwiches and in-restaurant seating), and two are wait-service restaurants (full-service style emphasizing whole pizzas with in-restaurant seating). See "Pizzeria Regina Restaurants."

     The Polcari's North End restaurant concept seeks to create an Italian/American, family-style, casual dining ambiance that captures the community spirit of the 1940's and 1950's in Boston's Italian North End neighborhood. The Company's Polcari's North End restaurant highlights exposed gas-fired brick ovens in open view of diners. In addition, memorabilia and photographs depicting 1940 and 1950 scenes in Boston's North End are used to create a neighborhood atmosphere rich with history. The restaurant also features large tables of six or more seats to encourage family style dining and a value-oriented menu that includes branded Pizzeria Regina pizza, large Italian/American pasta dishes, and fresh baked breads. See "Polcari's North End Restaurant."

     The Company's Bel Canto full service restaurant is a moderately priced casual dining Italian style restaurant.

     In April 1994, the stockholders of Pizzeria Regina, Inc. ("PRI") acquired a 60% interest in Capucino's, Inc. (the "Capucino's Acquisition"), which was then operating four Capucino's restaurants (one of which has been converted into a Polcari's North End restaurant, and three of which have been closed). The Company's Bel Canto restaurant was acquired by the Company in 1991. See "Bel Canto and Capucino's Restaurants" and "Capucino's Acquisition."

     The Company plans to expand its operations by opening additional Pizzeria Regina food court kiosks in high volume retail malls as the opportunities present themselves. The expansion of the Polcari's North End concept will be dependent upon market opportunities and the Company's overall financial and management resources. The specific rate at which the Company is able to open new restaurants will be determined by many factors, including the Company's success in obtaining adequate financing, identifying satisfactory sites, negotiating satisfactory leases, securing requisite governmental permits and approvals, and training management personnel. There can be no assurance that the Company will have the resources to expand that expansion will not be more costly than anticipated or that current and future sites will operate profitably.

     The Company's principal offices are located at 999 Broadway, Saugus, Massachusetts 01906 and its telephone number is (617)231-7575. As used in this Report, unless otherwise indicated, the term Company refers to Boston Restaurant Associates, Inc. and its subsidiaries (including PRI). All references to Capucino's Inc. in this Report refer to the Company prior to the Capucino's Acquisition. All references to PRI in this Report refer to Pizzeria Regina, Inc. which became a wholly-owned subsidiary of the Company in connection with the Capucino's Acquisition but which was prior to that time, an independently privately owned entity.

Pizzeria Regina Restaurants

     The Company's signature product, its premium Neapolitan style, thin crust, brick oven pizza, features a proprietary dough and pizza sauce and whole-milk mozzarella cheese, which the Company believes combine to produce a distinct flavor and superior pizza. These pizzas are offered with a wide variety of fresh vegetable and cured meat toppings. By baking its pizza in gas-fired brick ovens, at very high temperatures for short periods of time, the Company is able to produce a light, evenly cooked crust while preserving the flavor and moisture of the toppings. In addition, the speed of the baking process enables the Company to provide fast service and cater to high volume. The Company believes that the quality of its pizza resulting from its proprietary ingredients and baking process should enable it to appeal to both the lunch and dinner markets.

     The original Pizzeria Regina located in Boston's historic North End has served the Company's premium brick oven pizza since 1926. Since the purchase of this restaurant in 1946 by John B. Polcari, Sr., three generations of the Polcari family have developed and refined the Pizzeria Regina product to produce what the Company believes is a widely recognized local symbol of premium quality pizza.

     The eight Pizzeria Regina restaurants currently operated by the Company are located in the Boston metropolitan area. These restaurants are fast service, high volume pizzerias that feature premium pizza and cater primarily to the lunchtime diner with the exception of the original North End location, which services both the lunch and dinner markets. Of these eight restaurants, five are food court kiosks (self-service, take-out style emphasizing pizza slices with common area seating), one is a self-service restaurant (food court style with broader menu selections including pasta and submarine sandwiches and in-restaurant seating), and two are wait-service restaurants (full-service style emphasizing whole pizzas with in-restaurant seating).

     The Company intends to open additional Pizzeria Regina food court kiosks primarily in retail malls within metropolitan areas in Massachusetts and other states. The Company currently operates five food court kiosks located in the Quincy Market/Fanueil Hall Marketplace on the Boston, Massachusetts waterfront, and Longwood Medical Center, also in Boston; South Shore Plaza, Braintree, Massachusetts; Solomon Pond Mall, Berlin/Marlborough Massachusetts; and the Burlington Mall in Burlington, Massachusetts. The food court kiosks primarily serve pizza slices with multiple topping choices and operate side-by-side with other fast food vendors. Menu items are presented in a self-service, take-out style designed to allow customers to order, pay for and consume their food in a very short period of time. Customers who desire to sit down after purchasing their food may join customers of other food court vendors in one or more designated common areas within the mall. The focused menu, self-service, take-out style and common seating provide food court customers with a fast dining, low cost alternative relative to more traditional full service restaurants.

     Based on the Company's experience and articles from trade journals, the Company believes there is a trend at retail malls to retrofit and upgrade food courts to emphasize fast food as one of the emerging focal points of malls. The Company further believes that lunchtime diners who visit retail shopping malls seek high quality, quick service meals in a food court setting, and that the premium quality of its brick oven pizza should position it to compete effectively in food court locations.

          The Burlington Mall food court kiosk represented the first of the Company's planned kiosk expansion, having been opened by the Company in November 1994 upon the completion of the renovation of the food court in that mall. The Company further expanded its food court kiosk operations with the addition of kiosks in the Solomon Pond Mall in Marlborough, Massachusetts, and the South Shore Plaza Mall in Braintree, Massachusetts. The food courts in the Solomon Pond Mall and the South Shore Plaza Mall both opened in the beginning of August, 1996. Management currently estimates that the cost of opening a typical food court kiosk is approximately $350,000 to $400,000. There can be no assurance that the Company will be able to obtain financing necessary to construct additional food courts kiosks, that the Company will be able to complete the construction of new kiosks on a timely basis and within budget, if at all, or that the Company will be able to operate these kiosks successfully. The Company has preliminarily identified other potential site locations that it believes will become available during the next 24 months.

         Two of the Company's Pizzeria Regina restaurants (a food court kiosk and a wait-service restaurant), both of which are located in the Quincy Market/Faneuil Hall Marketplace in Boston, Massachusetts, had leases that expired on December 31, 1995. The Company entered into a new food court kiosk lease on 1 January, 1996, which is the more successful of the two restaurants, that runs through December 2000. The Company anticipates closing the wait-service restaurant at the termination of the lease on or before December 31, 1997 at which time it will seek to enter into a lease for additional space for a full service restaurant in the Quincy Market/Faneuil Hall Marketplace. While there can be no assurance in this regard, the Company believes, based upon communications with the landlord of this location, that it will be able to successfully negotiate a new lease for a wait service location.

Polcari's North End Restaurant

     The Company's Polcari's North End restaurant concept is designed to create an Italian/American, family-style, casual dining ambiance that captures the community spirit of the 1940's and 1950's in Boston's Italian North End neighborhood. The Company's first Polcari's North End restaurant highlights exposed gas-fired brick ovens in open view of diners. In addition, memorabilia and photographs depicting 1940 and 1950 scenes in Boston's North End are used to create a neighborhood atmosphere rich with history. The restaurant also features large tables of six or more seats to encourage family style dining and a value-oriented menu that includes branded Pizzeria Regina pizza, large Italian/American pasta dishes and fresh baked breads.

     In 1909, John B. Polcari, Sr., the patriarch of the Polcari family, opened a neighborhood Italian groceria opposite the original North End Pizzeria Regina. In 1946, he purchased this Pizzeria Regina. Mr. Polcari's son, John P. Polcari, Jr., later operated Polcari's Restaurant, a well-known North End restaurant for more than 30 years prior to its closure in 1989. Management believes that the Polcari name evokes the Bostonian's image of immigrant, Italian/American food.

     In March 1995, the Company opened its first Polcari's North End restaurant in Saugus, Massachusetts by converting its existing Capucino's restaurant at the same location. In 1997 the lounge area was expanded. The Company may in the future review opportunities to open additional Polcari's North End restaurants. Such expansion will be dependent upon market opportunities and the Company's overall financial and management resources.

Bel Canto and Capucino's Restaurants

     The Company operates one full service casual dining moderately priced Italian style restaurant under the name Bel Canto. The Bel Canto Restaurant is located in Lexington, Massachusetts. The Company introduced Pizzeria Regina pizza in its Lexington Bel Canto restaurant in January 1995.

     In furtherance of shifting the Company's full service restaurant efforts away from the Capucino's and Bel Canto(R) concepts the Company has, as detailed below, converted, closed, or sold all of these restaurants other than its remaining Lexington Bel Canto.

     The Company completed the conversion of its Brookline, Massachusetts Capucino's restaurant into a full service Pizzeria Regina in February 1996 and subsequently closed the restaurant in May 1997 at the termination of the existing lease due to the inability to negotiate a new lease at a favorable rent. The Saugus, Massachusetts Capucino's restaurant was converted into a Polcari's North End restaurant in March 1995. See "Pizzeria Regina Restaurants" and "Polcari's North End Restaurants." The Company closed its Capucino's restaurant in Framingham, Massachusetts in June 1995 with the intention of converting it into a Polcari's North End restaurant. The conversion of this location was delayed while the Company refined the Polcari's North End concept in the Saugus location. The Company subsequently determined that it would be in its best interest to sell the restaurant and completed the sale in April of 1997.

Restaurant Operations

     The Company invests substantial time and effort in its training programs which focus on all aspects of restaurant operations, including kitchen, bar and dining room operations, food quality and preparation, alcoholic beverage service, liquor liability avoidance, customer service and employee relations. The Company holds regular meetings of its managers, which cover new products, continuing training and other aspects of business management. Managers also attend seminars, which are periodically conducted by Company personnel and outside experts, on a broad range of topics.

     New employees are trained by experienced employees who have demonstrated their ability to implement the Company's commitment to provide high quality food and attentive service. The Company has developed manuals regarding its policies and procedures for restaurant operations. Senior management regularly visits Company restaurants and meets with the respective management teams to ensure compliance with the Company's strategies and standards of quality in all respects of restaurant operations and personnel development.

     The Company seeks to attract and retain high caliber restaurant managers by providing them with an appropriate balance of autonomy and direction. Annual performance objectives and budgets for each restaurant are jointly determined by restaurant managers and senior management. To provide incentives, the Company has a cash bonus program tied to achievement of specified objectives.

     The staff for a typical Pizzeria Regina restaurant consists of one general manager, two managers and approximately 12 to 25 hourly employees. The staff for a Polcari's North End restaurant consists of one general manager, two managers, one kitchen manager and approximately 40 to 60 hourly employees. Most of the

Company's hourly employees are part-time personnel. The general manager of each restaurant is primarily responsible for the day-to-day operations of the entire restaurant and maintaining standards of quality and performance established by the Company.

     The Company believes centralized financial and management controls are fundamental to improving operating margins. These controls are maintained through the use of an automated data processing system and prescribed reporting procedures. Each restaurant has a point-of-sale system that captures restaurant operating information. The restaurants forward daily sales reports, vendor invoices, payroll information and other data to the Company's corporate headquarters. Company management utilizes this data to centrally monitor costs, sales mix and to prepare periodic financial management reports. This system is also used for budget analysis, planning and determining menu composition. Restaurant managers perform daily inventories of key supplies. All other supplies are inventoried weekly at the Pizzeria Regina restaurants and are inventoried biweekly at the Polcari's North End and Bel Canto restaurants. Cash is controlled through deposits of sale proceeds in local operating accounts following each restaurant shift with respect to the Pizzeria Regina and Bel Canto locations and following each business day with respect to Polcari's North End location, the balances of which are wire transferred daily to the Company's principal operating account.

Purchasing and Commissary Operations

     The Company maintains a commissary from which food products such as pizza dough, bread dough and a full line of desserts are produced for the Company's restaurants. These products require a high degree of consistency that would be more difficult to maintain at the individual restaurant locations. The Company believes that close and centralized monitoring of the dough preparation ensures a consistent and premium product. All other food preparation is performed on site at the restaurant level.

     The Company negotiates on a centralized basis directly with wholesale suppliers of high volume food ingredients such as cheese, tomato sauce, and flour to ensure consistent quality and freshness of products across its restaurants and to obtain competitive pricing. These ingredients are then purchased by the Company's distributor at the negotiated price and redistributed to the Company's restaurants. All other food ingredients and beverage products are purchased directly by the general manager of each restaurant in accordance with corporate guidelines. The

Company believes that all essential food and beverage products are available from many qualified wholesale suppliers.

Site Selection

     The Company considers the specific location of a restaurant to be critical to the restaurant's long term success and devotes significant time and resources to the investigation and evaluation of each prospective site. Local market demographics, population density, average household income levels and site characteristics such as visibility, accessibility and traffic volume are considered.

     Potential sites for the Pizzeria Regina restaurants are generally sought within high-traffic food courts or retail shopping malls located in metropolitan areas. Factors which will favor a Polcari's North End restaurant site are its proximity to high-volume, middle market traffic centers, such as retail and residential areas with populations of at least 100,000 persons within a five mile radius. For both types of restaurants, the Company also considers existing local competition and, to the extent such information is available, the sales of other comparably priced restaurants opening in the area.

Seasonality

     The Company's restaurants are subject to seasonal fluctuations in sales volume. Sales at the Pizzeria Regina restaurants are typically higher in June through August and in November and December due to increased volume in shopping malls during the holiday and tourist seasons and school vacations.

     Sales volumes at the Company's full service restaurants are typically higher in the fall and spring months. The Company attributes this to an influx of the student population near the restaurants, which are located close to colleges and moderate weather conditions during these seasons.

Employees

     As of July 25, 1997, the Company had approximately 250 employees of whom 10 were corporate and administrative personnel, 33 were field supervision or restaurant managers or management trainees, and the remainder was hourly restaurant personnel. Many of the Company's hourly employees work part-time. The Company believes that its relationship with its employees is good. None of the Company's employees are covered by a collective bargaining agreement.

Advertising and Marketing

     The Company's target market for the Pizzeria Regina restaurants is very broad, consisting of individuals and families who seek fast service and high value-to-price meals during the lunch period. The target markets for the Polcari's North End restaurant are adults and families who seek high quality brick oven pizza and other moderately priced Italian dinner entrees, in a comfortable environment. The Company believes that its focus on premium quality, service and value is the most effective approach to attracting customers.

     The Company anticipates that it will obtain greater name recognition due to the increase in distribution channels for its premium Pizzeria Regina brick oven pizza through the development of additional Pizzeria Regina food court kiosks. In addition, management believes that the centralization of its restaurants within the greater Boston and neighboring areas will enable the Polcari's North End restaurant to benefit from the recognition of the Pizzeria Regina and Polcari names. The Company plans to rely upon local advertising, high-volume traffic flow at retail malls, and word of mouth exposure.

Capucino's Acquisition

     Pursuant to the Capucino's Acquisition, the Company, then known as Capucino's, Inc., purchased all of the capital stock of PRI, then known as Boston Restaurant Associates, Inc., from George R. Chapdelaine, John P. Polcari, Jr., Anthony Polcari, Mary Polcari, BayBank as trustee of the Anthony A. Polcari Irrevocable Trust, and Lucille Salhany Polcari, the former stockholders of PRI, in exchange for 1,382,588 shares of Capucino's, Inc. Common Stock. Prior to the Capucino's Acquisition, Capucino's, Inc. and PRI had no affiliation and PRI was a privately held entity.

     Capucino's Inc. was incorporated in May 1989. In March 1990 Capucino's, Inc. conducted a public offering of its securities and at all times since March 1990, the Company's Common Stock has traded on the NASDAQ Small-Cap Market.

     The Polcari family purchased the original Pizzeria Regina restaurant in 1946 and incorporated under the name Boston Restaurant Associates, Inc. in 1986. In 1991, PRI acquired the assets of the Bel Canto restaurants through its wholly owned subsidiary Bel Canto Restaurants, Inc.

     At the time of the Capucino's Acquisition, Capucino's, Inc. owned and operated four full service, casual dining restaurants and PRI owned and operated a chain of six pizzerias under the name Pizzeria Regina and two Bel Canto casual dining restaurants, all in the Boston, Massachusetts metropolitan area.

     In connection with the Capucino's Acquisition, the management of PRI assumed similar positions with the Company. As a result of the Capucino's Acquisition, George R. Chapdelaine and John P. Polcari, Jr., as the Voting Trustees of a Voting Trust that holds substantially all of the Common Stock acquired by the former PRI stockholders, became the largest stockholders of the Company. No stockholder of Capucino's, Inc. prior to the Capucino's Acquisition continued to own 5% or more of the outstanding Common Stock after the acquisition.

     Following the Capucino's Acquisition, Capucino's, Inc. assumed the name Boston Restaurant Associates, Inc., effected a one-for-ten reverse stock split and changed the NASDAQ Small-Cap market symbol for its Common Stock from CINO to BRAI. In addition, PRI changed its name from Boston Restaurant Associates, Inc. to Pizzeria Regina, Inc.

Competition

     The restaurant industry is highly competitive with respect to location, menu selection and quality, prices, service and decor. The business is affected by changes in tastes and eating habits of the public and by changes in local, regional or national economic conditions, demographic trends and traffic patterns, factors affecting consumers' disposable income and spending habits and the types, number and location of competing restaurants.

     The Pizzeria Regina restaurants compete with other fast-service, high volume food providers on the basis of the price, value, relationship, location, and speed of service. The Polcari's North End restaurant competes with other casual, full service restaurants primarily on the basis of menu selection, quality, price, service, ambiance and location. Many competitors of the Company's restaurants are either locally owned or part of national or regional restaurant chains, many of which are well established and have substantially greater financial and other resources than the Company.

Trademarks

     The Company regards its service marks as having significant value and as being an important factor in the marketing of its products.
Its most significant marks include "Pizzeria Regina", "Regina", its crown design logo, and "Polcari's". These marks, which appear in its advertisements, menus and elsewhere, are widely recognized in the Boston restaurant market.


     "Pizzeria Regina" and the crown design logo are registered trademarks of the Company. The Company has applied with the United States Patent and Trademark Office to register the "Polcari's" logo, "Polcari's North End" and the Regina service marks. Regina on Tap is a trademark of the Company.

Government Regulation

     The Company is subject to a variety of federal, state and local laws and regulations. Each of the Company's restaurants is subject to licensing and regulation by a number of government authorities, including alcoholic beverage control, health, safety, sanitation, building and fire agencies in the state or municipality in which the restaurant is located. Difficulties in obtaining or failure to obtain required licenses or approvals could delay or prevent the development of a new restaurant in a particular area.

     A significant portion of the Company's revenues at the Polcari's North End, Bel Canto, and the original Pizzeria Regina is attributable to the sale of alcoholic beverages. Alcoholic beverage control regulations require each of the Company's restaurants which serve alcohol to apply to a state authority and municipal authorities for a license or permit to sell alcoholic beverages on the premises. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of restaurant operations, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, storage and dispensing of alcoholic beverages. The failure of the Company to obtain or retain liquor or food service licenses could have a material adverse affect on the particular restaurant's operations and the business of the Company generally.

     The Company is subject to "dram shop" statutes, which generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. The Company presently carries liquor liability coverage for its restaurants of $1,000,000, as well as excess liability coverage, of $10,000,000 per occurrence, with a $10,000 deductible. The Company has never been named as a defendant in a lawsuit involving "dram shop" liability.

     The Company's restaurant operations are all subject to federal and state laws governing such matters as the proposed government mandated health insurance, over which the Company has no control. Significant numbers of the Company's service, food preparation and other personnel are paid at rates related to the federal minimum wage, and increases in the minimum wage could increase the Company's labor costs.

     The development and construction of additional restaurants will be subject to compliance with applicable zoning, land use and environmental laws and regulations.


ITEM 2.  DESCRIPTION OF PROPERTY
-------  -----------------------

     All of the Company's existing restaurants are located in leased space in the Boston, Massachusetts metropolitan area except for the North End Pizzeria Regina location which is owned by the Company. All of the Company's leases provide for a minimum annual rent, and most call for additional rent based on sales volume at the particular location over a specified minimum level. Generally, these leases are net leases which require the Company to pay the cost of insurance, taxes and a portion of the lessor's operating costs. Certain mall locations also require the Company to participate in upkeep of common areas and promotional activities.

     The following table sets forth certain information with respect to the Company's restaurant properties:


Lease                               Approx.         Seating            Expiration
Location                            Sq. Ft.         Capacity           Date             Name/Type
--------                            -------         --------           ----------       ---------
North End, Boston (1)               4,300             67               NA               Pizzeria Regina
                                                                                        (wait-service)

Faneuil Hall Marketplace(2)           750             NA               12/31/00         Pizzeria Regina
Boston (Upstairs)                                                                       (food court)

Faneuil Hall Marketplace(3)         2,000             75               12/31/97         Pizzeria Regina
Boston (Downstairs)                                                                     (wait-service)

Longwood Medical Center (2)           650             NA               1/31/98          Pizzeria Regina
Boston                                                                                  (food court)

Burlington Mall                     3,000            100               4/30/99          Pizzeria Regina
Burlington                                                                              (self-service)

Burlington Mall(2)                  1,018             NA               11/30/05         Pizzeria Regina
Burlington                                                                              (food court)



                                       14

South Shore Plaza (2)(5)              700             NA               2/28/06          Pizzeria Regina
Braintree                                                                               (food court)

Lexington                           3,850            160               11/14/98          Bel Canto

Solomon Pond Mall(2)(5)             1,085             NA               1/30/07           Pizzeria Regina
Marlborough                                                                             (food court)


Saugus(6)                           11,000           400               11/30/12         Polcari's
                                                                                        North End

--------------

(1) Company-owned. This property is subject to a mortgage in favor of Haymarket Co-Operative Bank. See "Management's Discussion And Analysis Or Plan Of Operation -- Liquidity and Capital Resources" Includes approximately 1,000 square feet located in two adjacent condominiums owned by the Company which have not been built-out as of the date of this Report.

(2) Food court locations have no independent seating capacity. Seating is centralized in the common areas of the food courts.

(3) The Company is currently in negotiations for a new wait service location within the marketplace.

(5) The Solomon Pond Mall and South Shore Plaza Mall food courts opened in August 1996.

(6) Includes 30 seats located outdoors which are used weather permitting.

(7) The expiration date anticipates the Company exercise all of its extension options that may be exercised by the Company in its discretion.


     The Company occupies approximately 3,200 square feet of executive office space at 999 Broadway, Saugus, Massachusetts 01906. The Company also leases approximately 5,000 square feet of warehouse space located in Somerville, Massachusetts under a lease expiring on July 31,2001 (including all extension options that may be exercised by the Company in its discretion) and approximately 2,741 square feet for its commissary located in Charlestown, Massachusetts under a lease expiring on 14 August, 1998.


ITEM 3.  LEGAL PROCEEDINGS
-------  -----------------

     The Company is involved in various legal matters in the ordinary course of its business. Each of these matters is subject to various uncertainties and some of these matters may be resolved unfavorably to the Company. Management believes that any liability that may ultimately result from these matters will not have a material adverse effect on the Company's financial position.


ITEM 4.  SUBMISSION OF MATTERS TO VOTE OF SECURITY HOLDERS
-------  --------------------------------------------------

     During the fourth quarter of the fiscal year covered by this report, no matters were submitted to a vote of security holders of the Company.

PART II
-------

ITEM 5.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER  MATTERS
-------  ---------------------------------------------------------

     The Company's Common Stock (NASDAQ symbol: "BRAI") is traded publicly and is quoted on the NASDAQ Small-Cap Market. As of July 25, 1997, there were approximately 170 holders of record of the Company's Common Stock. On July 25, 1997, the last bid and asked price of the Company's Common Stock as reported on the NASDAQ Small-Cap Market were $1.25 and $1.25 per share, respectively.

     The table below represents the quarterly high and low bid and asked prices for the Company's Common Stock for the Company's last two fiscal years. The prices listed in this table reflect quotations without adjustment for retail mark-up, markdown or commission, and may not represent actual transactions.



                                            High              Low             High             Low
                                            Bid               Bid             Asked            Asked
                                            ---               ---             -----            -----
Fiscal Year Ended April 28, 1996

         First Quarter . . . . .            1.63             1.25              1.75             1.38
         Second Quarter. . . . .            1.32              .50              1.38              .69
         Third Quarter . . . . .            1.13              .50              1.19              .69
         Fourth Quarter. . . . .            1.13              .70              1.19              .88

Fiscal Year Ended April 27, 1997

         First Quarter. . . . .             1.06               .56              1.08             1.00
         Second Quarter . . . .             1.00               .60              1.04              .62
         Third Quarter. . . . .             1.125             1.00              1.31             1.02
         Fourth Quarter . . . .             1.0825            1.04              1.22             1.08



     The Company has never paid cash dividends on its capital stock and does not anticipate paying any cash dividends in the foreseeable future. Rather, the Company intends to retain all of its future earnings to finance future growth.



ITEM 6.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
-------  ---------------------------------------------------------

         The following table sets forth for the fiscal periods indicated the percentage of total revenues, unless otherwise indicated, represented by certain items reflected in the Company's consolidated statements of operations:

                                               Fiscal Year Ended
                                               ------------------
                                        April 27, 1997    April 28, 1996
                                        --------------    --------------

Income Statement Data:
Net Sales                                   100.0%            100.0%

Costs and expenses:
Cost of food and beverages                   22.2              24.1
Other operating expenses                     62.4              67.1
General and administrative                    8.9              18.4
Depreciation and amortization                 5.1               5.8
Loss from valuation of assets
 impaired, assets to be
 disposed of and restaurant
 closures                                       -              12.5
Total costs and expenses                     98.6             127.9

Operating Income/(Loss)                       1.4             (27.9)
Interest expense, Net                         1.3                .3
Other (income) expense, net                     -                .5
Net Income/(Loss)                              .1             (28.7)



Results of Operations

Overview

     The Company's results of operations for fiscal 1997 was significantly affected by the Company's continuation of its strategy to focus its efforts on the development of its Pizzeria Regina restaurant operations and the corresponding effort to reduce its Capucino's and Bel Canto restaurant format. The Company closed its Brookline, Massachusetts Capucino's restaurant in November 1995 and reopened that location in February 1996 as a full service Pizzeria Regina and subsequently closed this location in May of 1997 due to the inability to negotiate a favorable lease extension. In June 1995 the Company closed its Capucino's restaurant in Framingham, Massachusetts with the intention of converting it into a Polcari's North End restaurant. The Company subsequently determined that it would be in its best interest to sell the restaurant. This sale was completed in April of 1997. In August 1996, the Company opened its new food court kiosks in the Solomon Pond Mall and the South Shore Plaza Mall (which replaced an existing in-line restaurant in this mall).

Results of Operations for the Years Ended April 27, 1997 and April 28, 1996

Revenues

     Net sales in fiscal 1997 were $11,411,000 compared to net sales of $10,864,000 in fiscal 1996. The increase in net sales in fiscal 1997 as compared to fiscal 1996 reflected, among other things, an increase in net sales at the new Solomon Pond Mall and South Shore Plaza Pizzeria Regina (which replaced an in-line restaurant at this mall) food court restaurants which were open in August of 1996, increased aggregate sales from the other Pizzeria Regina restaurants and increased sales at the new Polcari's North End Restaurant. The increases were partially offset by a reduction in net sales at the remaining Bel Canto restaurant and the closure of the self-service Pizzeria Regina at the South Shore Plaza in August of 1996.

     Net sales at the Company's Pizzeria Regina restaurants increased to $7,890,000 in fiscal 1997 from $6,543,000 in fiscal 1996, principally due to the addition of sales from the new Pizzeria Regina food court kiosks and the Brookline location opened in February 1996 which was subsequently closed in May 1997 at the completion of its lease (due to the inability to renegotiate a market value lease). In addition there was aggregate increase in sales from the previously existing ongoing Pizzeria Regina restaurants.

     Net sales at the Company's full service casual dining restaurants decreased to $3,479,000 in fiscal 1997 from $4,287,000 in fiscal 1996. While sales at the new Polcari's North End restaurant in fiscal 1997 increased by over $326,000 from the sales in fiscal 1996 period, this increase was offset by decreased sales at the remaining Bel Canto restaurant, the closure of the Framingham Capucino's in June 1995, the closure of the Wellesley restaurant in November 1995, and the conversion of the Brookline Capucino's to a Pizzeria Regina in February 1996. The decrease at the Bel Canto restaurant was primarily attributable to the increased competition in the Lexington area.

Costs and Expenses

Cost of Food and Beverages

     Cost of food and beverages as a percentage of net sales was 22.2% in fiscal 1997, compared to cost of food and beverages as a percentage of net sales in fiscal 1996 of 24.1%.

     The cost of food and beverages as a percentage of net sales at the Pizzeria Regina restaurants was 18.4% in fiscal 1997, compared to 19.3% in fiscal 1996. The decrease in this cost as a percentage of net sales was primarily a result of lower product costs and the addition of Pizzeria Regina food courts which generally have lower food and beverage costs then wait service restaurants.

     The cost of food and beverages as a percentage of net sales at the Company's full service casual dining restaurants decreased to 31.1% in fiscal 1997 from 32.1% in fiscal 1996. The decrease in the cost of food and beverages as a percentage of net sales was principally due to a change in the menu composition at the Company's full service restaurants.


Other Operating Expenses

     Payroll Expenses. Payroll expenses were $3,381,000 (29.6% of net sales) in fiscal 1997, compared to payroll expenses of $3,667,000 (33.8% of net sales) in fiscal 1996. The decrease in payroll expenses as a percentage of net sales compared to fiscal year 1996 was primarily attributable to the closure of the Wellesley Bel Canto and the Framingham Capucino in fiscal year 1996.

     Payroll expenses at the Pizzeria Regina restaurants increased to $2,242,000 (28.4% of net sales) in fiscal 1997 from $1,948,000 (29.8% of net sales) in fiscal 1996 primarily due to the opening of the new Pizzeria Regina food court restaurants in the Solomon Pond Mall and South Shore Plaza Mall in August 1996 and the opening of the new Brookline location.

     Payroll expenses at the Company's full service casual dining restaurants decreased to $1,139,000 (32.7% of net sales) in fiscal 1997 from $1,719,000 (40.1% of net sales) in fiscal 1996. The decrease in payroll expenses in amount and as a percentage of net sales was primarily attributable to closure of the Wellesley Bel Canto and Framingham Capucino's.

     Other Operating Expenses, Exclusive of Payroll. Other operating expenses, exclusive of payroll, were $3,738,000 (32.8% of net sales) in fiscal 1997 as compared to other operating expenses in fiscal 1996 of $3,620,000 (33.3% of net sales). Other operating expenses from the Pizzeria Regina restaurants exclusive of payroll increased to $2,415,000 in fiscal 1997 from

$1,938,000 in fiscal 1996. This increase in other operating expenses was attributable to the addition of expenses associated with the nine months of operations at the food court in Solomon Pond Mall and South Shore Plaza Mall and the opening of the new Brookline location (which was subsequently closed in May 1997 at the end of the lease term). Other operating expenses from the Company's full service casual dining restaurants exclusive of payroll decreased to $1,130,000 in fiscal 1997 from $1,497,000 in fiscal 1996 primarily as a result of restaurant closures. The decrease was partially offset by an increase of operating expenses at the Polcari's North End restaurant and the addition of two new Pizzera Regina food court locations. Other operating expenses also include commissary expenses which were $191,000 in fiscal 1997 and $185,000 in fiscal 1996, respectively.

General and Administrative Expenses

     General and administrative expenses were $1,021,000 (8.9% of net sales) in fiscal 1997, as compared to general and administrative expenses of $1,997,000 (18.4% of net sales) in fiscal 1996. The decrease in general and administrative expenses in fiscal 1997 compared to fiscal 1996 was due, principally, to personnel downsizing and relocation of the corporate office.

Loss for Store closures and the Write Down of Certain Assets

     In fiscal 1996, the Company decided to close its Framingham, Massachusetts Capucino's restaurant and had lease expense associated with this property through April 1997.

Interest Expense and Interest Income

     Interest expense increased to $157,000 in fiscal 1997 as compared to interest expense in fiscal 1996 of $34,000. The increase in interest expense was associated with borrowings under the Company's new credit facility and the issuance of convertible subordinated debentures.

     Interest income was $5,000 in both fiscal 1997 and 1996 periods.

Litigation

     The Company is involved in various legal matters in the ordinary course of its business. Each of these matters is subject to various uncertainties and some of these matters may be resolved unfavorably to the Company. Management believes that any liability that may ultimately result from these matters will not have a material adverse effect on the Company's financial position.

Liquidity and Capital Resources

     The Company has financed its operations primarily through cash generated from operations and debt instruments. At April 27, 1997 the Company had a negative net working capital of approximately $213,000 and cash and cash equivalents of approximately $726,000. In December 1995, the Company obtained a long-term credit facility with Haymarket Co-Operative Bank. The terms of the credit facility provide that the Company may initially draw upon a $500,000 credit line ("Phase One"), and that, at the Bank's discretion, an additional $500,000 would be made available to the Company based upon the Company's results of operations in fiscal 1996("Phase Two"). During fiscal 1997 the company amended the 12% note and borrowed an additional $380,750. The interest rate on Phase One of this credit facility is 2% above the bank's prime rate. The interest rate on Phase Two of the credit facility is a fixed rate of 12% per annum. The Company is obligated to make monthly principal payments of $8,333 on Phase One of the loan, commencing May 1996, with all outstanding amounts due and payable on or before April 1, 2001. The Company is obligated to make monthly principal payments of $8,333 on Phase Two of the loan, commencing August 1996. The credit facility is secured by all of the assets of the Company and its subsidiaries, including the Company's Pizzeria Regina restaurant located in the North End of Boston, Massachusetts. The credit facility also contains certain covenants. The President and the Treasurer of the Company and each of the Company's subsidiaries have guaranteed the Company's obligations to the bank. A member of the Board of Directors of the Company also serves as a member of the bank's board of directors. As of April 27, 1997, the Company had an outstanding balance of $825,000 under this credit facility.

     During fiscal 1997 the Company had a net increase in cash of $566,000 reflecting net cash used for operating activities of $364,000, net cash used for investing activities of $232,000 and net cash provided from financing activities of $1,162,000. The Company's cash used in operating activities was adversely affected by the closure of its full service casual dining Italian restaurant in Framingham. The Company incurred approximately $344,000 in connection with the build-out of its two new food court kiosks and the Saugus lounge area. The Company funded these expenditures primarily through borrowings under its credit facility and its issuance of subordinated debentures. The company has identified other locations for food court kiosks which cost approximately $400,000 to construct and open. During fiscal 1997, the Company issued $1,118,750 of convertible subordinated debentures. Subordinated debentures outstanding at

April 27, 1997 consist of convertible debentures bearing interest at 8% through 31 December, 1997; 10% through 31 December, 1998; 12% through 31 December 1999; 14% through 2011 (this is straight-lined at 13.2% annually) payable semi-annually and convertible into the Company's common stock at a conversion rate of $1.25 per share. The Company can redeem the convertible debentures under certain conditions, as defined. The debentures are due December 2011. The Company is authorized to issue an additional $381,250 of subordinated debentures.

     At April 27, 1997 the Company had long-term debt obligations, less current maturities, in the amount of $2,075,000, including the $625,000 of borrowings under the Company's credit facility. At that date the Company's short-term debt consisted of current maturities of long-term debt in the aggregate amount of $235,000.

     The Company believes that its existing resources, borrowings under its credit facility, proceeds from the issuance of convertible subordinated debentures and cash flow from operations will be sufficient to allow it to meet its obligations over the next twelve months. The Company is also seeking additional financing in order to fund its expansion plans and other cash flow requirements. There can be no assurance that cash flows will improve in an amount sufficient to allow the Company to fund its current obligations and operating expenses, or that the Company will be able to obtain such additional financing upon favorable terms, if at all. Failure of the Company to do so could result in the Company's failure to be able to meet its cash flow requirements.


"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of
1995

     Forward-looking statements in this report, including without, limitation, statements relating to the adequacy of the Company's resources and expansion plans, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation: potential quarterly fluctuations in the Company's operating results; seasonality of sales; competition; risks associated with expansion; the Company's reliance on key employees; risks generally associated with the restaurant industry; risks associated with geographic concentration of the Company's restaurants; risks associated with serving alcoholic beverages; and other risks and uncertainties indicated from time-to-time in the Company's filings with the Securities and Exchange Commission.

ITEM 7.  FINANCIAL STATEMENTS
-------  --------------------

BOSTON RESTAURANT ASSOCIATES, INC. AND SUBSIDIARIES

INDEX TO FINANCIAL STATEMENTS

                                                                      Page
                                                                      ----

         Boston Restaurant Associates, Inc. and Subsidiaries
         Index to Financial Statements......................           F-1
         Report of Independent Certified Public Accountants.           F-2
         Consolidated Financial Statements
                  Balance Sheets................................       F-3
                  Statements of operations......................       F-5
                  Statements of stockholders' equity............       F-6
                  Statements of cash flows......................       F-7
                  Summary of accounting policies................       F-8
                  Notes to consolidated financial statements....       F-11


ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
-------  ----------------------------------------------------------------

     There were no disagreements on accounting principles or practices or financial statement disclosure between the Company and its accountants during the fiscal year ended April 27, 1997.


PART III
--------

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
-------   -------------------------------------------------------------

     The information required by this Item 9 is hereby incorporated by reference to the Company's definitive proxy statement to be filed by the Company within 120 days after the close of its 1997 fiscal year.

ITEM 10. EXECUTIVE COMPENSATION
-------- ----------------------

     The information required by this Item 10 is hereby incorporated by reference to the Company's definitive proxy statement to be filed by the Company within 120 days after the close of its 1997 fiscal year.

ITEM 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------  --------------------------------------------------------------

     The information required by this Item 11 is hereby incorporated by reference to the Company's definitive proxy statement to be filed by the Company within 120 days after the close if its 1997 fiscal year.

ITEM 12.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
--------  ----------------------------------------------

     The information required by this Item 12 is hereby incorporated by reference to the Company's definitive proxy statement to be filed by the Company within 120 days after the close of its 1997 fiscal year.

ITEM 13.  EXHIBITS, LISTS AND REPORTS ON FORM 8-K
--------  ---------------------------------------

(a)       Exhibits

Exhibit                                                                Reference
Number

2                 Stock for Stock Purchase Agreement, as                 A-2*
                  amended, among Capucino's, Inc., a Delaware corporation, and John P. Polcari, Jr. and
                  George R. Chapdelaine, in their capacity as Voting Trustees under that certain Amended
                  And Restated Voting Trust Agreement dated
                  April 28, 1994

3(a)              Amended Certificate of Incorporation of the           A-3(a)*
                  Registrant

 (b)              Amended Bylaws of the Registrant                      A-3(b)*

4(a)              Description of Common Stock (contained in             A-4(a)*
                  the Amended Certificate of Incorporation of the Registrant, filed as Exhibit 3(a))

 (b)              Form of Certificate evidencing shares of              F-4(b)*
                  Common Stock

 (c)              Amended and Restated Voting Trust Agreement           A-9*
                  dated April 28, 1994, as amended

10(a)             Lease dated July 15, 1987 between PRI and             A-10(a)*
                  the Longwood Galleria Associates Limited
                  Partnership regarding a Pizzeria Regina
                  Location in the Longwood Galleria Mall,
                  Boston, Massachusetts

 (b)              Lease dated June 15, 1987 (together with an           A-10(b)*
                  amendment dated January 23, 1991) between Ocean, Inc. and the BRA Nominee Trust
                  Regarding a Pizzeria Regina location in the North End of Boston, Massachusetts

 (c)              Lease dated September 9, 1987 between Ocean,         A-10(c)*
                  Inc. and Bellwether Properties of
                  Massachusetts Limited Partnership regarding
                  A Pizzeria Regina location in the Burlington
                  Mall, Burlington, Massachusetts

 (d)              Lease dated January 19, 1976 (together with          A-10(d)*
                  amendments thereto dated April 1, 1980 and November 6, 1987 as well as an amendment
                  And renewal notice dated December 7, 1990)
                  Between Fantail Restaurant, Inc. and Faneuil
                  Hall Market Place, Inc. regarding a Pizzeria
                  Regina location in the Faneuil Hall
                  Marketplace, Boston, Massachusetts (upstairs)

 (e)              Lease dated December 30, 1986 (together with        A-10(e)*
                  an amendment thereto dated November 6, 1987
                  and a renewal notice dated December 7, 1990) between Fantail Restaurant, Inc. and Faneuil
                  Hall Market Place, Inc. regarding a Pizzeria
                  Regina location in the Faneuil Hall
                  Marketplace, Boston, Massachusetts (downstairs)

 (f)              Lease dated June 9, 1980 (together with              A-10(f)*
                  an assignment thereof dated March 11, 1991) between Ocean, Inc. and Braintree Property
                  Associates Limited Partnership regarding
                  A Pizzeria Regina location in the South
                  Shore Plaza, Braintree, Massachusetts

 (g)              Lease dated March 6, 1984 (together with             A-10(g)*
                  an amendment thereto dated September 13,
                  1991) between Bel Canto Restaurants, Inc.
                  and the Wellesley Realty Trust regarding a Bel Canto location in Wellesley, Massachusetts

 (h)              Lease dated January 12, 1988 (together with          A-10(h)*
                  amendments thereto dated August 31, 1988 and September 13, 1991 and an assignment thereof
                  Dated September 13, 1991) between Bel Canto
                  Restaurants, Inc. and the 1709 Mass Avenue
                  Nominee Trust regarding a Bel Canto location
                  In Lexington, Massachusetts

 (i)              Lease dated October 23, 1990 (together with          A-10(I)*
                  an amendment thereto dated June 19, 1992) between Capucino's Boston IV, Inc. and
                  Circuit City Stores, Inc. regarding a
                  Capucino's location in Framingham,
                  Massachusetts

 (j)              Lease dated February 8, 1972 (together with          A-10(j)*
                  an amendment thereto dated July 10, 1973 and an assignment thereof dated May 31, 1977) and March 11, 1982 (together with an amendment thereto dated March 11, 1982) between Capucino's, Inc. and Ben-Har
                  Properties Realty Trust regarding a
                  Capucino's location in Brookline,
                  Massachusetts

 (k)              Lease dated August 19, 1992 between                  A-10(k)*
                  Capucino's of Saugus, Inc. and the Yen H.
                  Tow Realty Trust regarding a Capucino's
                  Location in Saugus, Massachusetts

 (l)              Lease dated August 2, 1990 between                   A-10(l)*
                  Capucino's Cambridge, Inc. and LEST
                  Corporation regarding a Capucino's
                  Location in Cambridge, Massachusetts

 (m)              Lease dated October 20, 1986 (together               A-10(m)*
                  with an amendment thereto dated
                  September 10, 1991) between PRI and
                  Portland Causeway Realty Trust regarding the Registrant's principal executive Offices in Boston, Massachusetts

 (n)              Lease dated August 1, 1993 between Polcari           A-10(n)*
                  Enterprises, Inc. and the E.J.H. Realty
                  Trust regarding Registrant's warehouse
                  Located in Somerville, Massachusetts

 (o)              Lease dated October 14, 1986 between                 A-10(o)*
                  Polcari Enterprises, Inc. and Costa Fruit
                  & Produce Co., Inc. regarding the
                  Registrant's commissary located in
                  Charlestown, Massachusetts

 (p)              Lease dated June 30, 1995 between Berlin             G-10(p)*
                  Properties Limited Partnership and Ocean,
                  Inc. regarding a Pizzeria Regina location
                  In the Solomon Pond Mall, Berlin and
                  Marlborough, Massachusetts

 (q)              Lease dated May 10, 1994 between Bellwether        G-10(q)*
                  Properties of Massachusetts, L.P. and Ocean,
                  Inc. regarding a Pizzeria Regina in the
                  Burlington Mall, Burlington, Massachusetts

 (r)              Employment Agreement between the Registrant        A-10(p)***
                  and George R. Chapdelaine

 (s)              Form of 1994 Nonemployee Director Stock            A-10(q)***
                  Option Plan

  (t)             Form of 1994 Combination Stock Option Plan         A-10(r)***

  (u)             Agent Borrowing Agreement by and among PRI         A-10(s)*
                  and other subsidiaries of the Registrant and BayBank dated February 8, 1991, as amended on April 29, 1994

(v)               $1,038,666 Commercial Note between PRI and         A-10(t)*
                  BayBank dated February 8, 1991 as amended
                  On April 29, 1994

(w)               $275,000 Commercial Note between PRI and           A-10(u)*
                  Baybank dated February 9, 1991, as amended
                  On April 29, 1994

(x)               Master Note in favor of BayBank issued by          A-10(v)*
                  PRI on April 29, 1994

(y)               Form of Guaranty of the Registrant in favor        A-10(w)*
                  of BayBank

(z)               Form of Guaranty of George R. Chapdelaine          A-10(x)*
                  in favor of BayBank

(aa)              Form of Guaranty of John P. Polcari in favor       A-10(y)*
                  of BayBank

(bb)              Stock Purchase Warrant issued to Corning           A-10(z)*
                  Partners IV L.P. on April 29, 1994

(cc)              $500,000 Subordinated debenture of the             A-10(aa)*
                  Registrant issued to Corning Partners
                  IV, L.P. on April 29, 1994

(dd)              Form of Indemnification Agreement with             A-10(bb)***
                  each of the directors and certain
                  officers of the Registrant

(ee)              Incentive Stock Option Plan                        B-10(h)***

(ff)              Non-Employee Director's Stock Option               C-10(h)***
                  Plan

(gg)              Form of Stock Option Agreement between             D-10(h)
                  the Registrant and each of James I. Maruna,
                  W. Rex Seley and Richard J. Reeves

(hh)              Severance Agreement between the Registrant         E-10(p)***
                  and James I. Maruna

(ii)              Amendment to Employment Agreement between          A-(hh)***
                  the Registrant and George R. Chapdelaine

(jj)              $500,000 Note, dated December 28, 1995,            H-10.01*
                  issued by Boston Restaurant Associates, Inc.
                  in favor of Haymarket Co-Operative Bank

(kk)              Condominium Mortgage-Security Agreement,           H-10.02*
                  dated December 28, 1995, issued by George
                  R. Chapdelaine, Trustee of BRA Nominee
                  Trust, in favor of Haymarket Co-Operative
                  Bank

(ll)              Loan and Security Agreement, dated                 H-10.03*
                  December 28, 1995, between Boston
                  Restaurant Associates, Inc. and Haymarket
                  Co-Operative Bank

(mm)              Guaranty of Ocean, Inc., Polcari Enterprises,      H-10.04*
                  Inc., Pizzeria Regina, Inc., Capucino Boston
                  IV, Inc., Fantail Restaurant, Inc.,
                  Capucino's, Inc., Bel Canto Restaurant, Inc.,
                  And Capucino's of Saugus, Inc., dated
                  December 28, 1995, in favor of Haymarket
                  Co-Operative Bank

(nn)              Guaranty of George R. Chapdelaine,                 H-l0.05*
                  individually and as trustee of the BRA
                  Nominee Trust, dated December 28, 1995,
                  In favor of Haymarket Co-Operative Bank

(oo)               Guaranty of John P. Polcari, Jr., dated           H-10.06*
                  December 28, 1995, in favor of Haymarket
                  Co-Operative Bank

(pp)              Form of Option granted to Mr. Chapdelaine          H-10.07*
                  and Mr. Polcari in consideration of
                  their guaranties of BRA's obligations
                  of Boston Restaurant Associates, Inc.
                  under its credit facility

(qq)              Lease dated July 24, 1996 between Faneuil          I-10.08*
                  Hall Marketplace, Inc. and Fantail
                  Restaurant, Inc. regarding a Pizzeria
                  Regina location in the Faneuil Hall
                  Marketplace Area, Boston, Massachusetts

(rr)              $350,000 Note, dated April 19, 1996,               I-10.09*
                  issued by Boston Restaurant Associates,
                  Inc. in favor of Haymarket Co-Operative
                  Bank

(ss)              $500,000 Note, dated July 26, 1996,                I-10.10*
                  issued by Boston Restaurant Associates,
                  Inc. in favor of Haymarket Co-Operative
                  Bank

(tt)              Equipment Lease dated July 26, 1996                I-10.11*
                  between HCB Corporation and Ocean, Inc.
                  regarding certain equipment at a
                  Pizzeria Regina location in the Solomon
                  Pond Mall, Berlin and Marlborough,
                  Massachusetts


(uu)              Lease dated 16 November, 1995 between                Filed
                  Braintree Property Associates, LLP and               Herewith
                  Ocean, Inc. regarding a Pizzeria Regina
                  Location in South Shore Plaza,
                  Braintree, Massachusetts

11                Calculation of net income (loss)
                  per share of common stock                            Filed
                                                                       Herewith

21                Subsidiaries of the Registrant                       A-21*

23                Consent of BDO Seidman, LLP                          Filed
                                                                       Herewith

27                Financial Schedule                                   Filed
                                                                       Herewith

A Incorporated by reference to the Company's registration Statement on Form SB-2 (Registration No. 33-81068). The number set forth herein is the number of the Exhibit in said registration statement

B Incorporated by reference to the Company's registration statement on Form S-1 (File No. 33-31748). The number set forth herein is the number of the Exhibit in said registration statement

C Incorporated by reference to the Company's annual report on Form 10-K for the year ended April 30, 1991. The number set forth herein is the number of the Exhibit in said annual report

D Incorporated by reference to the Company's transition report on Form 10K for the seven months ended April 30, 1990. The number set forth herein is the number of the Exhibit in said transition report

E Incorporated by reference to the Company's annual report on Form 10-K for the year ended April 30, 1993. The number set forth herein is the number of the Exhibit in said annual report.

F Incorporated by reference to the Company's annual report on Form 10-K for the year ended April 30, 1994. The number set forth herein is the number of the Exhibit in said annual report.

G Incorporated by reference to the Company's annual report on Form 10-K for the year ended April 30, 1995. The number set forth herein is the number of the Exhibit in said annual report.

H Incorporated by reference to the Company's quarterly report on Form 10-QSB for the period ended January 28, 1996. The number set forth herein is the number of the Exhibit in said quarterly report

I Incorporated by reference to the Company's annual report on Form 10-KSB for the year ended 28 April, 1996. The number at forth herein is the number of the Exhibit in said annual report.

* In accordance with Rule 12b-32 under the Securities Exchange Act of 1934, as amended, reference is made to the documents previously filed with the Securities and Exchange Commission, which documents are hereby incorporated by reference

**                Management Contract or Compensatory Plan or Arrangement

-------
 (b)      REPORTS ON FORM 8-K                                      *by reference
          -------------------

     Boston Restaurant Associates, Inc. filed a report on Form 8-K date 31 December, 1996 reporting the issuance of 15-year subordinate convertible debentures.

                                   SIGNATURES

         In accordance with section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           BOSTON RESTAURANT ASSOCIATES, INC.


Date:  25, July, 1997                       By:/s/George R. Chapdelaine
                                               ------------------------
                                               George R. Chapdelaine, President

     In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

          SIGNATURE                                           DATE
          ---------                                           ----

         /s/ George R. Chapdelaine                            25 July, 1997
         -------------------------
         George R. Chapdelaine, Chief
         Executive Officer, President
         and Director


         /s/John P. Polcari                                   25 July, 1997
         ------------------
         John P. Polcari, Jr.,
         Treasurer and Director


         /s/Joseph J. Caruso                                  25 July, 1997
         -------------------
         Joseph J. Caruso, Director


         /s/Richard J. Reeves                                 25 July, 1997
         --------------------
         Richard J. Reeves, Director


         /s/Terrance A. Smith                                 25 July, 1997
         --------------------
         Terrance A. Smith, Director


         /s/Lucille Salhany                                   25 July, 1997
         ------------------
         Lucille Salhany, Director


         /s/Roger Lipton                                      25 July, 1997
         ---------------
         Roger Lipton, Director

                                                               Boston Restaurant
                                                                Associates, Inc.
                                                                and Subsidiaries






--------------------------------------------------------------------------------
                                               Consolidated Financial Statements
                                                  Years Ended April 27, 1997 and
                                                                  April 28, 1996

                                              Boston Restaurant Associates, Inc.
                                                                and Subsidiaries

                                                   Index to Financial Statements
--------------------------------------------------------------------------------





Report of Independent Certified Public Accountants                         F-2

Consolidated Financial Statements:

    Balance sheets                                                  F-3 to F-4

    Statements of operations                                               F-5

    Statements of stockholders' equity                                     F-6

    Statements of cash flows                                               F-7

    Summary of accounting policies                                 F-8 to F-10

    Notes to consolidated financial statements                    F-11 to F-27

Report of Independent Certified Public Accountants


To the Board of Directors and Stockholders of Boston Restaurant Associates, Inc.


We have audited the accompanying consolidated balance sheets of Boston Restaurant Associates, Inc. and subsidiaries as of April 27, 1997 and April 28, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Boston Restaurant Associates, Inc. and subsidiaries at April 27, 1997 and April 28, 1996, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                                               BDO Seidman, LLP


Boston, Massachusetts
July 2, 1997

                                              Boston Restaurant Associates, Inc.
                                                                and Subsidiaries

                                                     Consolidated Balance Sheets
--------------------------------------------------------------------------------
                                                        April 27,      April 28,
                                                          1997           1996
--------------------------------------------------------------------------------
Assets (Note 4)

Current:
    Cash and cash equivalents                             $726 054     $159 564
    Accounts receivable                                     69 729       65 079
    Inventories (Note 1)                                   209 295      232 427
    Prepaid expenses and other                              27 532       66 609
--------------------------------------------------------------------------------
        Total current assets                             1 032 610      523 679
--------------------------------------------------------------------------------
Property and equipment (Notes 9 and 12):
    Building                                               512 500      512 500
    Leasehold improvements                               2 591 941    2 759 369
    Equipment, furniture and fixtures                    1 799 061    1 995 784
--------------------------------------------------------------------------------
                                                         4 903 502    5 267 653

    Less accumulated depreciation and amortization       2 247 174    2 527 972
--------------------------------------------------------------------------------
        Net property and equipment                       2 656 328    2 739 681
--------------------------------------------------------------------------------
Other assets (Notes 2 and 12)                              944 180      752 624

--------------------------------------------------------------------------------
                                                        $4 633 118   $4 015 984
================================================================================
          See accompanying summary of accounting policies and notes to consolidated financial statements.

                                              Boston Restaurant Associates, Inc.
                                                                and Subsidiaries

                                                     Consolidated Balance Sheets
                                                                     (Continued)
--------------------------------------------------------------------------------
                                                        April 27,     April 28,
                                                          1997          1996
--------------------------------------------------------------------------------
Liabilities and Stockholders' Equity

Current liabilities:
    Accounts payable (Note 12)                          $   382 294  $  885 791
    Accrued expenses (Notes 3 and 12)                       628 277   1 021 641
    Current maturities (Notes 4, 5, 6 and 9):
        Long-term debt                                      200 000     144 836
        Notes payable - stockholder                           4 261       4 038
        Obligations under capital leases                     30 850         -
        Subordinated debentures                               -          84 000
--------------------------------------------------------------------------------
          Total current liabilities                       1 245 682   2 140 306

Long-term obligations:
    Long-term debt, less current maturities (Note 4)        625 000     474 414
    Notes payable - stockholder, less current
     maturities (Note 5)                                    125 810     130 072
    Obligations under capital leases, less
     current maturities (Note 9)                            138 850         -
    Deferred rent (Note 9)                                   67 024      60 871
    Subordinated debentures (Note 6)                      1 118 750         -
--------------------------------------------------------------------------------
          Total liabilities                               3 321 116   2 805 663
--------------------------------------------------------------------------------

Commitments and contingencies (Notes 4, 6, 9, 10 and 13)

Stockholders' equity (Notes 5, 6, 10 and 11):
    Common stock, $.01 par value, 25,000,000
     shares authorized; shares issued 5,015,693
      and 5,015,293                                          50 157      50 153
    Additional paid-in capital                            9 043 199   8 953 785
    Accumulated deficit                                  (7 781 354) (7 793 617)
--------------------------------------------------------------------------------
          Total stockholders' equity                      1 312 002   1 210 321
--------------------------------------------------------------------------------
                                                        $ 4 633 118  $4 015 984
================================================================================

          See accompanying summary of accounting policies and notes to consolidated financial statements.

                                              Boston Restaurant Associates, Inc.
                                                                and Subsidiaries

                                           Consolidated Statements of Operations





----------------------------------------------------------------------------------------------
                                                               April 27,            April 28,
Years ended                                                      1997                 1996
----------------------------------------------------------------------------------------------
Net sales                                                     $11 410 886          $10 864 418


Costs and expenses:
    Cost of food, beverages and liquor                          2 532 050            2 618 187
    Other operating expenses                                    7 119 142            7 287 378
    General and administrative                                  1 020 796            1 996 752
    Depreciation and amortization                                 579 071              635 378
    Loss from valuation of assets impaired, assets to
     to be disposed of and restaurant closures (Note 12)              -              1 355 034

----------------------------------------------------------------------------------------------
        Total costs and expenses                               11 251 059           13 892 729
----------------------------------------------------------------------------------------------

Operating income (loss)                                           159 827           (3 028 311)

Interest expense, net of interest income of $4,983 and
 $5,305 in 1997 and 1996, respectively                            151 941               29 185

Other (income) expense, net (Note 7)                               (4 377)              50 404

----------------------------------------------------------------------------------------------
Net income (loss)                                             $    12 263          $(3 107 900)
==============================================================================================


Net income (loss) per share                                   $       -            $      (.62)

==============================================================================================
Weighted average number of common and
 dilutive common equivalent shares outstanding                  5 015 306            5 015 293
==============================================================================================


          See accompanying summary of accounting policies and notes to consolidated financial statements.

                                              Boston Restaurant Associates, Inc.
                                                                and Subsidiaries

                                 Consolidated Statements of Stockholders' Equity


---------------------------------------------------------------------------------------------------------------------
                                            Common Stock
                                           $.01 Par Value       Additional                               Total
Years ended April 27, 1997 and           -----------------        Paid-In              Accumulated     Stockholders'
April 28, 1996                           Shares     Amount        Capital               Deficit          Equity
---------------------------------------------------------------------------------------------------------------------
Balance, April 30, 1995                  5 015 293   $50 153      $8 953 785            $(4 685 717)       $4 318 221

    Net loss for the year                        -         -               -             (3 107 900)       (3 107 900)

---------------------------------------------------------------------------------------------------------------------
Balance, April 28, 1996                  5 015 293    50 153       8 953 785             (7 793 617)        1 210 321

    Exercise of stock options (Note 13)        400         4             384                      -               388

    Issuance of options and warrants in
    exchange for services (Note 11)              -         -          89 030                      -            89 030

    Net income for the year                      -         -               -                 12 263            12 263


---------------------------------------------------------------------------------------------------------------------
Balance, April 27, 1997                  5 015 693   $50 157      $9 043 199            $(7 781 354)       $1 312 002
=====================================================================================================================

                 See accompanying summary of accounting policies and notes to consolidated financial statements.

                                              Boston Restaurant Associates, Inc.
                                                                and Subsidiaries

                                           Consolidated Statements of Cash Flows
                                                                       (Note 11)



-----------------------------------------------------------------------------------------------------------
                                                                             April 27,           April 28,
Years ended                                                                    1997                1996
-----------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
    Net income (loss)                                                      $    12 263          $(3 107 900)
    Adjustments to reconcile net income (loss) to net cash
     used for operating activities:
        Loss on disposal of fixed assets                                             -               46 477
        Depreciation and amortization                                          579 071              635 378
        Loss from valuation of assets impaired, assets to be
         disposed of and restaurant closures                                     -                1 355 034
        Options granted in exchange for services                                20 300                    -
        Changes in operating assets and liabilities:
          Accounts receivable                                                   (4 650)              33 233
          Inventories                                                           23 132              108 394
          Prepaid expenses and other                                            39 077                  749
          Other assets                                                        (142 570)             (13 025)
          Accounts payable                                                    (503 497)             134 654
          Accrued expenses                                                    (393 364)             174 302
          Deferred rent                                                          6 153                  138

-----------------------------------------------------------------------------------------------------------
               Net cash used for operating activities                         (364 085)            (632 566)
-----------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
    Capital expenditures                                                      (331 430)            (661 054)
    Proceeds from sales of fixed assets                                         99 811              265 747

-----------------------------------------------------------------------------------------------------------
               Net cash used for investing activities                         (231 619)            (395 307)
-----------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
    Proceeds from issuance of long-term debt                                   380 750              619 250
    Repayments of long-term debt                                              (175 000)                (971)
    Repayments of capital lease obligations                                    (20 300)                   -
    Repayments of stockholder loans                                             (4 039)              (3 820)
    Repayments of subordinated debentures                                      (84 000)            (116 000)
    Proceeds from issuance of subordinate debentures                         1 118 750                    -
    Proceeds from exercise of stock options                                        388                    -
    Debt issuance costs                                                        (54 355)                   -

-----------------------------------------------------------------------------------------------------------
               Net cash provided by financing activities                     1 162 194              498 459
-----------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                           566 490             (529 414)

Cash and cash equivalents, beginning of year                                   159 564              688 978


-----------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of year                                     $   726 054          $   159 564
===========================================================================================================


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

                                              Boston Restaurant Associates, Inc.
                                                                and Subsidiaries

                                                  Summary of Accounting Policies
--------------------------------------------------------------------------------



Nature of Business                  The Company is engaged in the restaurant
and Basis of                        business. As of April 27, 1997, the Company
Presentation                        operated nine pizza and two casual Italian
                                    dining restaurants, including one held for sale. As of April 28, 1996, the Company operated eight pizza and two casual Italian dining restaurants, including one held for sale. Another of the Company's restaurant locations has been closed since June 1995 and was sold in April 1997. In May 1997, the lease for a pizza restaurant location expired and was not renewed.

                                    The consolidated financial statements
                                    include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.


Fiscal Year                         The Company's fiscal year ends on the last
                                    Sunday in April. Fiscal years 1997 and 1996 both included 52 weeks.


Use of Estimates                    The preparation of financial statements in
                                    conformity with generally accepted
                                    accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Inventories                         Inventories are valued at the lower of cost
                                    (first-in, first-out) or market.


Property and                        Property and equipment are stated at cost.
Equipment                           Depreciation is computed using accelerated
                                    and straight-line methods over the estimated useful lives of the assets. Leasehold improvements are amortized over the estimated useful lives of the improvements or the length of the lease, including anticipated renewal periods, whichever is shorter.

                                              Boston Restaurant Associates, Inc.
                                                                and Subsidiaries

                                                  Summary of Accounting Policies
--------------------------------------------------------------------------------



Other Assets

      Goodwill Goodwill resulting from the excess of cost over fair value of net assets acquired is being amortized on a straight-line basis over 20 years. The Company evaluates the recoverability and remaining life of its goodwill and determines whether the goodwill should be completely or partially written-off or the amortization period accelerated. The Company will recognize an impairment of goodwill if undiscounted estimated future operating cash flows of the acquired business are determined to be less than the carrying amount of the goodwill. If the Company determines that the goodwill has been impaired, the measurement of the impairment will be equal to the excess of the carrying amount of the goodwill over the amount of the undiscounted estimated future operating cash flows. If an impairment of goodwill were to occur, the Company would reflect the impairment through a reduction in the carrying value of goodwill. During fiscal 1996, goodwill was reduced due to the Company's determination that impairments had occurred (see Note 12).

      Deferred                      Costs incurred in connection with obtaining
      Financing Costs               financing are amortized over the terms of
                                    the related debt.

      Pre-Opening Costs             All nonrecurring costs, such as recruiting,
                                    training and other initial direct
                                    administrative expenses associated with the opening of new restaurant locations are expensed as incurred.


Taxes on Income                     The Company accounts for income taxes under
                                    the asset and liability method pursuant to Statement of Financial Accounting Standards
                                    No. 109 ("SFAS 109"), "Accounting for Income
                                    Taxes." Under SFAS 109, deferred income
                                    taxes are recognized for the future tax
                                    consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

                                              Boston Restaurant Associates, Inc.
                                                                and Subsidiaries

                                                  Summary of Accounting Policies
--------------------------------------------------------------------------------



Cash Equivalents                    For purposes of the statements of cash
                                    flows, the Company considers all highly
                                    liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.


Net Income (Loss)                   Net income (loss) per share is based on the
Per Share                           weighted average number of common and
                                    dilutive common equivalent shares
                                    outstanding. Common stock equivalents in the form of stock options and warrants when dilutive are also considered in the computation.

New Accounting                      Effective April 29, 1996, the Company
Standards                           adopted the provisions of Statement of
                                    Financial Accounting Standards No. 123,
                                    "Accounting for Stock Based Compensation".
                                    The Company has elected to continue to
                                    account for stock options at their intrinsic value with disclosure of the effects of fair value accounting on net earnings (loss) and earnings (loss) per share on a pro forma basis.

                                    Statement of Financial Accounting Standards
                                    No. 128, "Earnings per Share," (FAS No.
                                    128") issued by the Financial Accounting
                                    Standards Board is effective for financial statements for fiscal years ending after December 15, 1997. The new standard establishes standards for computing and presenting earnings per shares.

                                    The effect of adopting Statement of
                                    Financial Accounting Standards No. 128,
                                    "Earnings per Share," is not expected to be material. The Company is required to adopt the disclosure requirements of FAS No. 128 during the year ended April 26, 1998.


Reclassifications                   Certain reclassifications have been made to
                                    the 1996 financial statements to conform to the 1997 presentation.

                                              Boston Restaurant Associates, Inc.
                                                                and Subsidiaries

                                      Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
1.    Inventories                   Inventories consist of the following:


                                                                                            April 27,        April 28,
                                                                                              1997             1996
                                    ----------------------------------------------------------------------------------
                                    Food, beverages and liquor                              $110 732         $131 098
                                    Paper goods and supplies                                  98 563          101 329


                                    Total                                                   $209 295         $232 427
                                    ==================================================================================



2.    Other Assets                  Other assets consist of the following:

                                                                                             April 27,        April 28,
                                                                                               1997             1996
                                    ----------------------------------------------------------------------------------
                                    Goodwill                                                $   765 133      $765 133
                                    Deferred financing costs                                    212 100        13 015
                                    Deposits and other                                           99 859        31 762
                                    Favorable lease                                              41 590        41 590
                                    ----------------------------------------------------------------------------------
                                                                                              1 118 682       851 500
                                    Less accumulated amortization                               174 502        98 876

                                    ----------------------------------------------------------------------------------
                                    Total                                                   $   944 180      $752 624
                                    ==================================================================================



3.    Accrued Expenses              Accrued expenses consist of the following:

                                                                                           April 27,      April 28,
                                                                                             1997           1996
                                    ---------------------------------------------------------------------------------
                                    Compensation                                           $230 117       $  226 015
                                    Accrued rent                                             89 455            9 953
                                    Taxes other than income taxes                            88 786          117 534
                                    Professional fees                                        50 000           84 484
                                    Reserves for store closures (Note 12)                    46 325          263 599
                                    Gift certificates                                        37 365           31 694
                                    Interest                                                 35 315            5 576
                                    Insurance                                                10 873           41 708
                                    Reserve for legal contingencies (Note 9)                  -              200 000
                                    Other                                                    40 041           41 078

                                    ---------------------------------------------------------------------------------
                                    Total                                                  $628 277       $1 021 641
                                    =================================================================================

                                              Boston Restaurant Associates, Inc.
                                                                and Subsidiaries

                                      Notes to Consolidated Financial Statements




4.    Long-Term Debt                Long-term debt consists of the following:

                                                                                            April 27,        April 28,
                                                                                              1997             1996
                                    ----------------------------------------------------------------------------------
                                    Note payable to a bank, interest at prime
                                     plus 2% (10.5% at April 27, 1997), payable
                                     in monthly installments of $8,333 plus
                                     interest, due April, 2001.
                                                                                            $400 000         $500 000

                                    Note payable to a bank, interest at 12.0%,
                                     payable in monthly installments of $8,333
                                     plus interest, due July, 2001.
                                                                                             425 000          119 250

                                    ----------------------------------------------------------------------------------
                                    Total                                                    825 000          619 250

                                    Less current maturities                                  200 000          144 836

                                    ----------------------------------------------------------------------------------
                                    Long-term debt                                          $625 000         $474 414
                                    ==================================================================================


                                    During fiscal 1997, the Company amended the 12% note and borrowed an additional $380,750. The terms of the amended note include interest at 12%, payable in monthly installments of $8,333 plus interest, due July 2001.

                                    The notes payable to a bank are
                                    collateralized by substantially all of the Company's assets, excluding real estate, and are personally guaranteed by both the Company's President and Treasurer.

                                    In connection with their guarantees of the notes payable, the Company issued options to purchase an aggregate of 115,500 shares of the Company's common stock in fiscal 1997 and 357,000 shares of the Company's common stock in fiscal 1996 to the Company's President and Treasurer. The Company also issued warrants to purchase a total of 42,500 shares of the Company's common stock to the bank in connection with the issuance of the notes payable (see Note 10). The value of these options and warrants was not material as of their issuance dates. A member of the Company's Board of Directors also serves as a member of the bank's Board of Directors.

                                              Boston Restaurant Associates, Inc.
                                                                and Subsidiaries

                                      Notes to Consolidated Financial Statements



--------------------------------------------------------------------------------
4.    Long-Term Debt                Maturities of the long-term debt are as
      (Continued)                   follows:

                                    Fiscal year ending            Amount
                                    --------------------------------------------
                                    1998                          $200 000
                                    1999                           200 000
                                    2000                           200 000
                                    2001                           200 000
                                    2002                            25 000
                                    --------------------------------------------
                                    Total                         $825 000
                                    ============================================


5.    Notes Payable -               Notes payable - stockholder consists of two
      Stockholder                   notes, with interest at 7.18% and 8%,
                                    payable in aggregate monthly installments of principal and interest of $810, maturing
                                    January, 2017.

                                    Maturities of the stockholder notes are as follows:

                                    Fiscal year ending              Amount
                                    --------------------------------------------
                                    1998                            $  4 261
                                    1999                               4 494
                                    2000                               4 759
                                    2001                               4 993
                                    2002                               5 274
                                    Thereafter                       106 290
                                    --------------------------------------------
                                    Total                           $130 071
                                    ============================================

                                              Boston Restaurant Associates, Inc.
                                                                and Subsidiaries

                                      Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------
6.    Subordinated                  Subordinated debentures outstanding at April
      Debentures                    27, 1997 consist of convertible debentures
                                    bearing interest at variable rates of 8% through December 31, 1997, 10% through
                                    December 31, 1998, 12% through December 31,
                                    1999 and 14% through December 31, 2011,
                                    payable semi-annually and convertible into the Company's common stock at a conversion rate of $1.25 per share. The Company has recorded interest costs related to these debentures at a straight-lined rate of 13.2%. The convertible debentures automatically convert into shares of common stock at the conversion rate if the average bid price of the Company's common stock for any sixty consecutive trading days has been equal to or greater than $3.00. The debentures are due December 31, 2011. The
                                    Company is authorized to issue an additional
                                    $381,250 of subordinated debentures.

                                    The subordinated debentures outstanding at
                                    April 28, 1996 consist of convertible
                                    subordinated debentures bearing interest at
                                    10% payable quarterly which were convertible into the Company's common stock at a conversion rate of $5.00 per share.
                                    These debentures were paid in full during fiscal 1997.


7.    Other (Income)                Other (income) expense, net consists of the
      Expense, Net                  following:

                                                             April 27,            April 28,
                                    Years ended                1997                 1996
-------------------------------------------------------------------------------------------
                                    Other (income) expense   $(4 377)             $ 3 927
                                    Loss on disposal
                                     of fixed assets               -               46 477
                                    -------------------------------------------------------
                                    Total                    $(4 377)             $50 404
                                    =======================================================

                                              Boston Restaurant Associates, Inc.
                                                                and Subsidiaries

                                      Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------



8. Taxes on Income                  At April 27, 1997, the Company has the
                                    following net operating loss carryforwards, subject to review by the Internal Revenue
                                    Service, available to offset future taxable income for Federal income tax purposes as indicated:

                                                                                                            Expiration
                                                                                                Amount         Dates
                                    -----------------------------------------------------------------------------------
                                    Net operating losses purchased in a 1994
                                     acquisition, whose use is limited                       $2 918 000       2004-2009

                                    Net operating losses incurred before and
                                     after acquisition and available for
                                     immediate offset against taxable income                  4 481 000       1998-2012

                                    Deferred tax assets are comprised of the
                                     following:

                                                                                            April 27,        April 28,
                                                                                              1997             1996
                                    ------------------------------------------------------------------------------------
                                    Deferred tax assets:
                                      Net operating loss carryforwards                      $ 2 960 000      $ 2 198 000
                                      Losses on store closures and
                                       write-downs not yet deductible
                                       for tax purposes                                         496 000          459 000
                                      Reserves and accruals not yet
                                       deductible for tax purposes                                    -           80 000
                                      Valuation allowance                                    (3 456 000)      (2 737 000)
                                    ------------------------------------------------------------------------------------
                                         Net deferred tax assets                            $         -      $         -
                                    ====================================================================================

                                              Boston Restaurant Associates, Inc.
                                                                and Subsidiaries

                   Notes to Consolidated Financial Statements



--------------------------------------------------------------------------------
8.    Taxes on Income               A reconciliation of the statutory federal
      (Continued)                   income tax rate (benefit) and the effective
                                    tax rate as a percentage of income (loss) before taxes on income is as follows:

                                                                       April 27,        April 28,
                                    Years ended                          1997             1996

                                    -------------------------------------------------------------
                                    Statutory rate (benefit)              34.0%           (34.0)%
                                    Operating income offset by
                                     current tax loss generating
                                     no current or deferred tax
                                     effect                              (34.0)               -
                                    Operating losses generating
                                     no current tax benefit                  -             34.0
                                    -------------------------------------------------------------

                                    Effective tax rate                       -%               -%
                                    =============================================================

                                              Boston Restaurant Associates, Inc.
                                                                and Subsidiaries

                                      Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------



9.    Commitments and
      Contingencies

      Leases The Company is obligated under noncancellable operating leases for its leased restaurant locations, office, commissary and warehouse space. Lease terms range from five to twenty years and in certain instances provide options to extend the original term. Generally, the Company is required to pay its proportionate share of real estate taxes, insurance, common area and other operating costs in addition to annual base rent. Substantially all restaurant leases provide for contingent rentals based on sales in excess of specified amounts. The Company also leases equipment under capital leases.

                                    The following is an analysis of leased
                                    property under capital leases, included in property and equipment:

                                                                                           April 27,     April 28,
                                                                                             1997          1996
                                    -------------------------------------------------------------------------------
                                    Equipment                                              $190 000       $    -
                                    -------------------------------------------------------------------------------
                                    Less: accumulated amortization                           19 724            -
                                    -------------------------------------------------------------------------------
                                    Net leased property under capital leases               $170 276       $    -
                                    ===============================================================================

                                              Boston Restaurant Associates, Inc.
                                                                and Subsidiaries

                                      Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------



9.    Commitments and
      Contingencies
      (Continued)

      Leases                        Aggregate minimum rental requirements under
      (Continued)                   capital leases and operating leases as of
                                    April 27, 1997, are approximately
                                    as follows:

                                                                                  Capital            Operating
                                    Fiscal year ending                            Leases             Leases
                                    ----------------------------------------------------------------------------
                                    1998                                          $ 54 241           $1 524 000
                                    1999                                            54 241            1 156 000
                                    2000                                            54 241              896 000
                                    2001                                            54 241              789 000
                                    2002                                            13 560              764 000
                                    Thereafter                                           -            2 363 000
                                    ----------------------------------------------------------------------------

                                    Total minimum lease payments                   230 524           $7 492 000
                                    ------------------------------------------------------           ==========

                                    Amount representing interest                    60 824
                                    ------------------------------------------------------

                                    Present value of net minimum
                                     lease payments                                169 700
                                    Less current maturities                         30 850

                                    ------------------------------------------------------
                                    Total long term portion                       $138 850
                                    ======================================================


                                    Deferred rent liabilities of $67,024 and $60,871 as of April 27, 1997 and April 28, 1996, respectively, were recorded in order to recognize lease escalation provisions on a straight-line basis for certain operating leases.

                                    Rent expense under all operating leases was approximately $1,481,000 and $1,497,000 which included contingent rentals of
                                    approximately $13,500 and $10,000 in 1997 and 1996, respectively.

                                              Boston Restaurant Associates, Inc.
                                                                and Subsidiaries

                   Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------



9.    Commitments and
      Contingencies
      (Continued)

      Lease Guarantees              In connection with the sale of a restaurant
                                    to a non-affiliated third-party, the Company is a guarantor of the lease payments under the leases assumed by the buyer expiring in fiscal 2001. At April 27, 1997, the Company is contingently liable for approximately
                                    $684,000 under the guarantees. The Company is of the opinion that the buyer of the location will be able to perform under the terms of the lease agreement and that no payments will be required or losses will be incurred by the Company under the guarantees.


      Employment                    The Company has an employment agreement with
      Agreement and                 its President, which expires April 29, 1999.
      Guaranty                      In addition to a base salary, adjusted
                                    annually for cost-of-living changes and an annual bonus, the agreement provides for a performance bonus, as defined. The commitment for future compensation, excluding the performance bonus amounts to $200,000 per year. The employment agreement further provides that upon the termination of the President for reasons, as defined, the President will agree not to compete with the Company for a three year period and the Company will continue to pay the President's then current base salary and annual bonus for three years effective at the date of such termination.


      Litigation                    The Company is involved in various legal
                                    matters in the ordinary course of its
                                    business. Each of these matters is subject to various uncertainties, and some of these matters may be resolved unfavorably to the Company. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the financial position of the Company.

                                              Boston Restaurant Associates, Inc.
                                                                and Subsidiaries

                   Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------



10.   Stock Options                 At April 27, 1997, outstanding options
      and Warrants                  consist of the following:

                                    The Company has an Employee Stock Option
                                    Plan (the "Employee Plan") and a Directors'
                                    Stock Option Plan (the "Directors' Plan") which was assumed by the Company in connection with a fiscal 1994 acquisition. Under both the Employee and Directors' Plans, options are granted at the fair market value on the date of the grant and are exercisable in part beginning one year after the grant date and ending six years from the grant date under the Employee Plan and five years after the grant date under the Directors' Plan.

                                    In July, 1994, the Company's stockholders approved the 1994 Combination Stock Option Plan (the "1994 Combination Plan") and the 1994 Non-Employee Director Stock Option Plan (the "1994 Director Plan"), which replace the previously existing Employee and Directors' Plans.

                                    The 1994 Combination Plan provides for the grant of incentive stock options intended to qualify under the requirements of the Internal Revenue Code and options not qualified as incentive stock options. Incentive stock options may only be granted to employees of the Company. Non-employees contributing to the success of the Company are eligible to receive non-qualified stock options. The 1994 Combination Plan is to be administered by a Committee designated by the Board of Directors. Options under the 1994 Combination Plan may not be granted after July 2004 and the exercise price shall be at least equal to the fair market value of the common stock at the grant date.

                                    Incentive stock options may be granted to holders of more than 10% of the Company's common stock at an exercise price of at least 110% of the fair market value of the Company's common stock at the grant date. The terms of the options granted are to be determined by the Committee, but in no event shall the term of any incentive stock option extend beyond three months after the time a participant ceases to be an employee of the Company. No options may be exercised more than five years after the date of the grant for 10% stockholders, or ten years after the date of grant for all other participants. A total of 500,000 shares of common stock have been reserved for issuance under the 1994 Combination Plan subject to shareholder approval for the increase of 365,000 shares in 1997.

                                              Boston Restaurant Associates, Inc.
                                                                and Subsidiaries

                   Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------



10.   Stock Options                 The 1994 Director Plan provides for the
      and Warrants                  granting to each eligible non-employee
      (Continued)                   director of the Company an option to
                                    purchase 5,000 shares of the Company's
                                    common stock. Options granted under the 1994
                                    Director Plan become exercisable over a five year period at an exercise price equal to the fair market value of the Company's common stock at the grant date and expire ten years from the grant date. A total of 500,000 shares have been reserved for issuance under the 1994 Director Plan.

                                    During fiscal 1997, the Company issued
                                    options to the Company's President and
                                    Treasurer to purchase an aggregate of
                                    115,500 shares of the Company's common stock in connection with guarantees of certain notes payable (see Note 4) and a new lease facility. Options for an aggregate of 75,600 shares are exercisable at $0.94 per share and expire July 26, 2001. The remaining options for an aggregate of 39,900 shares are exercisable at $1.00 per share and expire October 18, 2001.

                                    During fiscal 1996, the Company issued
                                    options to the Company's President and
                                    Treasurer to purchase an aggregate of
                                    357,000 shares of the Company's common
                                    stock, in connection with their guarantees of certain notes payable (see Note 4). Options for an aggregate of 210,000 shares are exercisable at $0.94 per share and expire December 16, 2000. The remaining options for an aggregate of 147,000 shares are exercisable at $0.88 per share and expire April 19, 2001.

                                              Boston Restaurant Associates, Inc.
                                                                and Subsidiaries

                   Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------
10.   Stock Options
      and Warrants
      (Continued)                   Changes in options outstanding under the
                                    Employee and Directors' Plans, the 1994
                                    Plans and options issued in connection with the guarantee of certain debt by the Company's President and Treasurer are summarized as follows:

                                                                                                            Weighted-Average
                                                                                   Shares                   Exercise Price
                                    ----------------------------------------------------------------------------------------

                                    Balance, April 30, 1995                            38 480               $4.58
                                    Granted                                           432 000                0.92
                                    Exercised                                           -                    -
                                    Cancelled or expired                              (43 500)               3.37
                                    ----------------------------------------------------------------------------------------

                                    Balance, April 28, 1996                           426 980                1.00
                                    Granted                                           328 500                1.04
                                    Exercised                                            (400)               0.96
                                    Cancelled or expired                               (1 480)               7.00
                                    ----------------------------------------------------------------------------------------

                                    Balance, April 27, 1997                           753 600               $1.01
                                    ========================================================================================


                                    As of April 27, 1997, options for 544,200 shares are exercisable at prices ranging from $0.88 to $4.38. At April 28, 1996, options for 375,230 shares were exercisable at prices ranging from $0.88 to $7.00.

                                              Boston Restaurant Associates, Inc.
                                                                and Subsidiaries

                   Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------



10.   Stock Options                 The following table summarizes information
      and Warrants                  about stock options outstanding at
      (Continued)                   April 27, 1997:

                                                                         Options Outstanding
                                       --------------------------------------------------------------------------------
                                                                                        Weighted-
                                                                                         Average             Weighted-
                                          Range of              Number                  Remaining             Average
                                          Exercise           Outstanding at            Contractual            Exercise
                                           Prices            April 27, 1997            Life (years)            Price
                                       --------------------------------------------------------------------------------

                                        $         4.38              3 500                   1.0                   $4.38
                                                  2.38              5 000                   3.5                    2.38
                                                  1.56             10 000                   3.8                    1.56
                                           0.88 - 1.25            735 100                   4.8                    0.97
                                       --------------------------------------------------------------------------------
                                        $  0.88 - 4.38            753 600                   4.77                  $1.01
                                       ================================================================================

                                                                          Options Exercisable
                                       --------------------------------------------------------------------------------
                                                                                                             Weighted-
                                          Range of                         Number                             Average
                                          Exercise                     Exercisable at                        Exercise
                                           Prices                       April 27, 1997                         Price
                                       --------------------------------------------------------------------------------

                                        $         4.38                         3 500                              $4.38
                                                  2.38                         2 000                               2.38
                                                  1.56                         4 000                               1.56
                                           0.88 - 1.25                       534 700                                .94
                                       --------------------------------------------------------------------------------
                                        $  0.88 - 4.38                       544 200                             $  .97
                                       ================================================================================


                                    At April 27, 1997, warrants and units
                                    outstanding, all of which are exercisable, consist of the following:

                                    (a)   Warrant for the purchase of 210,000
                                          shares of common stock, at an exercise
                                          price of $2.00 per share expiring
                                          April 29, 1999.

                                    (b)   Warrants to purchase 1,708,000 shares
                                          of common stock at a purchase price of
                                          $3.20 per share from March 8, 1997
                                          through September 7, 1999, issued in
                                          connection with the Company's
                                          September 7, 1994 public offering.

                                              Boston Restaurant Associates, Inc.
                                                                and Subsidiaries

                   Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

10.   Stock Options                       (c) Warrants to purchase 75,000 units
      and Warrants                        (375,000 shares) at a purchase price
      (Continued)                         of $3.20 per share, expiring September
                                          7, 1999, issued in connection with the
                                          Company's September 7, 1994 public
                                          offering.

                                    (d)   Warrants to purchase 25,000 and 17,500
                                          shares of common stock at a purchase
                                          price of $2.00 per share through June
                                          28, 1998 and October 19, 1998,
                                          respectively, or at a purchase price
                                          of $2.80 per share from June 29, 1998
                                          through December 28, 2000 and October
                                          20, 1998 through April 19, 2001,
                                          respectively, issued to the bank in
                                          connection with the issuance of the
                                          notes payable (see Note 4).

                                    (e)   Warrants to purchase 350,000 shares of
                                          common stock at an exercise price of
                                          $3 per share, expiring December 31,
                                          2006, issued in consideration for
                                          brokerage services connected with the
                                          issuance of the convertible
                                          subordinated debentures (see Notes 6
                                          and 11).

                                    The convertible subordinated debentures with an outstanding balance of $1,118,750 as of April 27, 1997 are convertible into common shares at a conversion price of $1.25 per share. Accordingly, 895,000 shares have been reserved for conversion. Additionally, the Company is authorized to issue warrants for 305,000 shares of common stock upon the issuance of the remaining $381,250 of convertible debentures and warrants for 150,000 shares for the related brokerage services (see Note 6).

                                    There were 5,516,250 shares reserved with respect to the above options, warrants, convertible debentures and the anti-dilution provisions related to a fiscal 1994 acquisition at April 27, 1997.

                                    During fiscal 1997 and 1996, the following units, warrants and options expired:

                                    (a)   Options to purchase 1,480 shares of
                                          common stock at $7.00 per share.

                                    (b)   Options to purchase 18,500 shares of
                                          common stock at prices ranging from
                                          $3.44 to $13.30 per share granted
                                          under the Employee and Directors'
                                          Plans.

                                              Boston Restaurant Associates, Inc.
                                                                and Subsidiaries

                   Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------
10.   Stock Options                 (c)   Options to purchase 25,000 shares of
      and Warrants                        common stock at $0.94 per share
      (Continued)                         granted under the 1994 Combination
                                          Plan.

                                    (d)   Warrants for the purchase of 6,000
                                          shares of common stock at $5.00 per
                                          share.

                                    At April 27, 1997, the Company has four
                                    stock-based compensation plans, which are described above. The Company accounts for its stock-based compensation plans using the intrinsic value method. Accordingly, no compensation cost has been recognized for its stock option plans. Had compensation cost for the Company's four stock option plans and options issued in connection with the guarantee of certain debt been determined based on the fair value at the grant dates for awards under those plans consistent with the method of FASB Statement 123, Accounting for Stock-Based Compensation, the Company's net income
                                    (loss) and earnings (loss) per share would have been adjusted to the pro forma amounts indicated below:

                                                                                        April 27,          April 28,
                                                                                           1997              1996
                                    ---------------------------------------------------------------------------------
                                    Net income (loss)        As reported                 $ 12 263        $(3 107 900)
                                                             Pro forma                    (55 769)        (3 262 573)

                                    Earnings (loss)          As reported                 $   0.00        $      (.62)
                                    per share                Pro forma                      (0.01)              (.65)

                                    In determining the pro forma amounts above, the Company estimated the fair value of each option granted using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1997 and 1996, respectively: dividend yield of 0% for both years and expected volatility of 35% for both years, risk free rates ranging from 6.3% to 6.6% for 1997, and 5.5% to 6.5% for 1996, and expected lives ranging from 5 to 10 years for both 1997 and 1996. The weighted average fair value of options granted in fiscal 1997 and 1996 were $90,000 and $172,000, respectively.

                                              Boston Restaurant Associates, Inc.
                                                                and Subsidiaries

                   Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------



11.   Supplemental Cash             Cash paid for interest and income taxes are
      Flow Information              as follows:


                                                                                        April 27,            April 28,
                                    Years ended                                           1997                 1996
                                    ----------------------------------------------------------------------------------
                                    Interest                                             $127 185              $29 166
                                    Income taxes                                                -                    -

                                    Supplemental schedule of noncash operating and financing activities are as follows:

                                                                                        April 27,            April 28,
                                    Years ended                                           1997                 1996
                                    ----------------------------------------------------------------------------------
                                    Stock options and warrants issued
                                     in exchange for services                            $  89 030                -

                                    Capital leases entered into during
                                     the year                                              190 000                -


12.   Assets Impaired,              Charges included in the results of
      Assets to be                  operations of $1,355,034 in fiscal 1996 are
      Disposed of and               summarized as follows:
      Restaurant
      Closures

                                    (a)  During fiscal 1997, the Company sold a
                                         restaurant closed since June 1995. A
                                         charge of $1,049,835 for the closed
                                         restaurant is included in the results
                                         of operations for the year ended April
                                         28, 1996 for the write-down to net
                                         realizable value of leasehold
                                         improvements ($216,000), goodwill
                                         ($635,000) and other assets ($96,000)
                                         and an accrual for buy-out of the lease
                                         ($102,000). The consolidated balance
                                         sheet at April 28, 1996 includes assets
                                         of $265,000, and liabilities of
                                         $240,000, related to this location.

                                    (b)  A charge of $159,228 is included in the
                                         results of operations for the year
                                         ended April 28, 1996 for the write-down
                                         resulting from the impairment of
                                         leasehold improvements ($53,000) and
                                         other assets and expenses ($106,000) at
                                         an operating restaurant held for sale.

                                              Boston Restaurant Associates, Inc.
                                                                and Subsidiaries

                   Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

12.   Assets Impaired,              (c)  A charge of $145,971 is included in
      Assets to be                       the results of operations for the year
      Disposed of and                    ended April 28, 1996 for the write-down
      Restaurant                         resulting from the impairment of
      Closures                           leasehold improvements at one of the
      (Continued)                        Company's pizza restaurants.

                                    (d)  In May 1995, the Company notified the
                                         landlord of its Cambridge,
                                         Massachusetts restaurant that it was
                                         exercising its option to cancel the
                                         lease and fulfill its guarantee with
                                         the payment of six months rent. On May
                                         26, 1995, the restaurant was closed.

                                    The historic and projected cash flows for these restaurants were not sufficient for the Company to recover the historical carrying amount of those assets. The assets were revalued at their estimated fair market value based upon sales of comparable assets in the case of leasehold improvements, and at zero for the goodwill, covenant and favorable lease, based upon an estimate of the amount recoverable.

13.   Subsequent Events             In July 1997, the Company entered into a
                                    lease agreement for a new pizza restaurant location. The lease agreement is for a term of ten years and requires an aggregate of approximately $1,000,000 of minimum lease payments over the lease term.

                                   EXHIBIT B
                                   ---------



                      PROXY STATEMENT FILING AUGUST 4, 1997

                                                                       Exhibit B


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
                       BOSTON RESTAURANT ASSOCIATES, INC.
                        TO BE HELD ON 12 SEPTEMBER, 1997

                                 ---------------

         The Annual Meeting of Stockholders of Boston Restaurant Associates, Inc. will be held on 12 September, 1997 at 10:00 a.m., local time, at the offices of Brown, Rudnick, Freed & Gesmer, 18th Floor, One Financial Center, Boston, Massachusetts 02111, for the following purposes:

         1. To elect seven (7) directors to serve for the ensuing year and until their successors are duly elected.

         2. To consider and act upon a proposal to amend the Company's 1994 Employee Stock Option Plan.

         3. To ratify the appointment of BDO Siedman LLP auditors for fiscal year 1998.

         4. To consider and act upon any matter incidental to the foregoing purposes and any other matters, which may properly come before the Meeting, or any adjourned session thereof.

         The Board of Directors has fixed 4 August, 1997 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.


                                            By Order of the Board of Directors


                                            GORDON R. PENMAN, Secretary

Boston, Massachusetts
7 August, 1997


                             YOUR VOTE IS IMPORTANT

YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY, SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING YOUR SHARES MAY NEVERTHELESS BE VOTED. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

                        BOSTON RESTAURANT ASSOCIATES, INC
                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held On 12 September, 1997


         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Boston Restaurant Associates, Inc., a Delaware corporation (the "Company") with its principal executive offices a 999 Broadway, Saugus, Massachusetts 01906, for use at the Annual Meeting of Stockholders to be held on 12 September, 1997 and at any adjournment or adjournments, thereof (the "Meeting"). The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about August 7, 1997

         Certain of the officers and employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of the securities held by them.

         Only stockholders of record at the close of business on 4 August, will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 5,015,693 shares of Common Stock, $.01 par value (the "Common Stock") of the Company. Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.

         The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, for the election of the nominees as directors and proposal No. 2 and No. 3. If any other matters shall properly come before the Meeting, the enclosed proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         At the Meeting, seven directors are to be elected to serve until the 1998 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The persons listed below in the following table have been nominated by the Board of Directors for election as directors.

         All nominees are currently directors of the Company. It is the intention of the persons named as proxies to vote for the election of the nominees. In the unanticipated event that any such nominee should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

         The following table sets forth certain information with respect to the nominees.

Director
Name                       Age      Position                          Since
----                       ---      --------                          -----

George R. Chapdelaine      52       Chief Executive Officer,          1994
                                    President, and Director

John P. Polcari, Jr.       66       Treasurer and Director            1994

Terrance Smith (2)         51       Director                          1990

Richard J. Reeves(1)(2)    50       Director                          1989

Joseph J. Caruso(1)        54       Director                          1994

Roger Lipton (1)           56       Director                          1996

Lucille S. Salhany         51       Director                          1996

-------------
(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.


         George R. Chapdelaine was elected President, Chief Executive Officer and a director of the Company in April 1994 upon the consummation of the April 29, 1994 acquisition of 60% of the then outstanding Common Stock of the Company by the stockholders of Pizzeria Regina, Inc. ("PRI") (the "Capucino's Acquisition"). Following the Capucino's Acquisition, the Company changed its name from Capucino's, Inc. to Boston Restaurant Associates, Inc. and PRI changed its name from Boston Restaurant Associates, Inc. to Pizzeria Regina, Inc. PRI is currently operating as a wholly owned subsidiary of the Company. Mr. Chapdelaine joined the predecessor of PRI in 1982 and from that time until April 1994 served as its and the PRI's President, Chief Executive Officer and a director. Prior to that time, Mr. Chapdelaine worked in the food service industry in various capacities, including as an independent marketing consultant, a general manager of the Food Service division for H.P. Hood, Inc. and a sales manager for Chiquita Brands, a subsidiary of United Brands. Mr. Chapdelaine holds an MBA from Clark University and graduated with a BS in Hotel and Restaurant Management from Oklahoma State University.

         John P. Polcari, Jr. was elected Treasurer and a director of the Company in April 1994 upon the consummation of the Capucino's Acquisition. A founder of PRI, Mr. Polcari served as its Chairman of the Board until April 1994, at which time he commenced serving as the Treasurer and a director of the Company.

         Lucille Salhany has been the President and Chief Executive Officer of the United Paramount Network since September 1994. Previously, Ms. Salhany served in various capacities at Fox Broadcasting Company commencing in July 1991, including as its chairman from January 1993 until her resignation in the summer of 1994. Prior to joining Fox, Ms. Salhany served in various capacities at Paramount Pictures. Ms. Salhany is married to Mr. Polcari, a director, and the Treasurer of the Company.

         Richard J. Reeves cofounded the Company in May 1989 and served as a director from that time until May 1993. In July 1993, Mr. Reeves rejoined the Company's Board of Directors. From May 1989 to July 1991, Mr. Reeves served as the Company's President and Chief Operating Officer. Since July 1991, Mr. Reeves has been engaged in restaurant development as a franchisee of various restaurants. These restaurants are not competitive with those owned and operated by the Company. From September 1988 to March 1989, Mr. Reeves served as an executive officer and principal stockholder of RSMG, Inc. ("RSMG") and from March 1985 until April 1989 occupied similar positions with Reeves Associates, Inc., both of which were privately held restaurant development companies.

         Terrance A. Smith was elected a director of the Company in August 1990. From 1988 to the present, Mr. Smith has been President of Chi-Chi's International Operations, Inc.

         Joseph J. Caruso was elected a director of the Company in connection with the Company's 1994 public offering. Mr. Caruso is the President of Bantam Group, Inc., a business advisory firm founded by Mr. Caruso in 1986. Mr. Caruso is presently a member of the board of directors of Audiofile, Inc., Corion Corporation, Haymarket Bank (BRAI has a credit facility with Haymarket Bank), Holometrix, Inc. and Tytronics, Inc. and formerly served on the board of directors of Coffee Connection, Inc. from 1991 to 1994. Mr. Caruso is a graduate of Northeastern University and the Harvard Business School.

         Roger Lipton was elected a director of the Company in July 1996. Since February 1995, Mr. Lipton has been President of Lipton Financial Services, Inc., an investment banking firm specializing in the restaurant, franchising and retailing industries, and also has been employed by Axiom Capital Management, Inc. an NASD broker/dealer, where he is a Managing Director. From 1981 until February 1995 he was Managing Director of the Lipton Financial Services Division of Ladenburg, Thalmann & Co., Inc., also an investment banking firm.

         The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when his successor is elected and qualified.

Meetings of the Board of Directors

         The Board of Directors held five meetings during the fiscal year ended April 27, 1997. The Board of Directors also acted on occasions by unanimous written consent in lieu of special meetings. Each current director, other than Mr. Polcari and Ms. Salhany, attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which he was a member during such fiscal year.

         The Board of Directors has an Audit Committee, currently composed of Messrs. Reeves, and Smith. The functions performed by this Committee include recommending to the Board of Directors the engagement of the independent auditors, reviewing the scope of internal controls and reviewing the implementation by management of recommendations made by the independent auditors.

         The Board of Directors has a Compensation Committee, currently composed of Messrs. Caruso, Lipton and Reeves. The functions of the Compensation Committee include determining salaries, incentive plans, benefits and overall compensation.

         The Audit and Compensation Committees were established in June 1994. The Compensation Committee held one meeting during the fiscal year ended April 27, 1997 and the Audit Committee met on one occasion with the Company's independent auditors during the fiscal year ended April 27, 1997.

         The Board of Directors does not have a nominating committee. Nominations of directors are considered by the whole Board of Directors.


Compensation of Directors

         Directors of the Company do not receive cash compensation for their services as directors. The Company provides health insurance benefits to its directors and reimburses its directors for their out-of-pocket expenses in attending Board meetings. In addition, nonemployee directors are eligible for the grant of stock options under the 1994 Nonemployee Directors Stock Option Plan. Messrs. Caruso, Reeves, and Smith each received options to purchase 20,000 shares of common stock in fiscal l997 under Non-employee Director Stock Option Plan. In addition, Mr. Smith, having served five years as a director, received options to purchase 10,000 shares of common stock. The Company also enters into indemnification agreements with each of its directors. See "Executive Compensation-Limitation of Officers' and Directors' Liability; Indemnification Agreements".


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of 25 July, 1997 and (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director and nominee director of the company, (iii) each person named in the Summary Compensation Table, and (iv) all current executive officers and directors of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company all persons listed below have sole voting and investment power with respect to their shares of Common Stock except to the extent shared by spouses under applicable law.

                                                                 Percentage
                                    Number of Shares             of Outstanding
Name and Address                    Beneficially Owned           Shares
----------------                    ------------------           --------------

George R. Chapdelaine (1)(2)             1,577,650                  29.89%
c/o Boston Restaurant

Associates, Inc.
999 Broadway
Saugus, MA  01906

John P. Polcari, Jr. (1)(3)              1,498,312                  28.67%
c/o Boston Restaurant
Associates, Inc.
999 Broadway
Saugus, MA  01906

Richard J. Reeves(4)                       90,300                    1.80%
c/o Boston Restaurant
Associates, Inc.
999 Broadway
Saugus, MA  01906

Terrance A. Smith (5)                       9,000                     *
c/o Boston Restaurant
Associates, Inc.
999 Broadway
Saugus, MA  01906

Joseph J. Caruso(6)                        27,000                     *
c/o Boston Restaurant
Associates, Inc.
999 Broadway
Saugus, MA  01906

Lucille Salhany(7)                         78,150                    1.56%
c/o Boston Restaurant
Associates, Inc.
999 Broadway
Saugus, MA  01906

Anthony Buccieri (11)                      10,000                     *
c/o Boston Restaurant
Associates, Inc.
999 Broadway
Saugus, MA  01906

Fran V. Ross (11)                          10,000                     *
c/o Boston Restaurant
Associates, Inc.
999 Broadway
Saugus, MA  01906

Roger Lipton(8)                           713,155                   13.76%
983 Park Avenue
New York, NY  10028

Dolphin Management, Inc.(9)               453,000                    8.98%
129 East 17th Street
New York, NY  10003

Jordan American Holdings, Inc.(10)      1,259,545                   23.48%
1875 Ski Time Square Dr., Ste. 1
Steamboat Springs, CO 80487

All current executive officers and
directors as a group

(9 persons)(1)(2)(3)(4)(5)(6)(7)     (2,337,730 total)              38.47%
(8)(11)

----------------------

*Less than one percent

(1) Mr. Chapdelaine and Mr. Polcari are the Voting Trustees of a Voting Trust that holds 1,265,150 shares pursuant to a certain Amended and Restated Voting Trust Agreement dated April 28, 1994 (the "Voting Trust Agreement"). As the Voting Trustees, Mr. Chapdelaine and Mr. Polcari share exclusive voting power with respect to all shares held in the Voting Trust. Mr. Chapdelaine and Mr. Polcari are also beneficiaries of the Voting Trust, each having beneficial ownership of 41.2% of the Voting Trust assets. Such beneficial ownership in the Voting Trust would entitle each of Mr. Chapdelaine and Mr. Polcari to 522,390 shares of the Company's Common Stock in the event the Voting Trust assets were distributed to the beneficiaries thereof. In addition, relatives of Mr. Polcari have beneficial ownership of the remaining 17.4% of the Voting Trust assets (approximately 220,370 shares)(54,988 Lucille Salhany) and (165,382 Anthony and Mary Polcari). Mr. Chapdelaine disclaims beneficial ownership of the approximately 742,760 shares of Common Stock allocated to beneficiaries of the Voting Trust other than Mr. Chapdelaine, and Mr. Polcari disclaims beneficial ownership of the approximately 742,760 shares of Common Stock allocated to the beneficiaries of the Voting Trust other than Mr. Polcari. The Voting Trust will dissolve on

     April 28, 2004 unless earlier dissolved pursuant to the Voting Trust Agreement.


(2) Includes options to purchase 262,500 shares issuable pursuant to stock options exercisable within 60 days of 25 July, 1997. Also includes 50,000 option to purchase common stock subject to shareholder approval of the proposed amendment to the Employee Plan.


(3) Includes approximately 68,670 shares issued to Lucille Salhany, Mr. Polcari's wife, and Mr. Polcari, as joint tenants with rights of survivorship in connection with the forgiveness of $282,500 of the Company's indebtedness to Ms. Salhany. Also includes 210,000 shares issuable pursuant to currently exercisable stock options, and 9,880 shares held by Ms. Salhany, Mr. Polcari's wife, for the benefit of certain family members.

(4) Includes options to purchase 7,000 shares issuable pursuant to current exercisable stock options.

(5) Includes options to purchase 9,000 shares issuable to pursuant to current exercisable stock options.

(6) Includes 10,000 shares held by Bantam Group, Inc., a business advisory firm controlled by Mr. Caruso and options to purchase 7,000 shares issuable pursuant to currently exercisable stock options.

(7) Excludes 1,265,150 shares held by Mr. Polcari as a Voting Trustee under the Voting Trust. See note (1) above. Includes 9,880 shares held by Ms. Salhany, Mr. Polcari's wife, for the benefit of certain family members.

(8) Based on Schedule 13D provided to the Company and discussions with Mr. Lipton. Includes 166,000 shares issuable pursuant to currently exercisable warrants.

(9) Based upon a Schedule 13D provided to the Company. Includes 30,000 shares issuable pursuant to currently exercisable warrants.

(10) Based on a Schedule 13G provided to the Company. F/K/A Equity Asset Management. Also includes 350,000 warrants issued by Boston Restaurant Associates, Inc. 31 December, 1996.

(11) Includes 9,900 shares issuable to executive officers pursuant to currently exercisable stock options.

Management

         The names of the Company's executive officers who are not directors of the Company, and certain biographical information furnished by them, are set forth below:

Name                             Age                     Title
----                             ---                     -----

Anthony A. Buccieri              42              Vice President Operations

Fran Ross                        50              Vice President of Corporate
                                                 Administration, Chief
                                                 Financial Officer

         Anthony A. Buccieri was appointed Vice President of Operations in April 1994. Mr. Buccieri joined the predecessor of PRI in 1974 and has served PRI in various capacities since that date, including as operations supervisor, assisting in the opening of all Pizzeria Regina outlets since he joined PRI in 1983. Mr. Buccieri attended the University of Massachusetts.

         Fran Ross was appointed the Company's Vice President of Corporate Marketing in February 1995 and Vice President of Corporate Administration and Chief Financial Officer in October 1996. Ms. Ross was Vice President of Marketing for Back Bay Restaurant Group from December 1993 until December 1994 and for Legal Seafoods from November 1992 until December 1993. Ms. Ross holds an A.S. from the Culinary Institute of America, AB in Biochemistry from Emmanuel College and attended graduate school at Cornell University.


Executive Compensation

         The following Summary Compensation Table sets forth the compensation during the last three fiscal years of each person who has served as the Chief Executive Officer during the last fiscal year and the four most highly compensated executive officers of the Company, if any, whose annual salary and bonus exceeded $100,000 for services in all capacities to the Company during the last fiscal year.

                           SUMMARY COMPENSATION TABLE


                                    Annual Compensation            Long-Term Compensation(2)
                                                                   Awards            Payouts


                                                        Other                   Securities               All
                                                        Annual      Restrict    Under-                   Other
Name and          Fiscal                                Compen-     Stock       Lying        LTIP        Compen-
Principal         Year              Salary    Bonus     sation      Award(s)    Options      Payouts     sation
Position          Ended              ($)       ($)       ($)          ($)        ($)           ($)         ($)

George R.         4/27/97           116,900   0
Chapdelaine       4/28/96           183,600   35,000
President and     4/30/95           177,000   35,000
CEO(1)



(1) Mr. Chapdelaine was entitled to a salary of $190,464 plus a bonus of $35,000 in FY 1997. However, he elected not to receive $73,564 of his salary and his $35,000 bonus in FY 1997 only.

(2) Does not include stock options granted to Mr. Chapdelaine for this personal guarantee of financial obligations of the Company. See "Certain Relationships and Related Transactions - Guarantee of Indebtedness of the Company; Stock Options."


Employment Contract

         The Company and Mr. Chapdelaine, the Chief Executive Officer and President of the Company, have entered into a five year employment agreement which provides for an initial annual salary of $165,000, subject to increase after the first year of employment in the discretion of the Compensation Committee of the Company's Board of Directors. The employment agreement also provides that Mr. Chapdelaine will be entitled to an annual cash bonus of $35,000 as well as a performance bonus based upon yearly projections for the Company's performance. Mr. Chapdelaine will also be provided with an automobile allowance of $12,000 plus the cost of annual insurance and parking and such other employee benefits as may be generally available to employees or officers of the Company. (See note (1) above regarding FY 1997, as a singular, one-time event).

         Under the terms of the employment agreement, if Mr. Chapdelaine's employment with the Company is terminated by the Company without cause, or if Mr. Chapdelaine terminates his employment with the Company for good reason (either a material reduction in his overall level of responsibility or the relocation of the Company's executive offices to a location that is more than 35 miles from Boston, Massachusetts, in each case without his consent) or due to a change in control of the Company, Mr. Chapdelaine has agreed not to compete with the Company for a period of three years from the date of such termination, provided that the Company shall continue to pay Mr.

Chapdelaine his then current base salary and annual cash bonus of $35,000 payable monthly, during the three year noncompetition period.

         Mr. Chapdelaine's employment agreement also contains noncompetition and confidentiality provisions. The noncompetition provision prohibits Mr. Chapdelaine from directly or indirectly competing with the Company as long as he is an employee of the Company and for a period of three years thereafter. The confidentiality provision provides that Mr. Chapdelaine may never, other than in furtherance of the business of the Company or in response to a court order, disclose proprietary information of the Company.


Bonus Program

         The Company has adopted an incentive program under which key contributors, such as store managers, selected by the Compensation Committee will be paid cash bonuses. The aggregate amount of these bonuses will be based upon a formula pertaining to the financial performance of the Company. Bonuses, if any, will be allocated by the Compensation Committee among the individual employees based upon their performance during the year. The Company is also considering a similar bonus program for executive officers and senior management.


Limitation of Officers' and Directors' Liability; indemnification agreements

         As permitted by Delaware law, the Company's Certificate of Incorporation contains an article limiting the personal liability of directors. The Certificate of Incorporation provides that a director of the Company shall not be personally liable for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, which prohibits the unlawful payment of dividends or the repurchase or redemption of stock or (iv) for any transaction from which the director derived an improper personal benefit. This article is intended to afford directors additional protection, and limit their potential liability, from suits alleging a breach of the duty of care by a director. The Company believes this article will assist it in securing the services of directors who are not employees of the Company. As a result of the inclusion of such a provision, holders of the Company's Common Stock may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available for any particular case, holders of the Company's Common Stock may not have any effective remedy against the challenged conduct.

         The Company is also party to an Indemnification Agreement with each of its present directors and certain executive officers and may enter into such agreements with any executive officer, director, employee, agent or fiduciary designated by the Board of Directors. Each Indemnification Agreement provides that the Company will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonable incurred by him in connection with any civil or criminal action or administrative proceeding arising out of the performance of his duties. Such indemnification is available if the indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and with respect to any criminal action, had no reasonably cause to believe that his conduct was unlawful. The Indemnification Agreement will also require that the Company indemnify the party thereto in all cases to the fullest extent permitted by applicable law.

         Each Indemnification Agreement requires the Company to advance litigation expenses at the request of the party seeking indemnification, whether prior to or after final resolution of a proceeding, provided that he undertakes to repay such advances if it is ultimately determined that he is not entitled to indemnification for his expenses. The advance of litigation expenses will thereby be mandatory upon satisfaction of certain conditions by the indemnitee.

         Each Indemnification Agreement permits the executive officer, director or the person that is party thereto to bring suit to seek recovery of amounts due under the Indemnification Agreement and to recover the expenses of such a suit if he is successful.


Stock Options

         The following table sets forth certain information with respect to the grants, exercises and fiscal year-end values of stock options to purchase shares of the Company's Common Stock for the named executive officers during the last fiscal year.

                        OPTION GRANTS IN LAST FISCAL YEAR


                           Number of        Percent of
                           Securities       Options
                           Underlying       Granted to
                           Options          Employees         Exercise of
                           Granted (1)      in Fiscal         Base Price
Name                          (#)             Year              ($/Sh)         Expiration Date
----                       -----------      ----------        ------------     ---------------

George R. Chapdelaine      84,000           40.1%             1.125            10/18/01


(1) These stock options granted to Mr. Chapdelaine for this personal guarantee of financial obligations of the Company. See "Certain Relationships and Related Transactions - Guarantee of Indebtedness of the Company; Stock Options."


                       AGGREGATED OPTION EXERCISES IN LAST
                  FISCAL YEAR AND FISCAL YEAR END OPTION VALUES


                                                                       Number of
                                                                       Shares of
                                                                       Common
                                                                       Stock                     Value of
                                                                       Underlying                Unexercised
                                                                       Unexercised               In-the-Money
                                                                       Options at                Options at
                                                                       April 27,                 April 27,
                           Shares              Value                   1997(#)                   1997($)
                           Acquired on        Realized                 Exercisable/              Exercisable/Un-
Name                       Exercise(#)         ($)(1)                  Unexercisable             exercisable(1)
----                       -----------      -----------                -------------             --------------

George R. Chapdelaine           0                0                       262,500/0               328,125/0


--------------

(1) Based upon the closing price of the Company's Common Stock on April 27, 1997 as reported on the NASDAQ Small-Cap Market of $1.125 the respective option exercise price.


                                 PROPOSAL NO. 2

                       PROPOSAL TO AMEND THE 1994 EMPLOYEE
                           EMPLOYEE STOCK OPTION PLAN

         In March 1997, the Board of Directors adopted, pending approval by the stockholder on 12 September, 1997, an amendment to the 1994 Employee Stock Option Plan (the "Employee Plan"). The employees Plan was initially adopted in May 1994. As set forth in further detail below, the proposed amendment to the Employee Plan increases the number of shares reserved for issuance under the Employees Plan from 135,000 to 500,000 shares and provides for the issuance of additional options to the Company's employees.


                   1994 EMPLOYEE COMBINATION STOCK OPTION PLAN

         In 1994, the Company adopted the Employee Plan. The purposes of the Employee Plan is to provide long-term incentives and rewards to the Company's employees, officers, directors, advisors and consultants by granting them a permanent stake in the growth and prosperity of the Company. The Employee Plan, as amended in 1996, permits the issuance of options to purchase up to 135,000 shares of common stock (net of cancellations).

         Under the Employee Plan, the Company may grant both incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended ("incentive stock options"), and other options which are not qualified as incentive stock options ("nonqualified stock options"). Incentive stock options may only be granted to persons who are key employees of the Company at the time of grant, which may include officers and directors who are also employees. Nonqualified stock options may be granted to persons who are officers, directors or key employees of or consultants or advisors to, the Company at the time of grant, provided that directors who are not employees of the Company are not eligible to participate in the Employee Plan. Currently, there are approximately 150 employees of the Company who may determined to be key employees entitled to grants of options under the Employee Plan.

         The Employee Plan will be administered by the Compensation Committee of the Board of Directors. Subject to the terms of the Employee Plan, the Compensation Committee determines the persons to whom options are granted, the number of shares covered by the option, the term of any option, and the time during which any option is exercisable.

         If approved, a total of 500,000 shares of Common Stock will be reserved for issuance under the Employee Plan. Currently 135,000 shares are reserved for issuance. The shares issued may include treasury shares, authorized but unissued shares and shares previously reserved for issuance upon exercise of options which have expired or terminated. Shares subject to an option that ceases to be exercisable for any reason will be available for subsequent option grants.

         Nonqualified stock options may be granted at an exercise price greater than or lesser than the fair market value of the Common Stock on the date of grant, at the discretion of the

Compensation Committee. Incentive stock options, however, may not be granted at less than the fair market value of the Common Stock and may be granted to holders of more than 10% of the Common Stock only at an exercise price of at least 110% of the fair market value of the Common Stock on the date of grant. The exercise price may be paid in cash or, in the discretion of the Compensation Committee, (i) in shares of Common Stock (valued at the fair market value at the date of exercise), (ii) by delivery of any other property valued at its fair market value at the time of exercise or (iii) by any combination of cash, Common Stock and other property.

         With respect to incentive stock options, to the extent that the aggregate fair market value of the Common Stock (measured at the time of grant) with respect to which incentive stock options are first exercisable by an employee during any calendar year under the 1994 Plan and any other plan of the Company providing incentive stock options exceeds $100,000, such incentive stock options shall be treated as nonqualified options.

         These options generally become exercisable at 20% per year over five years. Options under the Employee Plan may not be granted after ten years from the date of stockholder approval of the 1994 Plan. No option under the Employee Plan may be exercised subsequent to ten years from the date of grant (five years after the date of grant for incentive stock options granted to holders of more than 10% of the Common Stock). No incentive stock option granted pursuant to the Employee Plan may be exercised more than three months after the option holder ceases to be an employee of the Company, except that in the event of death or permanent and total disability (as defined in the Internal Revenue Code of 1986 (the "Code") of the option holder, the option may be exercised by the holder of his estate for a period of up to one year after the date of such death or permanent total disability. Options granted under the 1994 Plan may not be assigned or transferred except as permitted in the discretion of the Compensation Committee.

         The Employee Plan may be amended by the Board of Directors or the Compensation Committee, subject to certain limitations (i) with respect to certain matters for which stockholder approval may be required, and (ii) provided by any applicable law, rule or regulation. No amendment, suspension or termination of the Employee Plan, except as described in the Employee Plan, may adversely affect the rights of an option holder under the Employee Plan without the holder's consent.

         In fiscal 1997 Mr. Buccieri and Ms. Ross each received options to purchase 30,000 shares under the Employee Plan with an exercise price of $1.094, subject to stockholder approval of the amendment to the Employee Plan. On 30 April, 1997 Mr.

Chapdelaine received options to purchase 50,000 shares under the Employee Plan with an exercise price of 1.168 (110% of market value on 30 April, 1997) in lieu of cash compensation of $58,400 for fiscal 1998.

         If the stockholders do not approve the amendment to the Employee Plan, the options granted to Messrs. Chapdelaine, Buccieri, and Ms. Ross on 30 April and 7 March respectively, will be rescinded. An aggregate of 243,000 options to purchase shares of common stock have been granted,110,000 of which are subject to shareholder approval of the proposed amendment to the Employee Plan.

         The following table sets forth the amounts allocated to each of the following under the Employee Plan.


                                NEW PLAN BENEFITS

                   1994 Employee Combination Stock Option Plan
                   -------------------------------------------


                                                                       Number of Shares
         Name                                Dollar Value ($)(1)       Subject to Options
         ----                                -------------------       ------------------


George R. Chapdelaine                                -                     50,000
President and Chief

Executive Officer (2)

Executive Officers as a group (2)(3)                 -                     110,000

Current Nonemployee                             Not Eligible               0
Directors as a group

All Employees who are                                -                     0
Not Executive Officers
as a group


------

(1) Based upon the difference between the market value of the underlying shares on the date of grant and the exercise price of the options. This valuation does not take into account any appreciation in market value of the underlying shares which may occur over the term of the options.

(2) Subject to stockholder approval of the proposed amendment to the Employee Plan, on 30 April, 1997, the Company granted an option to purchase 50,000 shares to George R. Chapdelaine at an exercise price of $1.25 per share. If the proposal to amend the Employee Plan is not approved by the shareholders, all of these options will be rescinded.

(3) Subject to stockholder approval of the proposed amendment to the Employee Plan on 7 March, 1997, the Company granted an option to purchase 30,000 shares to each of Mr. Buccieri and Ms. Ross at an exercise price of $1.25 per share. If the proposal to amend the Employee Plan is not approved by the stockholders, all these options will be rescinded.

         Options to purchase an aggregate of 243,000 shares of common Stock have been granted to all current employees as a group. At July 25, 1997, the market value of the Common Stock underlying the outstanding options under the Employees Plan was $303,750, based upon the closing price per share of the Common Stock $1.25 on the NASDAQ Small-Cap Market on that date.


Federal Tax Consequences of the Employee Plan

         The following discussion of the federal income tax consequences of the issuance and exercise of options granted under the Employee Plan and the 1994 Plan is based upon the provisions of the Code as in effect on the date of this proxy statement, current regulations thereunder, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the federal income tax consequences of either plan or of all of the requirements that must be met in order to qualify for the described tax treatment.


Nonqualified Options

         This section discusses the treatment of nonqualified options offered under the 1994 Combination Stock Option Plan.

         A recipient of a nonqualified option will not recognize any income for federal tax purposes with respect to the option until the option is exercised. At that time, subject to certain limited exceptions, the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date acquired over the option exercise price.

         When an option recipient recognizes income, the Company may be required to withhold income taxes with respect to that income. If the Company satisfies its withholding obligation, the Company will generally be entitled to a compensation deduction for federal income tax purposes in an amount equal to the taxable income recognized by the recipient.

         Upon a subsequent sale of shares acquired by the exercise of a nonqualified stock option, a recipient will recognize gain or loss equal to the difference between the selling price of the shares and their fair market value on the date of exercise. The gain or loss will be short-term or long-term depending upon how long the shares were held.

Incentive Stock Options

         Incentive stock options granted under the 1994 Combination Stock Option Plan are intended to qualify as incentive stock options under Section 422 of the Code.

         A participant will not recognize taxable income upon the grant or exercise of an incentive stock option. If an option holder does not make a "disqualifying disposition" (as defined below), then the option holder will not recognize any taxable income until shares are sold or exchanged, and any gain recognized upon distribution of shares will be taxable as long term capital gain. A "disqualifying disposition" means any disposition of shares acquired on the exercise of an incentive stock option within two years of the date the option was granted or within one year of the date the shares were transferred to the option holder.

         If the option holder makes a disqualifying disposition, then the difference between (a) the option exercise price and (b) the lesser of (i) the fair market value of the shares on the date of exercise or (ii) the price received upon disposition of the shares, will be taxable to the option holder as ordinary income. In the case of a gift or certain other transfers, the amount of taxable ordinary income is not limited to the gain that would have resulted from a sale. Instead , it is equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price.

         In the case of a disqualifying disposition, if the amount realized on disposition of the shares exceeds the fair market value of the shares on the date of exercise, the excess will be taxed as either long-term or short-term capital gain depending on the option holder's holding period for the shares.

         In general, the fair market value of the shares on the date of exercise, less the exercise price, will be included in the option holder's alternative minimum taxable income in the year the option is exercised. However, if in the same year, the shares are disposed of at a lower price, then alternative minimum taxable income is calculated using this lower price instead of the shares' fair market value on the date of exercise.

         The Company will not be entitled to any deduction with respect to the grant or exercise of incentive stock options. In addition, no deduction will be allowed to the Company upon the disposition of stock acquired upon the exercise of an incentive stock option, unless the disposition is a disqualifying disposition. In the case of a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of compensation income that is recognized by the employee as a result of the disqualifying disposition.

                                   PROPOSAL 3

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors recommends that the stockholders ratify the selection of BDO Seidman, LLP as independent public accountants to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending April 26, 1998. BDO Seidman, LLP has audited the Company's financial statements annually since 1994. BDO Seidman, LLP and its predecessor have served PRI and, giving effect to the 1994 acquisition of PRI by the Company (which for accounting purposes was treated as a reverse acquisition), the Company continued in that capacity for more than 12 years. The Board of Directors believes it is desirable and in the best interests of the Company to continue employment of that firm. The affirmative vote of a majority of the Company's Common Stock present in person or represented by proxy is required to ratify the appointment of BDO Seidman, LLP as the Company's independent public accountants. Action by stockholders is not required by law in the appointment of independent public accountants, but their appointment is submitted by the Board of Directors in order to give the stockholders a voice in the designation of accountants. If the appointment is not ratified by the stockholders, the Board of Directors will reconsider its choice of BDO Seidman, LLP as the Company's independent public accounts.

         A representative of BDO Seidman, LLP will be at the Meeting and will be given an opportunity to make a statement, if so desired. The representative will be available to respond to appropriate questions.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stockholder Loans

         In 1986, Anthony A. Polcari, the brother of John P. Polcari, Jr. and a stockholder and employee of Pizzeria Regina, Inc. ("PRI") prior to the 1994 acquisition of PRI by the Company, sold real estate to PRI and provided financing for a portion of the purchase price. In 1988, Anthony Polcari and his wife, Mary Polcari, subscribed for preferred stock of PRI for an aggregate subscription price of $695,500 to be paid on an installment basis. During the year ended April 30, 1993, Mr. And Mrs. Polcari consented to the offset of the outstanding balance of the purchase price for the real estate against the $610,863 remaining balance of the subscription receivable, resulting in a net amount owing by the Company to Mr. and Mrs. Polcari of approximately $147,000. The outstanding balance of this obligation as of April 27, 1997 was $134,110. This amount is represented by two notes bearing interest at 7.18% and 8% per annum payable in aggregate monthly installments of principal and interest of $810 maturing January 2017.


Guarantee of Indebtedness of the Company; Stock Options

         In addition to other security for the Company's loan arrangements with Haymarket Co-Operative Bank, George R. Chapdelaine and John P. Polcari, Jr. jointly and severally unconditionally guaranteed the payment of all principal, interest and premium, if any, payable on such loans. In connection with these guarantees, the Company has issued each of Messrs. Chapdelaine and Polcari options to purchase 210,000 shares of Common Stock.


The Haymarket Credit Facility

         In December 1995, the Company obtained a long-term credit facility with Haymarket Co-Operative Bank. The terms of the credit facility provide that the Company may initially draw upon a $500,000 credit line ("Phase One"), and that, at the Bank's discretion, an additional $500,000 would be made available to the Company based upon the Company's results of operations in fiscal 1996("Phase Two"). During fiscal 1997 the company amended the 12% note and borrowed an additional $380,750. The interest rate on Phase One of this credit facility is 2% above the bank's prime rate. The interest rate on Phase Two of the credit facility is a fixed rate of 12% per annum. The Company is obligated to make monthly principal payments of $8,333 on Phase One of the loan, commencing May 1996, with all outstanding amounts due and payable on or before April 1, 2001. The Company is obligated to make monthly principal payments of $8,333 on Phase Two of the loan, commencing August 1996. The credit facility is secured by all of the assets of the Company and its subsidiaries, including the Company's Pizzeria Regina restaurant located in the North End of Boston, Massachusetts. The credit facility also contains certain covenants. The President and the Treasurer of the Company and each of the Company's subsidiaries have guaranteed the Company's obligations to the bank. A member of the Board of Directors of the Company also serves as a member of the bank's board of directors. As of April 27, 1997, the Company had an outstanding balance of $825,000 under this credit facility.

Convertible Subordinated Debentures

         During fiscal 1997, the Company issued $1,118,750 of convertible subordinated debentures. Subordinated debentures outstanding at April 27, 1997 consist of convertible debentures bearing interest at 8% through 31 December, 1997; 10% through 31 December, 1998; 12% through 31 December 1999; 14% through 2011 (this is straight-lined at 13.2% annually) payable semi-annually and convertible into the Company's common stock at a conversion rate of $1.25 per share. The Company can redeem the convertible debentures under certain conditions, as defined. The debentures are due December 2011. The Company is authorized to issue an additional $381,250 of subordinated debentures. A member of the board of directors of Boston Restaurant Associates, Inc. received $55,623 for services in connection with this transaction.

Guarantee of Stockholder Debt

         George R. Chapdelaine is personally indebted to BayBank in the original principal amount of $171,000, pursuant to a promissory note dated May 8, 1992, as amended on April 29, 1994. As of year-end this loan was payed in full by Mr. Chapdelaine. This note was guaranteed by the Company.


                                  OTHER MATTERS

Voting Procedures

         The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. The seven (7) nominees for employees of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected employees of the Company. Abstentions, including broker non-votes, will have no effect on the outcome of the vote for the election of employees. The affirmative vote of a majority of the shares of common stock present or represented by proxy at the Meeting is required for approval of each of Proposal No. 1 and 2. Abstentions will have the effect of a vote against Proposal 2, but a broker non-vote will have no effect.

 Reporting Under Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and employees, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and National Association of Securities Dealers. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4, and 5 they file.

         Based solely on the Company's review of the copies of such Forms, it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its executive officers, employees and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended April 28, 1996.

Other Proposed Action

         The Board of Directors know of no matters which may come before the Meeting other than the election of Directors. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Stockholder Proposals

         Proposals which stockholders intend to present at the Company's 1998 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials must be received by the Company no later than 9 April, 1998.

Annual Report on Form 10-KSB

         Copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended April 27, 1997 as filed with the Securities and Exchange Commission are available to stockholders without charge upon written request addressed to:

Investor Relations, Boston Restaurant Associates, Inc., at 999 Broadway, Suite 400, Saugus, Massachusetts 01906.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

PROXY                   BOSTON RESTAURANT ASSOCIATES, INC.                 PROXY
                         ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints George R. Chapdelaine and John P. Polcari, Jr. and each of them, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders (the "Meeting") of Boston Restaurant Associates, Inc. (the "Company") to be held on Friday, September 12, 1997, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the instructions on the reverse side and with discretionary authority upon such other matters as may come before the Meeting. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE PROPOSALS DESCRIBED IN THE NOTICE OF AND PROXY STATEMENT FOR THE MEETINGS.


                  Continued, and to be signed, on reverse side
        (Please fill in the reverse side and mail in enclosed envelope)

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                       BOSTON RESTAURANT ASSOCIATES, INC.

                               September 12, 1997



Please Detach and Mail in the Envelope Provided

A [X] Please mark your
      votes as in this
      example.


                      FOR (all nominees               WITHHOLD
                      except as marked                AUTHORITY
                        to contrary)            to vote for all nominees

1. Election of             [ ]                           [ ]
   Directors:

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


-----------------------------------------------


Nominees: George R. Chapdelaine
          Joseph J. Caruso
          Roger Lipton
          John P. Polcari, Jr.
          Richard J. Reeves
          Lucille S. Salhany
          Terrance A. Smith


                                                        FOR   AGAINST   ABSTAIN


2. To adopt and approve the amendment to the 1994       [ ]     [ ]       [ ]
   Employee Stock Option Plan as described in the accompanying Proxy Statement.


3. To ratify the appointment of BDO Seidman LLP         [ ]     [ ]       [ ]
   auditors for fiscal year 1996.



Signature ____________ Date: ________     Signature ____________ Date: ________

NOTE: (Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing.)

                                                                       Exhibit C


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                   FORM 10-QSB


[X] Quarterly report under Section 13 or 15(d) of the Securities Exchange Act of 1934.

     For the quarterly period ended July 27, 1997.

[ ] Transition report under Section 13 or 15(d) of the Securities Exchange Act of 1934. For the transition period from _________ to __________.

                             Commission File Number
                                     0-18369
                                     -------

                       BOSTON RESTAURANT ASSOCIATES, INC.
                       ----------------------------------
          (Name of Small Business Issuer as Specified in its Charter)

       Delaware                                            61-1162263
       --------                                            ----------
(State or Other Jurisdiction of                        I.R.S.  Employer
Incorporation or Organization)                        Identification No.)

                                  999 Broadway
                             Saugus - Massachusetts
                             ----------------------
                             (Address of Principal
                               Executive Offices)

     (617)231-7575                                          01906
     -------------                                          -----
(Issuer's Telephone Number                                (Zip Code)
  including area code)

Check whether the issuer: (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or such shorter period that the registrant was required to file such reports), and
(2) has been subject to such filing requirements for the past 90 days.
Yes [X]  No [ ]

As of September 8, 1997, 5,015,693 shares of the issuer's Common Stock, par value $.01 per share, were outstanding.

                       BOSTON RESTAURANT ASSOCIATES, INC.
                                      INDEX

PART I - FINANCIAL INFORMATION                                             Page
                                                                           ----
Item 1.  Financial Statements

         Condensed Consolidated Balance Sheets as of July 27, 1997 and
         April 27, 1997  ................................................     3

         Condensed Consolidated Statements of Operations for the thirteen
         weeks ended July 27, 1997 and July 28, 1996 ....................     4

         Condensed Consolidated Statements of Cash Flows for the thirteen
         weeks ended July 27, 1997 and July 28, 1996  ...................     5

         Notes to Condensed Consolidated Financial Statements ............    6

Item 2.  Management's Discussion and Analysis of Financial Condition and
         Results of Operations  ............................................  7

PART II - OTHER INFORMATION    ............................................  11

SIGNATURES   ..............................................................  12

             BOSTON RESTAURANT ASSOCIATES, INC. AND SUBSIDIARIES
                         PART 1 - FINANCIAL INFORMATION
                          ITEM 1. FINANCIAL STATEMENTS
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (unaudited)


                                            July 27     April 27
                                             1997         1997
                                            -------     --------
ASSETS
Current:
   Cash and cash equivalents                $928,686     $726,054
   Accounts receivable                       $40,398      $69,729
   Inventories                              $212,894     $209,295
   Prepaid expenses and other               $121,971      $27,532
                                          ----------   ----------
      Total current assets                $1,303,949   $1,032,610

Net property and equipment                $2,661,745   $2,656,328
Other assets                                $914,189     $944,180
                                          ----------   ----------
         Total assets                     $4,879,883   $4,633,118
                                          ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                        $411,194      $382,294
   Accrued liabilities                     $633,939      $628,277
   Current maturities:
    Notes payable-stockholder                $4,319        $4,261
    Long-term debt                         $200,000      $200,000
    Obligations under capital leases        $31,127       $30,850
                                         ----------    ----------
      Total current liabilities          $1,280,579    $1,245,682

Long-term obligations:
   Notes payable-stockholder,
    less current maturities                $124,709      $125,810
   Long-term debt, less
    current maturities                     $574,998      $625,000
   Obligations under capital leases,
    less current maturities                $131,286      $138,850
   Subordinated debentures               $1,312,500    $1,118,750
   Deferred rent                            $68,551       $67,024
                                         ----------    ----------
         Total liabilities               $3,492,623    $3,321,116

Stockholders' equity
   Common stock, $.01 par value,
     25,000,000 shares authorized,
     5,015,693 shares issued                $50,157       $50,157
   Additional paid in capital            $9,052,624    $9,043,199
   Accumulated deficit                  ($7,715,521)  ($7,781,354)
                                         ----------    ----------
   Total stockholders' equity            $1,387,260    $1,312,002

      Total liabilities and
        stockholders' equity             $4,879,883    $4,633,118
                                         ==========    ==========


                             See accompanying notes.

              BOSTON RESTAURANTS ASSOCIATES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                               Thirteen Weeks Ended
                                            July 27           July 28
                                             1997              1996
                                            -------           -------
Sales                                      $2,845,885      $2,798,851
Cost of food and beverage                    $574,507        $659,325
Payroll                                      $835,548        $857,802
Other operating expenses                     $910,350        $861,393
General and administrative                   $398,149        $324,413
                                           -----------     -----------
Income from operations                       $127,331         $95,918

Other(income)                                   ($927)        ($1,389)

Interest(income)                              ($9,099)             $0
Interest expense                              $71,524         $21,046
                                           -----------     -----------
         Net Income                           $65,833         $76,261
                                           ===========     ===========
         Income per share                       $0.01           $0.02
                                                =====           =====
Weighted average number of
common shares outstanding                   5,015,693       5,015,293
                                            =========       =========


                             See accompanying notes.

               BOSTON RESTAURANT ASSOCIATES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                      Thirteen Weeks Ended
                                                       July 27     July 28
                                                        1997         1996
                                                       --------    --------
 Cash flows provided by operating activities           $144,979     $95,773
                                                       --------    --------
 Cash flows from  investing activities:
   Capital expenditures                               ($77,804)   $267,036)
                                                       --------    --------
Cash flows used for investing activities              ($77,804)   $267,036)
                                                       --------    --------
 Cash flows from  financing activities:
   Repayments of long-term debt                       ($57,289)   ($29,286)
   Repayments of stockholder loans                     ($1,004)      ($989)
   Repayment of subordinated debentures                      $0    (43,333)
   Proceeds from subordinated debentures               $193,750          $0
   Proceeds from long-term debt                              $0    $230,750
                                                       --------    --------
Cash flows provided by financing activities            $135,457    $157,142
                                                       --------    --------
Increase (decrease) in cash and cash equivalents       $202,632   ($14,121)

 Cash and cash equivalents at beginning of period      $726,054    $159,564
                                                       --------    --------
 Cash and cash equivalents at end of period            $928,686    $145,443
                                                       ========    ========

                             See accompanying notes.

               BOSTON RESTAURANT ASSOCIATES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                         SUMMARY OF ACCOUNTING POLICIES
                                  July 27, 1997
                                   (unaudited)



NATURE OF BUSINESS AND BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the thirteen-week period ended July 27, 1997 are not necessarily indicative of the results that may be expected for the year ending April 26, 1998. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-KSB, for the year ended April 27, 1997. The balance sheet at April 27, 1997 has been derived from the audited financial statements at that date.

The accompanying statements of operations and cash flows for the fiscal 1998 period reflect the consolidated operations and cash flows of two casual dining Italian restaurants and seven Pizzeria Regina restaurants for the entire period. The accompanying statements of operations and cash flows for the fiscal 1997 period reflect the consolidated operations and cash flows of two casual dining Italian restaurants for the entire period, and eight Pizzeria Regina restaurants for the entire period.


NEW ACCOUNTING STANDARDS

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS 130") and Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131").

SFAS 130 establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

SFAS 131, which supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise, establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

SFAS 130 and 131 are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Because of the recent issuance of these standards, management has been unable to fully evaluate the impact, if any, these standards may have on future financial statement disclosures. Results of operations and financial position, however, will be unaffected by implementation of these standards.

CONVERTIBLE SUBORDINATED DEBENTURES

For the quarter ending July 27, 1997, the Company issued $193,750 of convertible subordinated debentures. In September 1997, the Company issued the remaining $187,500 of convertible subordinate debentures, completing a placement of $1,500,000. The debentures bear interest at 8% through December 31, 1997; 10% through December 31, 1998; 12% through December 31, 1999; 14% through 2011 (straight-lined at 13.2% annually) payable semi-annually and convertible into the Company's common stock at a conversion rate of $1.25 per share. The Company can redeem the convertible debentures under certain conditions, as defined. The debentures are due December 2011.


ITEM 2. Management's Discussion and Analysis or Plan of Operation

Results of Operations

Overview

In the thirteen weeks ending July 27, 1997, the Company recorded a profit of $65,833 compared to $76,261 for the quarter ending July 28, 1996. The Company's profit in the current fiscal quarter is substantially attributable to the income generated by the Company's Pizzeria Regina restaurant business.

During its first quarter, the Company closed its Brookline Pizzeria Regina location in May 1997 at the completion of its lease (due to the inability to renegotiate a market value lease) and signed a lease for Pizzeria Regina Food Court kiosk at the Paramus Park Mall, Paramus, New Jersey. The Company is evaluating potential future sites for possible expansion of its Pizzeria Regina operations.

During August 1997, the Company opened a new Pizzeria Regina food court kiosk at the Paramus Park Mall, Paramus, New Jersey.

Thirteen Weeks Ended July 27, 1997 as Compared to Thirteen Weeks ended July 28, 1996

Revenues. Net sales in the current period were $2,846,000 compared to net sales in the prior year's period of $2,799,000. The increase in net sales in the fiscal 1998 period as compared to the fiscal 1997 period reflected, among other things, net sales at the new Solomon Pond Mall and the South Shore Plaza Pizzeria Regina (which replaced an in-line restaurant at this mall), both of these location were opened in August of 1996. The increases were partially offset by the closure of the self-service in-line Pizzeria Regina at the South Shore Plaza in August of 1996 (which was replaced by a Food Court kiosk at this mall), and the closure of the Brookline Pizzeria Regina in May 1997 at the completion of its lease (due to the inability to renegotiate a market value lease). Net sales at the Company's Pizzeria Regina restaurants increased to $1,933,000 in the current period from $1,861,000 in the prior year's period.

Net sales at the Company's full service casual dining restaurants, Polcari's North End and Bel Canto's, decreased to $906,000 in the current period from $928,000 in the prior year's period. This decrease is approximately $22,000.

Cost of Food and Beverages. Cost of food and beverages as a percentage of net sales was 20% in the fiscal 1998 period as compared to 24% in the fiscal 1997 period.

The cost of food and beverages as a percentage of net sales at the Pizzeria Regina restaurants was 16% and 19% in the fiscal 1998 and 1997 periods, respectively. The cost of food and beverages as a percentage of net sales decreased at the Pizzeria Regina restaurants, principally due to lower food costs and the addition of Pizzeria Regina food court restaurants which generally have lower food and beverage costs.

The cost of food and beverages as a percentage of net sales at the Company's full service casual dining restaurants was 29% and 32% in the fiscal 1998 and 1997 periods respectively. The cost of food and beverages as a percentage of net sales decreased at the Company's Polcari's North End restaurant due to a change in menu mix and menu price increases.

Payroll Expenses. Payroll expenses were $836,000 (29% of net sales) in the current period compared to payroll expenses in the prior year's period of $858,000 (31% of net sales).

Payroll expenses at the Pizzeria Regina restaurants decreased to $514,000 (27% of sales) in the current period from $525,000 (28% of net sales) in the prior year's period. The decrease in payroll expenses at the Pizzeria Regina restaurants was primarily attributable to the closure of the Company's Brookline restaurant, which was partially offset by increase in payroll expenses associated with the new Solomon Pond Mall food court location.

Payroll expenses at the Company's full service casual dining restaurant decreased to $295,000 (33% of net sales) in the current period from $303,000 (33% of net sales) in the prior year's period, reflecting a decrease in payroll expenses at the only remaining Bel Canto restaurant. Payroll expenses at the Company's Commissary was $26,000 for the fiscal 1998 period as compared to $29,000 in the fiscal 1997 period.

Other Operating Expenses. Other operating expenses in the current period were $910,000 (32% of net sales), compared to $861,000 (31% of net sales) in the prior year's period. The increase in other operating expenses in the current period was primarily attributable to the new Solomon Pond Mall location. The Company's policy is to expense pre-opening cost as incurred. Therefore, the Company realized pre-opening expenses associated with the Pizzeria Regina in Paramus, NJ which opened on August 7, 1997, and costs associated in the anticipation of future expansion. This increase in other operating expenses was partially offset by the closure of the Brookline Pizzeria Regina restaurant.

Other operating expenses from the Pizzeria Regina restaurants increased to $606,000 (31% of net sales) in the current period from $562,000 (30% of net sales) in the prior year's period. This increase is primarily attributable to the addition of the new Solomon Pond Mall and South Shore Plaza food court restaurants and preopening expenses.

Other operating expenses at the Company's full service casual dining restaurants increased to $289,000 (32% of net sales) in the current period from $277,000 (30% of net sales) in the prior year's period. This increase was primarily attributable to increased costs associated with the Juke Box Lounge expansion at the Polcari's North End restaurant. Other operating expenses also include commissary expenses, which decreased to $15,000 in the current period, as compared to $20,000 in the prior year's period.

General and Administrative Expenses. General and administrative expenses were $398,000 (14% of net sales) in the current period, as compared to $324,000 (12 % of net sales) in the prior year's period. The increase in general and administrative expenses was due, principally, to an increase in support staff, real estate site selection consulting expense, legal costs and depreciation expenses.

Interest Expense. Interest expense increased to $72,000 in the current period as compared to interest expense in the prior year's period of $21,000. This increase in interest expense was associated with borrowings under the Company's new credit facility and the issuance of convertible subordinated debentures.

Liquidity and Capital Resources.

At July 27, 1997, the Company had net working capital of approximately $23,000 and cash and cash equivalents of approximately $929,000.

During the thirteen weeks ended July 27, 1997, the Company had a net increase in cash and cash equivalents of $203,000 reflecting net cash provided by operating activities of $145,000, net cash used for investing activities of $78,000 and net cash provided by financing activities of $135,000. Net cash provided by operating activities included the reduction of accounts receivable of $29,000 and the increase in accounts payable of $29,000, partially offset by an increase of prepaid expenses of $94,000. Net cash used in investing activities reflects partial costs associated with the opening of the new Paramus, NJ Pizzeria Regina location. Net cash used in investing activities also reflects costs associated with the production of ovens for future Pizzeria Regina expansion.

The Pizzeria Regina food court kiosk opened at the Paramus Park Mall, Paramus, NJ on August 7, 1997. The Company entered into a lease for a food court kiosk in Richmond, VA to open in the third quarter of fiscal 1998. The Company anticipates that the cost of opening this restaurant will be approximately $350,000. There can be no assurance that the Company will complete this on a timely basis or within budget.

The Company is currently negotiating a lease to open a Polcari's North End restaurant in the latter part of 1999. There can be no assurance that the Company will enter into this lease , and if entered into that the Company's cash flow will be sufficient to allow the Company to build-out Polcari's North End restaurant or that the Company will be able to obtain additional financing upon favorable terms, if at all.

For the quarter ending July 27, 1997, the Company issued $193,750 of convertible subordinated debentures. In September 1997, the Company issued the remaining $187,500 of convertible subordinate debentures, completing a placement of $1,500,000. These debentures bear interest at 8% through December 31, 1997; 10% through December 31, 1998; 12% through December 31, 1999; 14% through 2011 (straight-lined at 13.2% annually) payable semi-annually and convertible into the Company's common stock at a conversion rate of $1.25 per share. The Company can redeem the convertible debentures under certain conditions, as defined. The debentures are due December 2011.

At July 27, 1997, the Company had current liabilities of $1,281,000, including $411,000 of accounts payable, $634,000 of accrued liabilities and current maturities of long term obligations in the amount of $235,000. At July 27, 1997, the Company had long-term obligations, less current maturities, in the amount of $2,212,000, including $575,000 due under its credit facility with Haymarket Co-Operative Bank, $125,000 of loans payable to stockholder, $131,000 due under the capital lease obligations, $1,312,500 of convertible subordinated debentures, and $69,000 of deferred rent. The President and the Treasurer of the Company and each of the Company's subsidiaries have guaranteed the Company's obligations to the bank. As of September 6, 1996, the Company had borrowed the full amount available under its bank credit facility.

The Company believes that its existing resources, cash flow from operations and borrowings under its credit facility will be sufficient to allow it to meet its obligations over the next twelve months. The Company intends to fund its current obligations and operating expenses through cash generated from operations. The Company is also seeking additional financing in order to finance its expansion plans and other cash flow requirements. There can be no assurance that cash flows will improve in an amount sufficient to allow the Company to fund its current obligations and operating expenses, or that the Company will be able to obtain such additional financing upon favorable terms, if at all. Failure of the Company to do so could result in the Company's failure to be able to meet its cash flow requirements.


NEW ACCOUNTING STANDARDS

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS 130") and Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131").

SFAS 130 establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

SFAS 131, which supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise, establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

SFAS 130 and 131 are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Because of the recent issuance of these standards, management has been unable to fully evaluate the impact, if any, these standards may have on future financial statement disclosures. Results of operations and financial position, however, will be unaffected by implementation of these standards.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of
1995

Forward-looking statements in this report, including without, limitation, statements relating to the adequacy of the Company's resources, and the timing of the Company's expansion are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation: potential quarterly fluctuations in the Company's operating results; seasonality of sales; competition; risks associated with expansion; the Company's reliance on key employees; risks generally associated with the restaurant industry; risks associated with geographic concentration of the Company's restaurants; risks associated with serving alcoholic beverages; and other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

                                     PART II



ITEM 1. Legal Proceedings.

No material litigation.

ITEM 2. Changes in Securities.

None.

ITEM 3. Defaults Upon Senior Securities.

None.

ITEM 4. Submission of Matters to a Vote of Security Holders.

None.

ITEM 5. Other Information.

None

ITEM 6. Exhibits and Reports On Form 8-K.

(a)     Exhibits.

        (ww) The lease between Pizzeria Regina of Virginia in Regency Square Mall in Richmond, VA.

(b)     Reports On Form 8-K.

        None.

                                   SIGNATURES
                                   ----------


In accordance with the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    BOSTON RESTAURANT ASSOCIATES, INC.



Date: September 8, 1997             By: /s/ George R. Chapdelaine
                                        -------------------------------------
                                        George R. Chapdelaine, President and
                                        Chief Executive Officer






Quarter

                                                                       Exhibit D


                    U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                   FORM 10-QSB


[X] Quarterly report under Section 13 or 15(d) of the Securities Exchange Act of
    1934.

         For the quarterly period ended October 26, 1997.

[ ] Transition report under Section 13 or 15(d) of the Securities Exchange Act of 1934. For the transition period from _________ to __________.

                             Commission File Number

                                     0-18369
                                     -------

                       BOSTON RESTAURANT ASSOCIATES, INC.

           (Name of Small Business Issuer as Specified in its Charter)

           Delaware                                        61-1162263
          (State or Other                                  I.R.S.  Employer
          Jurisdiction of                                  Identification
          Incorporation or                                 No.)
          Organization)

                                  999 Broadway
                             Saugus - Massachusetts
                             ----------------------
                              (Address of Principal
                               Executive Offices)

         (617)231-7575                                     01906
         (Issuer's Telephone Number                        (Zip Code)
         including area code)

Check whether the issuer: (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or such shorter period that the registrant was required to file such reports), and
(2) has been subject to such filing requirements for the past 90 days.
Yes X   No__

As of December 8, 1997, 5,015,693 shares of the issuer's Common Stock, par value $.01 per share, were outstanding.

                       BOSTON RESTAURANT ASSOCIATES, INC.

                                      INDEX


PART I - FINANCIAL INFORMATION                                              Page

Item 1.  Financial Statements

          Condensed Consolidated Balance Sheets as of October 26, 1997 and
          April 27, 1997  ................................................... 3

          Condensed Consolidated Statements of Operations for the
          thirteen weeks and twenty-six weeks ended October 26, 1997 and
          October 27, 1996....................................................4

          Condensed Consolidated Statements of Cash Flows for the twenty-six weeks ended October 26, 1997 and October 27, 1996  ................ 5

          Notes to Condensed Consolidated Financial Statements ...............6

Item 2.   Management's Discussion and Analysis of Financial Condition and
          Results of Operations  .............................................7


PART II - OTHER INFORMATION    ..............................................15

     SIGNATURES   ...........................................................17

               BOSTON RESTAURANT ASSOCIATES, INC. AND SUBSIDIARIES
                         PART 1 - FINANCIAL INFORMATION
                          ITEM 1. FINANCIAL STATEMENTS
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (unaudited)



                                                        Oct 26           April 27
                                                         1997              1997
                                                      ----------        ----------
 ASSETS
 Current:
    Cash and cash equivalents                           $631,581          $726,054
    Accounts receivable                                 $132,707           $69,729
    Inventories                                         $214,996          $209,295
    Prepaid expenses and other                           $39,559          $ 27,532
                                                     -----------        ----------

       Total current assets                           $1,018,843        $1,032,610

 Net property and equipment                           $2,595,290        $2,656,328
 Other assets                                         $1,286,833          $944,180
                                                     -----------        ----------

          Total assets                                $4,900,966        $4,633,118
                                                     ===========        ==========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
    Accounts payable                                    $401,934          $382,294
    Accrued liabilities                                 $634,264          $628,277
    Current maturities:
     Notes payable-stockholder                            $4,394            $4,261
     Long-term debt                                     $200,000          $200,000
     Obligations under capital leases                    $33,237           $30,850
                                                     -----------        ----------

       Total current liabilities                      $1,273,829        $1,245,682

 Long-term obligations:
    Notes payable-stockholder, less
      current maturities                                $123,576          $125,810
    Long-term debt, less current maturities             $524,998          $625,000
    Obligations under capital leases,
      less current maturities                           $121,612          $138,850
    Subordinated debentures                           $1,337,500        $1,118,750
    Deferred rent                                        $70,081           $67,024
                                                     -----------        ----------

          Total liabilities                           $3,451,596        $3,321,116

 Stockholders' equity
    Common stock, $.01 par value, 25,000,000
    shares authorized, 5,015,693 shares issued           $50,157           $50,157
    Additional paid in capital                        $9,062,058        $9,043,199
    Accumulated deficit                              ($7,662,845)      ($7,781,354)
                                                     -----------        ----------

    Total stockholders' equity                        $1,449,370        $1,312,002

       Total liabilities and stockholders' equity     $4,900,966        $4,633,118
                                                     ===========        ==========


               BOSTON RESTAURANTS ASSOCIATES, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)


                                            Thirteen Weeks Ended                       Twenty-six Weeks Ended

                                            Oct 26               Oct 27                    Oct 26               Oct 27
                                             1997                 1996                      1997                 1996
                                       ------------------   ------------------        ------------------   -----------------
    Sales                                     $2,989,820           $3,013,279                $5,835,705          $5,812,130
    Cost of food and beverage                   $602,586             $691,653                $1,177,093          $1,350,978
    Payroll                                     $887,985             $929,774                $1,723,533          $1,787,576
    Other operating expenses                  $1,029,288           $1,048,854                $1,939,639          $1,910,248
    General and administrative                  $347,277             $263,624                  $745,426            $588,038
                                       ------------------   ------------------        ------------------   -----------------

    Income from operations                      $122,684              $79,374                  $250,014            $175,290

    Other (income)                               ($1,594)               ($912)                  ($2,521)            ($2,304)
    Interest (income)                            ($5,902)                  $0                  ($15,001)                 $0
    Interest expense                             $77,503              $33,752                  $149,027             $54,798
                                       ------------------   ------------------        ------------------   -----------------

    Net Income                                   $52,677              $46,534                  $118,509            $122,796
                                       ==================   ==================        ==================   =================

    Income per share                               $0.01                $0.01                     $0.02               $0.02
                                       ==================   ==================        ==================   =================


    Weighted average number of
    common shares outstanding                  5,015,693            5,015,293                 5,015,693           5,015,293
                                       ==================   ==================        ==================   =================

               BOSTON RESTAURANT ASSOCIATES, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (Unaudited)


                                                                     Twenty-six Weeks Ended

                                                                      Oct 26              Oct 27
                                                                       1997                1996
                                                                       ----                ----
 Cash flows provided by operating activities                             $309,014            $260,265
                                                                   ---------------     ---------------

 Cash flows from  investing activities:
   Capital expenditures                                                 ($505,282)          ($675,738)
                                                                   ---------------     ---------------

                 Cash flows used for investing activities               ($505,282)          ($675,738)
                                                                   ---------------     ---------------

 Cash flows from  financing activities:
   Repayments of long-term debt                                         ($100,002)           ($87,601)
   Repayments of capital lease obligations                               ($14,851)                 $0
   Repayments of stockholder loans                                        ($2,102)            ($1,991)
   Repayment of subordinated debentures                                        $0             (68,666)
   Proceeds from subordinated debentures                                 $218,750                  $0
   Proceeds from long-term debt                                                $0            $571,945
                                                                   ---------------     ---------------

                 Cash flows provided by financing activities             $101,795            $413,687
                                                                   ---------------     ---------------

Increase (decrease) in cash and cash equivalents                         ($94,473)            ($1,786)

 Cash and cash equivalents at beginning of period                        $726,054            $159,564
                                                                   ---------------     ---------------

 Cash and cash equivalents at end of period                              $631,581            $157,778
                                                                   ===============     ===============


               BOSTON RESTAURANT ASSOCIATES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                         SUMMARY OF ACCOUNTING POLICIES
                                October 26, 1997
                                   (unaudited)



NATURE OF BUSINESS AND BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the thirteen-week period and twenty-six week period ended October 26, 1997 are not necessarily indicative of the results that may be expected for the year ending April 26, 1998. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-KSB, for the year ended April 27, 1997. The balance sheet at April 27, 1997 has been derived from the audited financial statements at that date.

The accompanying statements of operations and cash flows for the fiscal 1998 period reflect the consolidated operations and cash flows of two casual dining Italian restaurants and six Pizzeria Regina restaurants for the entire period, and four Pizzeria Regina restaurants for a portion of the period. The accompanying statements of operations and cash flows for the fiscal 1997 period reflect the consolidated operations and cash flows of two casual dining Italian restaurants and seven Pizzeria Regina restaurants for the entire period, and three Pizzeria Regina restaurants for a portion of the period.

NEW ACCOUNTING STANDARDS

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS 130") and Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131").

SFAS 130 establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

SFAS 131, which supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise, establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

SFAS 130 and 131 are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Because of the recent issuance of these standards, management has been unable to fully evaluate the impact, if any, these standards may have on future financial statement disclosures. Results of operations and financial position, however, will be unaffected by implementation of these standards.

Convertible Subordinated Debentures
-----------------------------------

For the quarter ending October 26, 1997, the Company issued $25,000 of convertible subordinated debentures. In 1997, the Company completed the subscriptions of the remaining $162,500 of convertible subordinated debentures, completing a placement of $1,500,000. These debentures bear interest at 8% through December 31, 1997; 10% through December 31, 1998; 12% through December 31, 1999; 14% through 2011 (straight-lined at 13.2% annually) payable semi-annually and convertible into the Company's common stock at a conversion rate of $1.25 per share. The Company can redeem the convertible debentures under certain conditions, as defined. The debentures are due December 2011. The remaining proceeds from the debentures will be used to fund future expansion.


ITEM 2.   Management's Discussion and Analysis or Plan of Operation
          ---------------------------------------------------------

Results of Operations
---------------------

Overview
--------

In the thirteen weeks ending October 26, 1997, the Company recorded a profit of $52,677 compared to $46,534 for the quarter ending October 27, 1996. The Company's profit in the current fiscal quarter is substantially attributable to the income generated by the Company's Pizzeria Regina restaurant business.

During its second quarter, the Company closed its Brookline, (Pizzeria Regina at Longwood), location in October 1997 at the completion of its lease. In addition the Company had operated a self service sit down Regina Pizzeria in the Burlington Mall, Burlington, MA which was closed in October 1997 at the conclusion of the lease. A Pizzeria Regina food court kiosk continues in operation at this mall.

During August 1997, the Company opened a new Pizzeria Regina food court kiosk at the Paramus Park Mall, Paramus, New Jersey. In October the Company signed a lease for a Pizzeria Regina food court kiosk at the Regency Square Mall in Richmond, VA. The Company continues to evaluate potential future sites for possible expansion of its Pizzeria Regina operations.


Thirteen Weeks Ended October 26, 1997 as Compared to Thirteen Weeks ended October 27, 1996
-------------------------------------------------------------------------

Revenues. Net sales in the current period were $2,990,000 compared to net sales in the prior year's period of $3,013,000. The decrease in net sales in the fiscal 1998 period as compared to the fiscal 1997 period were due to the closure of the self-service in-line Pizzeria Regina the Burlington Mall in October of 1997, and the closure of the two Brookline Pizzeria Regina restaurants in May and October of 1997 at the completion of their leases (due to the inability to renegotiate a market value lease). The decreases were partially offset by the opening of the new Paramus N.J. Pizzeria Regina food court in August of 1997. Net sales at the Company's Pizzeria Regina restaurants decreased to $2,067,000 in the current period from $2,104,000 in the prior year's period.

Net sales at the Company's full service casual dining restaurants, Polcari's North End and Bel Canto's, increased to $918,000 in the current period from $898,000 in the prior year's period. This increase in net sales is primarily attributable to the Polcari's North End restaurant.

Cost of Food and Beverages. Cost of food and beverages as a percentage of net sales was 20% in the fiscal 1998 period as compared to 23% in the fiscal 1997 period.

The cost of food and beverages as a percentage of net sales at the Pizzeria Regina restaurants was 16% and 20% in the fiscal 1998 and 1997 periods, respectively. The cost of food and beverages as a percentage of net sales decreased at the Pizzeria Regina restaurants, principally due to lower food costs and the addition of Pizzeria Regina food court restaurants which generally have lower food and beverage costs.

The cost of food and beverages as a percentage of net sales at the Company's full service casual dining restaurants was 29% and 31% in the fiscal 1998 and 1997 periods respectively. The cost of food and beverages as a percentage of net sales decreased at the Company's Polcari's North End restaurant due to a change in menu mix and menu price increases.

Payroll Expenses. Payroll expenses were $888,000 (30 % of net sales) in the current period compared to payroll expenses in the prior year's period of $930,000 (31% of net sales).

Payroll expenses at the Pizzeria Regina restaurants decreased to $557,000 (27% of sales) in the current period from $607,000 (29% of net sales) in the prior year's period. The decrease in payroll expenses at the Pizzeria Regina restaurants was primarily attributable to the closure of the Company's two Brookline Pizzeria Regina restaurants and the self-service in-line Pizzeria Regina at the Burlington Mall, which was partially offset by increase in payroll expenses associated with the new Paramus Park Mall food court location.

Payroll expenses at the Company's full service casual dining restaurant remained the same at $291,000 (32% of net sales) in the current period and $291,000 (32% of net sales) in the prior year's period. Payroll expenses at the Company's Commissary was $40,000 for the fiscal 1998 period as compared to $32,000 in the fiscal 1997 period. The increase is primarily due to the purchasing director's salary associated with the Commissary.

Other Operating Expenses. Other operating expenses in the current period were $1,029,000 (34% of net sales), compared to $1,049,000 (35% of net sales) in the prior year's period. The decrease in other operating expenses in the current period was primarily attributable to the closure of the two Brookline Pizzeria Regina restaurants and the self-service in-line Pizzeria Regina at the Burlington Mall. The decrease in other operating expenses was partially offset by the new Paramus Park Mall location and the Company's policy to expense pre-opening costs as incurred. Therefore, the Company realized pre-opening expenses associated with the Pizzeria Regina in Richmond, VA which opened on November 30, 1997, and costs associated in the anticipation of future expansion. These costs include legal and real-estate site location fees.

Other operating expenses from the Pizzeria Regina restaurants decreased to $705,000 (34% of net sales) in the current period from $715,000 (34% of net sales) in the prior year's period.

Other operating expenses at the Company's full service casual dining restaurants decreased to $294,000 (32% of net sales) in the current period from $315,000 (35% of net sales) in the prior year's period. Other operating expenses also include commissary expenses, which decreased to $17,000 in the current period, as compared to $18,000 in the prior year's period. In addition, other operating expenses included pre-opening expenses of $13,000 associated with the opening of new locations.

General and Administrative Expenses. General and administrative expenses were $347,000 (12% of net sales) in the current period, as compared to $264,000 (9 % of net sales) in the prior year's period. The increase in general and administrative expenses was due, principally, to an increase in legal costs, real estate site selection consulting expense, and support staff.

Interest Expense. Interest expense increased to $78,000 in the current period as compared to interest expense in the prior year's period of $34,000. This increase in interest expense was associated with borrowings under the Company's new credit facility and the issuance of convertible subordinated debentures.

Twenty-six Weeks Ended October 26, 1997 as Compared to Twenty-six Weeks ended October 27, 1996
-----------------------------------------------------------------------------

Revenues. Net sales in the current period were $5,836,000 compared to net sales in the prior year's period of $5,812,000. The increase in net sales in the fiscal 1998 period as compared to fiscal 1997 period reflected, among other things, net sales at the Solomon Pond Mall and the South Shore Plaza Pizzeria Regina (which replaced an in-line restaurant at this mall), both of these locations were opened in August of 1996. The increases were also attributable to opening of the new Paramus, NJ Pizzeria Regina Food Court in August of 1997. The increase in net sales were partially offset by the closure of the self-service in-line Pizzeria Regina at the Burlington Mall in October of 1997 and the closure of the two Brookline Pizzeria Regina restaurants in May and October of 1997 at the completion of their leases (due to the inability to renegotiate a market value lease at the Brookline locations). Net sales at the Company's Pizzeria Regina restaurants increased to $4,000,000 in the current period from $3,965,000 in the prior's year's period.

Net sales at the Company's full service casual dining restaurants, Polcari's North End and Bel Canto's decreased to $1,825,000 in the current period from $1,826,000 in the prior year's period. This decrease in net sales in primarily attributable to the Bel Canto restaurant.

Cost of Food and Beverages. Cost of food and beverages as a percentage of net sales was 20% in the fiscal 1998 period as compared to 23% in the fiscal 1997 period.

The cost of food and beverages as a percentage of net sales at the Pizzeria Regina restaurants was 16% and 20% in the fiscal 1998 and 1997 periods, respectively. The cost of food and beverages as a percentage of net sales decreased at the Pizzeria Regina restaurants, principally due to lower food costs and the addition of Pizzeria Regina food court restaurants which generally have lower food beverage costs.

The cost of food and beverages as a percentage of net sales at the Company's full service casual dining restaurants was 29% and 31% in the fiscal 1998 and 1997 periods respectively. The cost of food and beverages as a percentage of net sales decreased at the Company's Polcari's North End restaurant due to a change in menu mix and menu price increases.

Payroll Expenses. Payroll expenses were $1,724,000 (30% of net sales) in the current period compared to payroll expenses in the prior year's period of $1,788,000 (31% of net sales).

Payroll expenses at the Pizzeria Regina restaurants decreased to $1,071,000 (27% of sales) in the current period from $1,132,000 (29% of net sales) in the prior year's period. The decrease in payroll expenses at the Pizzeria Regina restaurants was primarily attributable to the closure of the Company's two Brookline Pizzeria Regina restaurants and the self-service in-line Pizzeria Regina at the Burlington Mall, which was partially offset by an increase in payroll expenses associated with the new Paramus Park Mall food court location in August of 1997 and the Solomon Pond Mall location in August of 1996.

Payroll expenses at the Company's full service casual dining restaurant decreased to $586,000 (32% of net sales) in the current period from $594,000 (33% of net sales) in the prior year's period. Payroll expenses at the Company's Commissary was $66,000 for the fiscal 1998 period as compared to $61,000 in the fiscal 1997 period. The increase is primarily due to the purchasing director's salary associated with the Commissary.

Other Operating Expenses. Other operating expenses in the current period were $1,940,000 (33% of net sales), compared to $1,910,000 (33% of net sales) in the prior year's period. The increase in other operating expenses in the current period was primarily attributable to the New Paramus Park Mall location . The Company's policy is to expense pre-opening costs as incurred. Therefore, the Company realized pre-opening expenses associated with the Pizzeria Regina in Paramus NJ, which opened on August 7, 1997, the Pizzeria Regina in Richmond,VA which opened on November 30, 1997, and costs associated in the anticipation of future expansion. These costs include legal and real-estate site locations. The increase in other operating expenses was partially offset by the closure of the two Brookline Pizzeria Regina restaurants and the self-service in-line Pizzeria Regina at the Burlington Mall.

Other operating expenses from the Pizzeria restaurants increased to $1,307,000 (33% of net sales) in the current period from $1,277,000 (32% of net sales) in the prior year's period.

Other operating expenses at the Company's full service casual dining restaurants decreased to $583,000 (32% of net sales) in the current period from $592,000 (32% of net sales) in the prior year's period. Other operating expenses also include commissary expenses, which decreased to $32,000 in the current period, as compared to $41,000 in the prior year's period. In addition the Company realized pre-opening expenses of $18,000.

General and Administrative Expenses. General and administrative expenses were $745,000 (13% of net sales) in the current period, as compared to $588,000 (10% of net sales) in the prior year's period. The increase in general and administrative expenses was due, principally, to an increase in legal costs, support staff, real estate site selection consulting expenses, and depreciation expenses.

Interest Expense. Interest Expense increased to $149,000 in the current period as compared to interest expense in the prior year's period of $55,000. This increase in interest expense was associated with borrowings under the Company's new credit facility and the issuance of convertible subordinated debentures.

Liquidity and Capital Resources.
--------------------------------

At October 26, 1997, the Company had a negative net working capital of approximately $255,000 and cash and cash equivalents of approximately $632,000.

During the twenty-six weeks ended October 26, 1997, the Company had a net decrease in cash and cash equivalents of $94,000, reflecting net cash provided by operating activities of $309,000, net cash used for investing activities of $505,000 and net cash provided by financing activities of $102,000. Net cash provided by operating activities included the increase in accounts payable of $20,000, partially offset by an increase of prepaid expenses of $12,000 and an increase in accounts receivable of $63,000. Net cash used in investing activities reflects the costs associated with the opening of the new Paramus, NJ Pizzeria location and partial cost associated with the opening of the new Pizzeria Regina Food Court kiosk at the Regency Square mall in Richmond, VA . Net cash used in investing activities also reflects costs associated with the production of ovens for future Pizzeria Regina expansion. Net cash provided by financing activities include proceeds for the convertible subordinated debentures placement.

The Company opened Pizzeria Regina food court kiosks at the Paramus Park Mall, Paramus, NJ on August 7, 1997 and at the Regency Square Mall, Richmond, VA on November 30, 1997. The Company has entered into a lease for a food court kiosk in the Oviedo Mall, Oviedo, FL which is planning to open in the Spring of 1998.

For the quarter ending October 26, 1997, the Company issued $25,000 of convertible subordinated debentures. In 1997, the Company completed the subscriptions of the remaining $162,500 of convertible subordinated debentures, completing a placement of $1,500,000. These debentures bear interest at 8% through December 31, 1997; 10% through December 31, 1998; 12% through December 31, 1999; 14% through 2011 (straight-lined at 13.2% annually) payable semi-annually and convertible into the Company's common stock at a conversion rate of $1.25 per share. The Company can redeem the convertible debentures under certain conditions, as defined. The debentures are due December 2011. The remaining proceeds from the debentures will be used to fund future expansion.

At October 26, 1997, the Company had current liabilities of $1,274,000, including $402,000 of accounts payable, $634,000 of accrued liabilities and current maturities of long term obligations in the amount of $238,000. At October 26, 1997, the Company had long-term obligations, less current maturities, in the amount of $2,178,000, including $525,000 due under its credit facility with Haymarket Co-Operative Bank, $124,000 of loans payable to stockholder, $122,000 due under the capital lease obligations,

$1,337,500 of convertible subordinated debentures, and $70,000 of deferred rent. The President and the Treasurer of the Company and each of the Company's subsidiaries have guaranteed the Company's obligations to the bank. As of December 8, 1997, the Company had borrowed the full amount available under its bank credit facility.

The Company believes that its existing resources, cash flow from operations and borrowings under its credit facility will be sufficient to allow it to meet its obligations over the next twelve months. The Company intends to fund its current obligations and operating expenses through cash generated from operations. The Company is also seeking additional financing in order to finance its expansion plans and other cash flow requirements. There can be no assurance that cash flows will improve in an amount sufficient to allow the Company to fund its current obligations and operating expenses, or that the Company will be able to obtain such additional financing upon favorable terms, if at all. Failure of the Company to do so could result in the Company's failure to be able to meet its cash flow requirements.

NEW ACCOUNTING STANDARDS

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS 130") and Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131").

SFAS 130 establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

SFAS 131, which supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise, establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

SFAS 130 and 131 are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Because of the recent issuance of these standards, management has been unable to fully evaluate the impact, if any, these standards may have on future financial statement disclosures. Results of operations and financial position, however, will be unaffected by implementation of these standards.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of
1995

Forward-looking statements in this report, including without, limitation, statements relating to the adequacy of the Company's resources, and the timing of the Company's expansion are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation: potential quarterly fluctuations in the Company's operating results; seasonality of sales; competition; risks associated with expansion; the Company's reliance on key employees; risks generally associated with the restaurant industry; risks associated with geographic concentration of the Company's restaurants; risks associated with serving alcoholic beverages; and other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

PART II

ITEM 1. Legal Proceedings.
        ------------------

No pending legal proceedings that are not routine litigation, or incidental to the business.

ITEM 2. Changes in Securities and Use of Proceeds.
        ------------------------------------------

For use of proceeds, see liquidity, part I.

ITEM 3. Defaults Upon Senior Securities.
        --------------------------------

None.

ITEM 4. Submission of Matters to a Vote of Security Holders.
        ----------------------------------------------------

The Security holder of Boston Restaurant Associates, Inc. convened for their annual meeting on September 12, 1997. At this meeting 7 directors were elected, the Company's auditors were reappointed and the stockholders voted to amend the 1994 Employee Stock Option Plan; thereby, increasing the number of reserved share by 365,000 shares.

--------------------------------------------------------------------------------------------------------------------------
DIRECTOR                  VOTES FOR                 VOTES AGAINST            VOTES ABSTAINED          UNVOTED
--------------------------------------------------------------------------------------------------------------------------
George R. Chapdelaine     4,613,092.000             26,325.000
--------------------------------------------------------------------------------------------------------------------------
Joseph J. Caruso          4,619,247.000             20,170.000
--------------------------------------------------------------------------------------------------------------------------
Roger Lipton              4,618,247.000             21,170.000
--------------------------------------------------------------------------------------------------------------------------
John J. Polcari, Jr.      4,619,247.000             20,170.000
--------------------------------------------------------------------------------------------------------------------------
Richard J. Reeves         4,614,247.000             25,170.000
--------------------------------------------------------------------------------------------------------------------------
Lucille Shalhany          4,619,247.000             20,170.000
--------------------------------------------------------------------------------------------------------------------------
Terrance A. Smith         4,614,247.000             25,170.000
--------------------------------------------------------------------------------------------------------------------------
Proposition 2             2,927,257.000             89,455.000               24,076.000               1,598,629.000
To adopt and approve
the amendment to the
1994 Employee Stock
Option Plan
--------------------------------------------------------------------------------------------------------------------------



                                       15

--------------------------------------------------------------------------------------------------------------------------
DIRECTOR                  VOTES FOR                 VOTES AGAINST            VOTES ABSTAINED          UNVOTED

--------------------------------------------------------------------------------------------------------------------------
Proposition 3             4,628,542.000             7,715.000
To ratify the
appointment of
BDO Seidman
LLP auditors
for fiscal year
1998.
--------------------------------------------------------------------------------------------------------------------------



ITEM 5.  Other Information.
         ------------------

It is the intention of Boston Restaurant Associates International, Inc. to offer for sale, Franchise opportunities within the State of Georgia under the name Pizzeria Regina (TM). Therefore Boston Restaurant Associates International, Inc. availed itself of the self effectuating exceptions from registration under the Georgia Business Opportunities Sales Law Title 10, Chapter 1, Article 15 on 12 November 1997.

ITEM 6.  Exhibits and Reports On Form 8-K.
         ---------------------------------

(a)  Exhibits.
     ---------

10.14 The lease between Pizzeria Regina of Virginia and Regency Square Mall in Richmond, Virginia

10.15 The lease between Pizzeria Regina of Florida and the Oviedo Mall, Oviedo, FL.

   Reports On Form 8-K.
   --------------------

(b)  None.

                                   SIGNATURES
                                   ----------


In accordance with the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          BOSTON RESTAURANT ASSOCIATES, INC.


                                            By: /s/ George R. Chapdelaine

Date: December 8, 1997
                                            ------------------------------------
                                            George R. Chapdelaine, President and
                                            Chief Executive Officer

================================================================================

No person is authorized in connection with Any offering made hereby to give any information Shares Or to make any representation not contained in this Prospectus, and, if given or made, such information Or representation must not be relied upon as having Been authorized by the Company or any Underwriters. This Prospectus does not constitute an offer To sell or solicitation of an offer to buy any Security other than shares offered hereby, nor does It constitute an offer to buy any of the securities offered hereby to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus not any sale made hereunder shall under any circumstances create any implication that the Information contained herein is correct as of any date hereof.



                                TABLE OF CONTENTS




AVAILABLE INFORMATION                                                   2
DOCUMENTS INCORPORATED BY REFERENCE                                     2
"SAFE HARBOR" STATEMENT UNDER PRIVATE SECURITIES
   LITIGATION REFORM ACT OF 1995                                        3
PROSPECTUS SUMMARY                                                      4
RISK FACTORS                                                            7
USE OF PROCEEDS                                                         10
DILUTION                                                                10
THE OFFERING                                                            11
PRICE RANGE OF COMMON STOCK                                             17
DIVIDEND POLICY                                                         17
RECENT DEVELOPMENTS                                                     17
BUSINESS                                                                18
LEGAL MATTERS                                                           23
EXPERTS                                                                 23
CONDENSED CONSOLIDATED FINANCIAL INFORMATION                            F-1
EXHIBIT A - Form 10-KSB for Fiscal Year Ended April 27, 1997
EXHIBIT B - Proxy Statement filed August 11, 1997
EXHIBIT C - Form 10-QSB for Quarter Ended July 27, 1997
EXHIBIT D - Form 10-QSB for Quarter Ended October 27, 1997




                                    2,006,277



                                BOSTON RESTAURANT
                                ASSOCIATES, INC.





                                   PROSPECTUS






                                February 26, 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth the estimated expenses in connection with the offering (all amounts are estimates except SEC registration fee and NASD filing fee):

                                                            Total Expenses
                                                            --------------

         SEC Registration Fee.........................          $591.85
         NASD Filing Fee..............................        $2,006.28
         Blue Sky Fees and Expenses...................       $25,000.00
         Transfer Agent and Registrar Fees ...........       $25,000.00
         Accounting Fees and Expenses.................       $30,000.00
         Legal Fees and Expenses......................       $70,000.00
         Printing and Engraving ......................       $15,000.00
         Miscellaneous................................       $32,401.87

               TOTAL..................................      $200,000.00
                                                            ===========

Item 15.  Indemnification of Directors and Officers

     Reference is made to Article VII of the Registrant's Certificate of Incorporation and Article IV of Registrant's Bylaws.


     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, as determined in accordance with the Delaware General Corporation Law. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise in the defense of any claim.


     The Registrant is also party to an Indemnification Agreement with certain of its present directors and officers, and may enter into such agreements with any officer, employee, agent or fiduciary designated by the Board of Directors. Each Indemnification Agreement provides that the Registrant will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of the performance of his duties. Such indemnification is available if the indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and with respect to any criminal action, had no reasonable cause to believe that his conduct was unlawful. The Indemnification Agreement also requires that the Registrant indemnify the party thereto in all cases to the fullest extent permitted by applicable law.

     Each Indemnification Agreement requires the Registrant to advance litigation expenses at the request of the party seeking indemnification, whether prior to or after final resolution of a proceeding, provided that he undertakes to repay such advances if it is ultimately determined that he is not entitled to indemnification for his expenses. The advance of litigation expenses will thereby be mandatory upon satisfaction of certain conditions by the indemnitee.

     Each Indemnification Agreement permits the officer, director or the person that is party thereto to bring suit to seek recovery of amounts due under the Indemnification Agreement and to recover the expenses of such action if he is successful.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and, is therefore, unenforceable.


Item 16(a). Exhibits

    (a) Exhibits


    Exhibit
    Number           Description                                                               Reference
    ------           -----------                                                               ---------
     2               Stock for Stock Purchase Agreement, as amended, among Capucino's, Inc., a Delaware corporation, and John P. Polcari, Jr. and George R.
                     Chapdelaine, in their capacity as Voting Trustees under that certain
                     Amended and Restated Voting Trust Agreement dated April 28, 1994          A-2*

     4(a)            Description of Common Stock (contained in the Amended Certificate of
                     Incorporation of the Registrant)                                          A-4(a)*

      (b)            Form of Certificate evidencing shares of Common Stock                     F-4(b)*

      (c)            Form of Subscription Certificate for Rights                               Previously filed

      (d)            Form of Rights Agent Agreement between the Company and American Stock
                     Transfer & Trust Company                                                  Previously filed

      (e)            Notice of Guaranteed Delivery and subscription instructions               Previously filed


     5               Legal Opinion of Brown, Rudnick, Freed & Gesmer                           Previously filed


     9               Amended and Restated Voting Trust Agreement dated April 28, 1994, as
                     amended.                                                                  A-9*

    10(a)            Employment Agreement between the Registrant and George R. Chapdelaine     A-10(p)* **

      (b)            Form of 1994 Nonemployee Director Stock Option Plan                       A-10(q)* **

      (c)            Form of 1994 Combination Stock Option Plan                                A-10(r) * **

      (d)            Stock Purchase Warrant issued to Corning Partners IV, L.P. on April 29,
                     1994                                                                      A-10(z)*

      (e)            $500,000 Subordinated Debenture of the Registrant issued to Corning
                     Partners IV, L.P. on April 29, 1994                                       A-10(aa)*


                                      II-2

      (f)            Form of Indemnification Agreement with each of the directors and
                     certain officers of the Registrant                                        A-10(bb)* **

      (g)            Incentive Stock Option Plan                                               B-10(h)* **

      (h)            Non-Employee Director's Stock Option Plan                                 C-10(h)* **

      (i)            Form of Stock Option Agreement between the Registrant and each of James
                     I. Maruna, W. Rex Seley and Richard J. Reeves                             D-10(h)

      (j)            Severance Agreement between the Registrant and James I. Maruna            E-10(p)* **

      (k)            Amendment to Employment Agreement between the Registrant and George R.
                     Chapdelaine                                                               A-(hh)* **

      (l)            $500,000 Note, dated December 28, 1995, issued by Boston Restaurant
                     Associates, Inc. in favor of Haymarket Co-Operative Bank                  F-10.01*

      (m)            Condominium Mortgage-Security Agreement, dated December 28, 1995, issued by George R. Chapdelaine, Trustee of BRA Nominee Trust, in favor
                     of Haymarket Co-Operative Bank                                            F-10.02*

      (n)            Loan and Security Agreement, dated December 28, 1995, between Boston
                     Restaurant Associates, Inc. and Haymarket Co-Operative Bank               F-10.03*

      (o)            Guaranty of Ocean, Inc., Polcari Enterprises, Inc., Pizzeria Regina,
                     Inc., Capucino Boston IV, Inc., Fantail Restaurant, Inc., Capucino's,
                     Inc., Bel Canto Restaurant, Inc., and Capucino's of Saugus, Inc., dated
                     December 28, 1995, in favor of Haymarket Co-Operative Bank                F-10.04*

      (p)            Guaranty of George R. Chapdelaine, individually and as trustee of the
                     BRA Nominee Trust, dated December 28, 1995, in favor of Haymarket
                     Co-Operative Bank                                                         F-10.05*

      (q)            Guaranty of John P. Polcari, Jr., dated December 28, 1995, in favor of
                     Haymarket Co-Operative Bank                                               F-10.06*

      (r)            Form of Option granted to Mr. Chapdelaine and Mr. Polcari in consideration of their guaranties of BRA's the obligations of Boston
                     Restaurant Associates, Inc. under its credit facility                     F-10.07*

      (s)            $350,000 Note, dated April 19, 1996, issued by Boston Restaurant
                     Associates, Inc. in favor of Haymarket Co-Operative Bank                  H-10(rr)*

      (t)            $500,000 Note, dated July 26, 1996, issued by Boston Restaurant
                     Associates, Inc. in favor of Haymarket Co-Operative Bank                  H-10(ss)*

      (u)            Lease dated August 1, 1993 between Polcari Enterprises, Inc. and the
                     E.J.H. Realty Trust regarding the Registrant's warehouse located in
                     Somerville, Massachusetts                                                 A-(10)n*

      (v)            Lease dated October 14, 1986 between Polcari Enterprises, Inc. and
                     Costa Fruit & Produce Co., Inc. regarding the Registrant's commissary
                     located in Charlestown, Massachusetts                                     A-10(o)*



                                      II-3

      (w)            Equipment Lease dated July 26, 1996 between HCB Corporation and Ocean,
                     Inc. regarding certain equipment                                          H-10(tt)*


      (x)            International Development Agreement dated as of January 1, 1998 between
                     Boston Restaurant Associates, Inc. and Regina International, Ltd.         Previously filed


      (y)            Form of Variable Rate Convertible Subordinated Debenture                  G-4.01*

    11               Calculation of net loss per share of common stock

    13               Annual report on Form 10-KSB, Quarterly Reports on Form 10-QSB for
                     periods ended July 27, 1997 and October 26, 1997 and Proxy Statement      Included as exhibits
                     filed August 4, 1997                                                      to Prospectus


    23(a)            Consent of BDO Seidman, LLP                                               Previously filed

    23(b)            Consent of Brown, Rudnick, Freed & Gesmer (included in Exhibit 5)         Previously filed

    24               Power of Attorney (included in signature page)                            Previously filed


----------------

* Pursuant to Rule 411 under the Securities Act of 1933, as amended, this document is hereby incorporated by reference to a document previously filed with the Securities and Exchange Commission. The letter refers to the prior filing identified below and the number refers to the exhibit number in that prior filing:


A -- Registration Statement on Form SB-2 (File No. 33-81068).
B -- Registration Statement on Form S-1 (File No. 33-31748).
C -- Annual report on Form 10-K for the year ended April 30, 1991.
D -- Transition report on Form 10-K for the seven months ended April 30, 1990. E -- Annual report on Form 10-K for the year ended April 30, 1993.
F -- Quarterly report on Form 10-QSB for the period ended January 28, 1996.
G -- Current Report on  Form 8-K dated February 11, 1997.
H -- Annual report on Form 10-KSB for the year ended April 30, 1997.


** Management Contract or Compensatory Plan or Arrangement.


Item 16(b). The financial statement schedules have been omitted because they are not required or because the information contained therein is included in the Notes to the Consolidated Financial Statements.

Item 17.  Undertakings

     (a) Intentionally omitted.

     (b) Intentionally omitted.

     (c) Intentionally omitted.

     (d) Intentionally omitted.

     (e) Intentionally omitted.

     (f) Intentionally omitted.

     (g) Intentionally omitted.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's By-Laws, the Underwriting Agreement relating to this offering, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (i) The undersigned Registrant hereby further undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (j) Intentionally omitted.

                                   SIGNATURES
                                   ----------



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement 333-43999 on Form S-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saugus, Commonwealth of Massachusetts, on this 26th day of February, 1998.



                                       BOSTON RESTAURANT ASSOCIATES, INC.



                                       By: /s/ George R. Chapdelaine
                                           -----------------------------------
                                            George R. Chapdelaine, President





     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-43999 has been signed by the following persons in the capacities and on the dates indicated.


        Signature                     Title                         Date
        ---------                     -----                         ----


/s/ George R. Chapdelaine
--------------------------   Chief Executive Officer,
George R. Chapdelaine        President and Director           February 26, 1998



/s/ Fran V. Ross
--------------------------   Chief Financial Officer          February 26, 1998
Fran V. Ross

/s/Robert Fabrizio*
--------------------------   Principal Accounting Officer     February 26, 1998
Robert Fabrizio


/s/Joseph J. Caruso*
--------------------------   Director                         February 26, 1998
Joseph J. Caruso


/s/Roger Lipton*
--------------------------   Director                         February 26, 1998
Roger Lipton


/s/John P. Polcari, Jr.*
--------------------------   Director                         February 26, 1998
John P. Polcari, Jr.


/s/ Richard J. Reeves*
--------------------------   Director                         February 26, 1998
Richard J. Reeves


/s/ Terrance A. Smith*
--------------------------   Director                         February 26, 1998
Terrance A. Smith


/s/Lucille Salhany*
--------------------------   Director                         February 26, 1998
Lucille Salhany



*By Fran V. Ross as
Attorney-in-fact

/s/ Fran V. Ross
-----------------
Fran V. Ross

                                  EXHIBIT INDEX



Exhibit No.                   Description                              Reference        Page
-----------                   -----------                              ---------        ----
              Stock for Stock Purchase Agreement, as amended, among
              Capucino's, Inc., a Delaware corporation, and John P.
              Polcari, Jr. and George R. Chapdelaine, in their
              capacity as Voting Trustees under that certain Amended
    2         and Restated Voting Trust Agreement dated April 28, 1994  A-2*

              Description of Common Stock (contained in the Amended
    4(a)      Certificate of Incorporation of the Registrant)           A-4(a)*

     (b)      Form of Certificate evidencing shares of Common Stock     F-4(b)*

     (c)      Form of Subscription Certificate for Rights               Previously filed

     (d)      Form of Rights Agent Agreement between the Company and
              American Stock Transfer & Trust Company                   Previously filed

     (e)      Notice of Guaranteed Delivery and subscription
              instructions                                              Previously filed

    5         Legal Opinion of Brown, Rudnick, Freed & Gesmer           Previously filed

    9         Amended and Restated Voting Trust Agreement dated
              April 28, 1994, as amended.                               A-9*

   10(a)      Employment Agreement between the Registrant and George
              R. Chapdelaine                                            A-10(p)* **

     (b)      Form of 1994 Nonemployee Director Stock Option Plan       A-10(q)* **

     (c)      Form of 1994 Combination Stock Option Plan                A-10(r) * **

     (d)      Stock Purchase Warrant issued to Corning Partners IV,
              L.P. on April 29, 1994                                    A-10(z)*

     (e)      $500,000 Subordinated Debenture of the Registrant
              issued to Corning Partners IV, L.P. on April 29, 1994     A-10(aa)*




     (f)      Form of Indemnification Agreement with each of the
              directors and certain officers of the Registrant          A-10(bb)* **

     (g)      Incentive Stock Option Plan                               B-10(h)* **

     (h)      Non-Employee Director's Stock Option Plan                 C-10(h)* **

     (i)      Form of Stock Option Agreement between the Registrant
              and each of James I. Maruna, W. Rex Seley and Richard
              J. Reeves                                                 D-10(h)

     (j)      Severance Agreement between the Registrant and James I.
              Maruna                                                    E-10(p)* **

     (k)      Amendment to Employment Agreement between the
              Registrant and George R. Chapdelaine                      A-(hh)* **

     (l)      $500,000 Note, dated December 28, 1995, issued by
              Boston Restaurant Associates, Inc. in favor of
              Haymarket Co-Operative Bank                               F-10.01*

     (m)      Condominium Mortgage-Security Agreement, dated December
              28, 1995, issued by George R. Chapdelaine, Trustee of
              BRA Nominee Trust, in favor of Haymarket Co-Operative
              Bank                                                      F-10.02*

     (n)      Loan and Security Agreement, dated December 28, 1995,
              between Boston Restaurant Associates, Inc. and
              Haymarket Co-Operative Bank                               F-10.03*

     (o)      Guaranty of Ocean, Inc., Polcari Enterprises, Inc.,
              Pizzeria Regina, Inc., Capucino Boston IV, Inc.,
              Fantail Restaurant, Inc., Capucino's, Inc., Bel Canto
              Restaurant, Inc., and Capucino's of Saugus, Inc., dated
              December 28, 1995, in favor of Haymarket Co-Operative
              Bank                                                      F-10.04*

     (p)      Guaranty of George R. Chapdelaine, individually and as
              trustee of the BRA Nominee Trust, dated December 28,
              1995, in favor of Haymarket Co-Operative Bank             F-10.05*

     (q)      Guaranty of John P. Polcari, Jr., dated December 28,
              1995, in favor of Haymarket Co-Operative Bank             F-10.06*

     (r)      Form of Option granted to Mr. Chapdelaine and Mr.
              Polcari in consideration of their guaranties of BRA's
              the obligations of Boston Restaurant Associates, Inc.
              under its credit facility                                 F-10.07*

     (s)      $350,000 Note, dated April 19, 1996, issued by Boston
              Restaurant Associates, Inc. in favor of Haymarket
              Co-Operative Bank                                         H-10(rr)*




     (t)      $500,000 Note, dated July 26, 1996, issued by Boston
              Restaurant Associates, Inc. in favor of Haymarket
              Co-Operative Bank                                         H-10(ss)*

     (u)      Lease dated August 1, 1993 between Polcari Enterprises,
              Inc. and the E.J.H. Realty Trust regarding the
              Registrant's warehouse located in Somerville,
              Massachusetts                                             A-(10)n*

     (v)      Lease dated October 14, 1986 between Polcari
              Enterprises, Inc. and Costa Fruit & Produce Co., Inc.
              regarding the Registrant's commissary located in
              Charlestown, Massachusetts                                A-10(o)*

     (w)      Equipment Lease dated July 26, 1996 between HCB
              Corporation and Ocean, Inc. regarding certain equipment   H-10(tt)*

     (x)      International Development Agreement dated as of
              January 1, 1998 between Boston Restaurant Associates,
              Inc. and Regina International, Ltd.                       Previously filed

     (y)      Form of Variable Rate Convertible Subordinated
              Debenture                                                 G-4.01*

   11         Calculation of net loss per share of common stock

   13         Annual report on Form 10-KSB, Quarterly Reports on Form   Included as
              10-QSB for periods ended July 27, 1997 and October 26,    exhibits to
              1997 and Proxy Statement filed August 4, 1997             Prospectus

   23(a)      Consent of BDO Seidman, LLP                               Previously filed

   23(b)      Consent of Brown, Rudnick, Freed & Gesmer (included in
              Exhibit 5)                                                Previously filed

   24         Power of Attorney (included in signature page)            Previously filed



    ----------------

          * Pursuant to Rule 411 under the Securities Act of 1933, as amended, this document is hereby incorporated by reference to a document previously filed with the Securities and Exchange Commission. The letter refers to the prior filing identified below and the number refers to the exhibit number in that prior filing:

A -- Registration Statement on Form SB-2 (File No. 33-81068).
B -- Registration Statement on Form S-1 (File No. 33-31748).
C -- Annual report on Form 10-K for the year ended April 30, 1991.
D -- Transition report on Form 10-K for the seven months ended April 30, 1990. E -- Annual report on Form 10-K for the year ended April 30, 1993.
F -- Quarterly report on Form 10-QSB for the period ended January 28, 1996.
G -- Current report on Form 8-K dated February 11, 1997.
H -- Annual report on Form 10-KSB for the year ended April 30, 1997.


**      Management Contract or Compensatory Plan or Arrangement.